UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
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Invacare Corporation

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Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
April 3, 2013
To the Shareholders of
INVACARE CORPORATION:
This year's Annual Meeting of Shareholders will be held at 10:00 A.M. (EDT), on Thursday, May 16, 2013, at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio. We will be reporting on Invacare's activities and you will have an opportunity to ask questions about its operations.
We hope that you are planning to attend the annual meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.
On behalf of the Board of Directors and management of Invacare Corporation, I would like to thank you for your continued support and confidence.
Sincerely yours,

A. MALACHI MIXON, III
Chairman of the Board of Directors

Invacare Corporation
Notice of Annual Meeting of Shareholders
To Be Held On May 16, 2013
The Annual Meeting of Shareholders of Invacare Corporation (the “Company”) will be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 16, 2013, at 10:00 A.M. (EDT), for the following purposes:

1.	To elect eleven directors for a one-year term expiring in 2014;

2.	To approve and adopt the Invacare Corporation 2013 Equity Compensation Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2013 fiscal year;

4.	To hold an advisory vote to approve the compensation of the Company's named executive officers; and

5.	To transact any other business as may properly come before the annual meeting.
Holders of common shares and Class B common shares of record as of the close of business on Friday, March 22, 2013 are entitled to vote at the annual meeting. It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Shareholders who attend the annual meeting may revoke their proxy and vote in person.
By Order of the Board of Directors,
Anthony C. LaPlaca
Secretary
April 3, 2013
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 16, 2013:
The Proxy Statement and the 2012 Annual Report are also available at www.invacare.com/annualreport.

Invacare Corporation

Proxy Statement
For the Annual Meeting of Shareholders
May 16, 2013

Why am I receiving these materials?
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invacare for use at the Annual Meeting of Shareholders to be held on May 16, 2013 and any adjournments or postponements that may occur. The time, place and purposes of the annual meeting are set forth in the Notice of Annual Meeting of Shareholders, which accompanies this proxy statement. This proxy statement is being mailed to shareholders on or about April 3, 2013.
Who is paying for this proxy solicitation?
The Company will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, Invacare's directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who is entitled to vote?
Only shareholders of record at the close of business on March 22, 2013, the record date for the meeting, are entitled to receive notice of and to vote at the annual meeting. On this record date, there were 30,808,348 common shares and 1,084,747 Class B common shares outstanding and entitled to vote.
How many votes do I have?
On each matter to be voted on, you have one vote for each outstanding common share you own as of March 22, 2013 and ten votes for each outstanding Class B common share you own as of March 22, 2013.
How do I vote?
If you are a shareholder of record, you can vote in person at the annual meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.
If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote “FOR” each of the director nominees named in proposal 1, “FOR” proposals 2, 3 and 4, and will use their discretion on any other proposals and other matters that may be brought before the annual meeting.

If you hold common shares through a broker or nominee, you may vote in person at the annual meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.
How do I vote my common shares held in the Invacare Retirement Savings Plan?
If you are a participant in the Invacare Retirement Savings Plan, the voting instruction card should be used to instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the number of common shares that you are entitled to vote under the plan. If you do not timely instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the shares credited to your account under the plan, your shares, together with all other uninstructed shares, will be voted in the same proportions that shares for which instructions were received will be voted.
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote:

•	“For” the election of the eleven nominated directors for a one-year term expiring in 2014;

•	“For” the approval of the Invacare Corporation 2013 Equity Compensation Plan;

•	“For” the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2013 fiscal year; and

•	“For” the approval of the compensation of the named executive officers.
What vote is required to approve each proposal?
Except as otherwise provided by Invacare's amended and restated Articles of Incorporation or Code of Regulations, or required by law, holders of common shares and Class B common shares will at all times vote on all matters, including the election of directors, together as one class. The holders of common shares and Class B common shares will vote together as one class on all four proposals described in this proxy statement. No holder of shares of any class has cumulative voting rights in the election of directors.

•
Election of Directors (Proposal No. 1). The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will not be voted for or against or withheld from the election of directors and will not be counted for purposes of determining the number of votes cast in the election of directors. However, please note that our majority voting director resignation procedures under our Code of Regulations require any director nominee who receives a greater number of votes marked “Withhold Authority” than marked “For” his or her election in an uncontested election of directors to promptly tender his or her resignation to the Board following certification of the shareholder vote. Under our procedures, the Governance Committee, or another committee comprised entirely of independent directors or the Board of Directors, will, within 90 days following the certification of the shareholder vote, consider, and the Board will determine, whether to accept the resignation. The Board's determination and explanation of its decision will be promptly disclosed in a press release or Form 8-K submitted to the SEC.

•
Approval and Adoption of the Invacare Corporation 2013 Equity Compensation Plan (Proposal 2). The approval and adoption of the Invacare Corporation 2013 Equity Compensation Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal. In addition, rules of the New York Stock Exchange require that the total vote cast on the proposal represents over 50% of the total outstanding voting power of the Company on the record date. Abstentions and broker non-votes will not be voted for or against the proposal and will not be counted in the number of votes cast on the proposal. Accordingly, abstentions and broker non-votes also will have the same effect as a vote “Against” this proposal, unless total votes that are cast for and against the proposal represent more than 50% of the outstanding voting power of the Company on the record date, in which case abstentions and broker non-votes will have no effect on the outcome of the vote.

•
Ratification of Independent Registered Public Accounting Firm (Proposal No. 3). Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions will not be voted for or against the ratification of the appointment of Ernst & Young LLP and will not be counted in the number of votes cast on the proposal.

•
Advisory Vote to Approve Executive Compensation (Proposal No. 4). Advisory approval of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be voted for or against approval of our executive compensation and will not be counted in the number of votes cast on the proposal.

What constitutes a quorum?
A quorum of shareholders will be present at the annual meeting if at least a majority of the aggregate voting power of common shares and Class B common shares outstanding on the record date are represented, in person or by proxy, at the annual meeting. On the record date, 41,655,818 votes were represented by outstanding shares; therefore, shareholders representing at least 20,827,910 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
Can I revoke or change my vote after I submit a proxy?
Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the annual meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary, or by attending the annual meeting and voting in person. You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy; rather you must notify an Invacare representative at the annual meeting of your desire to revoke your proxy and vote in person.
Can I access the Notice of Annual Meeting, Proxy Statement and the 2012 Annual Report on the Internet?
The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report are available on the Internet at www.invacare.com/annualreport. We also will provide a copy of any of these documents to any shareholder free of charge, upon request by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036-2125.
If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain “routine” matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Proposal 3 is a routine matter, but the other proposals in this proxy statement are non-routine matters. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

ELECTION OF DIRECTORS
(Proposal No. 1)
At the 2010 Annual Meeting, Invacare's shareholders approved an amendment to the Code of Regulations to declassify the Board of Directors in stages beginning in 2011, as the directors' terms expire. The declassification of the Board of Directors will be completed this year at the 2013 Annual Meeting, and all directors will be elected to serve a one-year term until the annual meeting in 2014 or until their successors have been duly elected. Each of the nominees is presently a director of Invacare and has indicated his willingness to serve another term as a director if elected.
In accordance with the director age limitations in the Company's Corporate Governance Guidelines, Joseph B. Richey, II will not stand for reelection and will retire from the Board upon the expiration of his current term at the 2013 Annual Meeting. Effective upon Mr. Richey's retirement, the Board of Directors has fixed the number of directors constituting the Board at eleven.

At next year's annual meeting, one other director will reach the director age limit of 75 provided in the Corporate Governance Guidelines, and another two directors will reach the age limit at the 2015 annual meeting. In anticipation of these developments, the Company's Nominating Committee, with input from the Chairman and the Lead Director, has initiated the process of identifying a range of potential director candidates and evaluating their credentials and qualifications, so that the Nominating Committee will be prepared to recommend suitable candidates for election as directors when the Company's current directors retire from the Board, if the Board determines to nominate a candidate to replace any retiring director and maintain the then-current size of the Board of Directors.
Below is certain biographical information regarding our director nominees, as well as a discussion of the qualifications that led the Board of Directors to conclude that each director nominee should serve as a director of the Company. Each of the individuals listed below has a wealth of knowledge, experience and expertise developed over a lifetime of achievement. In the discussion below, we have not detailed all of the numerous factors considered by the Board, but rather have highlighted the primary qualifications that led the Board to conclude that each of the following individuals should serve as a director. The Board of Directors believes that the current Board composition reflects an appropriately diverse group of individuals with relevant knowledge and experience that greatly benefits the Company.
Michael F. Delaney, 64, has been a director since 1986. From 1983 to October 2003, Mr. Delaney served as the Associate Director of Development of the Paralyzed Veterans of America, a national veterans' service organization in Washington, D.C. Since October 2003, Mr. Delaney served as Associate Director of Corporate Marketing of the Paralyzed Veterans of America until his retirement on July 31, 2009. From November 2009 to February 2010, Mr. Delaney provided consulting services to the Department of Defense in connection with its Congressionally Directed Medical Research Program.
The Board concluded that Mr. Delaney should serve as a director of the Company primarily due to his unique background and experience. Mr. Delaney utilizes a wheelchair and has worked tirelessly for decades on behalf of people with disabilities, provides invaluable insight and perspective to the Board with respect to the Company's products, their use, and possible attributes. He uses his background and training in development and marketing to assist the Company with effective approaches to marketing its products to consumers.
C. Martin Harris, M.D., 56, has been a director since 2003 and was appointed Invacare's lead director effective May 17, 2012. Since 1996, Dr. Harris has been the Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation in Cleveland, Ohio and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Additionally, since 2000, he has been Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Dr. Harris serves on the board of HealthStream Inc. (NASDAQ), Nashville, Tennessee, which provides internet-based learning and research solutions for the training, information, and education needs of the healthcare industry in the United States and on the board of Thermo

Fisher Scientific Inc. (NYSE), Waltham, Massachusetts, which provides analytical instruments, equipment, reagents and consumables, software and services for research, manufacturing, analysis, discovery and diagnostics. Dr. Harris was on the Board of Directors of Sewtillion Corporation, an Andover, Massachusetts healthcare software technology company which was sold to Microsoft Corporation in early 2010.
The Board concluded that Dr. Harris should serve as a director of the Company primarily due to his experience in the healthcare industry as a physician and leader of healthcare organizations and also his expertise in the use of information technology in the healthcare industry. Dr. Harris is nationally recognized for his leadership in developing and organizing electronic management of medical information, including electronic medical records. Through his work with organizations such as e-Cleveland Clinic and the National Health Information Infrastructure Task Force, Dr. Harris has gained experience which enables him to provide valuable input to the Board, and ultimately the Company, as to the latest developments and trends involving the use of information to enhance healthcare diagnoses, patient outcomes and cost efficiencies. In particular, he is able to assist the Board in staying abreast of developments in technological advances in the home medical equipment industry. Dr. Harris' understanding of information technology developments in the healthcare industry has proven to be instrumental to the Board's management of the Company's own strategy and information technology resources, particularly in connecting the Company's widespread international operations.
A. Malachi Mixon, III, 72, has been a director since 1979. Mr. Mixon served as Chief Executive Officer from 1979 through April 2010 and as President until 1996. He has served as Chairman of the Board since 1983. Mr. Mixon serves on the Board of Directors of Park-Ohio Holdings Corp (NASDAQ), Cleveland, Ohio, a provider of supply chain logistics services and a manufacturer of highly engineered products, and The Sherwin-Williams Company (NYSE), Cleveland, Ohio, a manufacturer and distributor of coatings and related products, which service will conclude upon his retirement from the Board of Sherwin-Williams at its 2013 Annual Meeting. Mr. Mixon also serves as Chairman Emeritus of the Board of Trustees of The Cleveland Clinic Foundation, Cleveland, Ohio, one of the world's leading academic medical centers.
The Board concluded that Mr. Mixon, a founder of Invacare, should serve as a director of the Company primarily due to his role as the leader of the Company since its inception and as a nationally recognized and influential medical equipment industry executive. The Board believes that having Mr. Mixon, who is intimately familiar with the Company's capabilities, customers, strategy, position in the industry and with developments within the industry, serving as a director provides the Board with invaluable Company and industry insight. Mr. Mixon has become a leading national spokesman for home medical equipment manufacturers and distributors and one of the visionary forces driving strategy and change across the industry. Mr. Mixon's experience, influence in the industry and in government affairs, and deep knowledge of the Company and its industry provides the Board with the management perspective necessary to successfully oversee the Company and its strategy and business operations.
Gerald B. Blouch, 66, has been President and a director of Invacare since November 1996. Effective January 1, 2011, Mr. Blouch became Chief Executive Officer of Invacare, after serving as interim Chief Executive Officer from April 2010 through December 2010. Mr Blouch served as Chief Operating Officer from December 1994 through December 2010. Previously, Mr. Blouch was President - Homecare Division from March 1994 to December 1994 and Senior Vice President - Homecare Division from September 1992 to March 1994. Mr. Blouch served as Chief Financial Officer of Invacare from May 1990 to May 1993 and Treasurer of Invacare from March 1991 to May 1993.
The Board concluded that Mr. Blouch should serve as a director of the Company primarily due to his role as Chief Executive Officer, and his more than twenty years of experience with the Company, which has given Mr. Blouch a deep knowledge and understanding of the Company and the financial and operational aspects of its business, as well as the competitive environment in which it operates. Mr. Blouch has demonstrated his leadership abilities and his commitment to the Company since he was appointed an executive of Invacare in 1990, and his intimate knowledge of all of the major functional areas of the Company is invaluable to the Board.

William M. Weber, 73, has been a director since 1988. Since August 2005, Mr. Weber has served as CEO of Air Enterprises L.L.C., which designs and manufactures custom high end air handling equipment for critical areas in the hospital, drug and educational markets. Mr. Weber also served as a director and Chairman of the Board of Air Enterprises L.L.C. until 2009. Mr. Weber is also Chairman and CEO of Thermotech Enterprises Inc., which designs and manufactures energy recovery wheels for custom air handling manufacturers. From 1994 to 2005, Mr. Weber was President of Roundcap L.L.C. and a principal of Roundwood Capital L.P., a partnership that invested in public and private companies. From 1968 to 1994, Mr. Weber was President of Weber, Wood, Medinger, Inc., Cleveland, Ohio, a commercial real estate brokerage and consulting firm.
The Board concluded that Mr. Weber should serve as a director of the Company primarily due to his lengthy experience in managing diverse private businesses, and his financial expertise, particularly in analyzing financial information across a wide variety of investment profiles. As a long time investor in the Company, Mr. Weber also has great knowledge of and familiarity with Invacare's business and operations. Mr. Weber's financial expertise is of particular value to the Board in evaluating and managing the Company's financial risks and internal controls through his role as Chair of the Audit Committee.
Charles S. Robb, 73, has been a director since 2010. Senator Robb served as Lt. Governor of Virginia from 1978 to 1982, as Virginia's 64th governor from 1982 to 1986, and as a United States Senator from 1989 to 2001. Since leaving the Senate, Senator Robb has been a Distinguished Professor of Law and Public Policy at George Mason University and has served as Chairman of the Board of Visitors at the United States Naval Academy and Co-Chairman of the President's Commission on Intelligence Capabilities of the United States Regarding Weapons of Mass Destruction. He has also been a member of the President's Intelligence Advisory Board, the Secretary of State's International Security Advisory Board and the FBI Director's Advisory Board, as well as the Iraq Study Group and several other national security advisory boards and commissions. He is currently Vice Chairman of the Board of Trustees of the MITRE Corporation, a not-for-profit organization that conducts federally funded research and development.
The Board concluded that Senator Robb should serve as a director of the Company primarily due to his extensive experience in both state and federal government and in international affairs. This experience is particularly important today with the current administration's reform of the healthcare system. As the former U.S. Senator from, and former governor of, Virginia and the chairman and/or member of the various organizations listed above, Senator Robb brings a unique perspective to the Board in its evaluation of the Company's management and organization, and in its role and success during the ongoing evolution of the healthcare industry. Additionally, Senator Robb's international experience will be beneficial to the Board as it oversees the Company's global operations and entry into new markets.
Baiju R. Shah, 41, has been a director since 2011. Mr. Shah has been the CEO of BioMotiv since August 2012. BioMotiv is a company focused on advancing a portfolio of discoveries from research institutions to new medicines. Prior to that, Mr. Shah was President and CEO of BioEnterprise Cleveland from 2004 to August 2012, Senior Vice President from 2003 to 2004 and a Vice President from 2002 to 2003. BioEnterprise is a Cleveland-based business formation, recruitment and acceleration initiative designed to grow health care companies and commercialize biomedical technologies. Prior to BioEnterprise, Mr. Shah worked for McKinsey & Company, where he was a leader in its Growth and Business Building practice. In addition, Mr. Shah participates on several civic, nonprofit and advisory boards including RBS Citizens/Charter One.
The Board concluded that Mr. Shah should serve as a director of the Company primarily due to his experience in the healthcare and biomedical industry gained through his leadership of BioMotiv and BioEnterprise. The business insight gained through his work at BioMotiv, BioEnterprise and McKinsey & Company, in particular his demonstrated abilities in advancing initiatives to help companies grow and expand, provides Mr. Shah with a perspective on healthcare business and growth initiatives that is invaluable to the Board.
James L. Jones, 69, has been a director since 2010. General Jones is currently President of Jones Group International, a global consultancy. General Jones served as National Security Advisor to United States President Barack Obama from January 2009 to November 2010. Prior to joining President Obama's administration as National Security Advisory, General Jones was a member of the Company's Board of Directors from March 2007 to January 2009. General Jones served as Supreme Allied Commander of NATO (North Atlantic Treaty Organization) and Commander of the United States European Command from January 2003 until December 2006. From July 1999 to January 2003, General Jones was the 32nd Commandant of the United States Marine Corps.
The Board concluded that General Jones should serve as a director of the Company primarily due to his extensive leadership experience, particularly in international and governmental affairs, developed through his long and distinguished career in the U.S. military and government service. General Jones' capabilities and insights into government and international affairs, as well as organizational leadership and personnel management, make him a uniquely valuable resource to the Board of Directors in overseeing and evaluating the Company's strategic direction and management succession planning.
Dan T. Moore, III, 73, has been a director since 1980. Mr. Moore has been President of Dan T. Moore Co. since 1970 and is Chairman of seven advanced materials manufacturing companies: Soundwich, Inc., Team Wendy LLC, NatGasCar LLC, Delaware Dynamics LLC, Polyfill LLC and Tennessee Iron Products. He is a director of Park-Ohio Holdings Corp (NASDAQ), Cleveland, Ohio, a provider of supply chain logistics services and a manufacturer of engineered products. Mr. Moore is also a Trustee of The Cleveland Clinic Foundation, vice chairman of Cleveland State University and serves as a vice president on the Cleveland Metroparks Board of Park Commissioners. Mr. Moore served as a director of Hawk Corporation, Cleveland, Ohio, a supplier of friction products for brakes, clutches, and transmissions used in aerospace, industrial and specialty applications from 1989 until its sale in December 2010.
The Board concluded that Mr. Moore should serve as a director of the Company primarily due to the leadership capabilities, business acumen and operations experience he has demonstrated over years of managing and serving as a director of numerous manufacturing companies. Mr. Moore is a recognized and successful entrepreneur and a founding investor of Invacare. His skills and experience, coupled with his familiarity with the Company and its operations through his long tenure as a director of the Company, is of particular value to the Board in setting corporate strategy and goals and in evaluating the Company's product and operational challenges and opportunities.
Dale C. LaPorte, 71, has been a director since 2009. Mr. LaPorte served as Senior Vice President - Business Development and General Counsel of the Company from December 2005 to December 2008. Prior to joining the Company, Mr. LaPorte was a partner at Calfee, Halter & Griswold LLP, an Ohio-based law firm, from 1974 to 2005 and served as chairman of that firm from 2000 to 2004. Mr. LaPorte serves as a member of the Board of Trustees of PNC Mutual Funds and the board of directors of Morrison Products, Inc., a manufacturer of air moving equipment for original equipment manufacturers in the heating, ventilation, air conditioning and refrigeration industry.
The Board concluded that Mr. LaPorte should serve as a director of the Company primarily due to his lengthy experience as counsel to the Company, skills in project management, expertise in corporate governance and business development matters, as well as his business acumen and judgment. Mr. LaPorte's skills are a vital asset to the Board, particularly at a time when sound risk management and exemplary governance practices are essential.
Ellen O. Tauscher, 61, was elected as a director on February 9, 2012. Ms. Tauscher currently provides expert advice to the State Department on arms control, missile defense and civil nuclear cooperation. Previously, in March 2009, Ms. Tauscher was nominated by President Obama to serve as Under Secretary of State for Arms Control and International Security and served from her Senate confirmation in June 2009 to February 6, 2012. Prior to joining the State Department, Ms. Tauscher served from January 1997 to June 2009 as a member of the U.S. House of Representatives from California's 10th Congressional District. While a member of Congress, Ms. Tauscher served on the House Armed Services Committee, the House Transportation and Infrastructure Committee and most recently as Chairman of the House Armed Services Subcommittee on Strategic Forces. Prior to serving in Congress, Ms. Tauscher worked in investment banking and the financial industry in various roles for Bache Halsey Stuart Shields, Bear Stearns & Co., Drexel

Burnham Lambert and as an officer of the American Stock Exchange. From 1977 to 1980, Ms. Tauscher was a member of the New York Stock Exchange representing Bache, Halsey Stuart Shields.
The Board concluded that Ms. Tauscher should serve as a director of the Company primarily due to her extensive experience in international and governmental affairs and her business and financial acumen, developed through her outstanding career in the service of the U.S. State Department and as a member of Congress and her work in investment banking and the financial industry. Ms. Tauscher's government service, coupled with her business experience, makes her a valuable resource to the Board in overseeing the Company's global strategy, strategic direction and operating performance.
Invacare's Board of Directors recommends that shareholders vote “FOR” the election of all eleven directors for a term expiring in 2014.
APPROVAL AND ADOPTION OF THE
INVACARE CORPORATION 2013 EQUITY COMPENSATION PLAN
(Proposal No. 2)
The second proposal to be acted upon at the Annual Meeting is the approval of the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Plan”), adopted on March 18, 2013 by the Company's Board of Directors (the “Board”). The Board's adoption of the 2013 Plan is subject to approval by the shareholders at the Annual Meeting. If the 2013 Plan is approved by shareholders, it will become effective on the day following the Annual Meeting.
The Board believes that equity-based compensation payable under the 2013 Plan will enable the Company to continue to attract and retain talented directors and employees and provide an incentive for those directors and employees to increase the Company's value. In addition, the Board believes stock ownership is important because it aligns the interests of the Company's key employees with the interests of its shareholders.
The Board adopted the 2013 Plan because the ten-year term of the Company's prior equity plan, the Invacare Corporation Amended and Restated 2003 Performance Plan (the “2003 Plan”), will expire in April 2013. Upon its expiration, no new awards will be granted under the 2003 Plan, but awards granted prior to its expiration will remain in effect under their original terms.
Shareholder approval of the 2013 Plan is intended to constitute approval for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code (the “Code”), so that awards based on the attainment of performance goals using the performance measures set forth in the 2013 Plan are eligible to qualify as “performance-based compensation” under Code Section 162(m). If awards so qualify, the Company may avoid the loss of tax deductions for compensation paid to certain officers of the Company.
Summary of the 2013 Plan
The following summary of the material features of the 2013 Plan is qualified in its entirety by reference to the full text of the 2013 Plan, which is set forth in Appendix A to this proxy statement.
Eligibility and Types of Awards
The Compensation and Management Development Committee of the Board (the “Compensation Committee”), in its discretion, may grant an award under the 2013 Plan to any director or employee of the Company or an affiliate. There are 11 directors and approximately 230 employees who are eligible to participate in the 2013 Plan.
The 2013 Plan provides for the following types of awards with respect to shares of the Company's common shares: incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, unrestricted stock, and performance shares. The Compensation Committee also may grant performance units that are payable in cash.

Common Shares Subject to the 2013 Plan
Available Shares
The maximum number of the Company common shares, without par value, available for issuance under the 2013 Plan will not exceed the sum of the following:

•	3,800,000 shares; plus

•	any shares covered by an award under the 2013 Plan or the 2003 Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award.
The maximum number of shares available for awards of incentive stock options is 3,800,000 shares.
Fungible Share-Counting Method
The 2013 Plan uses a fungible share-counting method, under which:

•	each common share underlying an award of stock options or SARs will count against the number of total shares available under the 2013 Plan as one share; and

•	each common share underlying any award other than a stock option or a SAR will count against the number of total shares available under the 2013 Plan as two shares.
Any common shares that are added back to the 2013 Plan as the result of the cancellation or forfeiture of an award granted under the 2013 Plan will be added back in the same manner such shares were originally counted against the total number of shares available under the 2013 Plan. Each common share that is added back to the 2013 Plan due to a cancellation or forfeiture of an award granted under the 2003 Plan will be added back as one common share.
Individual Limits for “Performance-Based Compensation” under Code Section 162(m)
The 2013 Plan sets annual limits with respect to awards that are intended to qualify as “performance-based compensation” under Code Section 162(m). Under the 2013 Plan,

•	no participant will be granted stock options or SARs for more than 400,000 common shares, in the aggregate, during any calendar year;

•
no participant will be granted awards of restricted stock, restricted stock units, performance shares or performance units that are intended to qualify as “performance-based compensation” under Code Section 162(m) for more than 50,000 common shares, in the aggregate, during any calendar year; and

•
no participant will receive any awards payable in cash that are intended to qualify as “performance-based compensation” under Code Section 162(m) and have an aggregate maximum value as of their respective grant dates in excess of $5,000,000 during any calendar year.

Under the 2013 Plan, awards to non-employee directors are subject to annual limits that are similar to those described above.
Outstanding Common Shares and Awards
As of March 18, 2013, there were:

•	30,808,348 of the Company's common shares outstanding;

•	5,170,492 stock options granted under the 2003 Plan (and no SARs) outstanding, with an average exercise price of $24.38 and average remaining term of 6.4 years; and

•	a total of 366,598 full-value awards granted under the 2003 Plan outstanding, all of which are restricted stock awards that are included in the number of the Company's common shares outstanding.

After March 18, 2013 and prior to the expiration of the 2003 Plan, the Company may grant awards to newly hired employees under the 2003 Plan, but the total number of common shares underlying any new awards will not exceed 20,000 shares.
Adjustments
In the event of any stock dividend, stock split, consolidation, reorganization, merger, spinoff, or similar transaction affecting the Company's common shares, the Compensation Committee will adjust the number of shares available for grants, the number of shares subject to the full-value award limits and individual limits, and the number of shares and price under outstanding grants made before the event, as provided in the 2013 Plan.

No Liberal Share Counting/Recycling Provisions
The 2013 Plan prohibits liberal share counting by requiring that no shares tendered in payment of a stock option's exercise price may be added back into the aggregate share limit. The 2013 Plan also provides that no shares withheld in satisfaction of tax withholding obligations may be added back into the aggregate share limit. The number of common shares covered by a SAR, to the extent that it is exercised and settled in common shares, and whether or not shares are actually issued to a participant upon exercise of the SAR, will be considered issued or transferred. Lastly, in the event that the Company repurchases common shares with stock option exercise proceeds, those shares will not be added to the aggregate plan limit.

Administration
The 2013 Plan will be administered by the Compensation Committee, which has broad discretionary authority under the 2013 Plan. The Compensation Committee may delegate all or any part of its authority and powers under the 2013 Plan to one or more directors or officers of the Company. The Compensation Committee may not, however, delegate its authority and powers:

•	with respect to awards to persons covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	in a way that would jeopardize the 2013 Plan's satisfaction of Rule 16b-3 of the Exchange Act; or

•	respect to awards intended to qualify as “performance-based compensation” under Code Section 162(m).

Performance Targets and Performance Measures
So that certain awards under the 2013 Plan may be eligible to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m), the Compensation Committee may condition awards on the achievement of certain objective performance targets (“Performance Targets”) established by the Compensation Committee during the first 90 days of the award's performance period. The performance measures used to establish the Performance Targets will be based on any of the factors listed below, alone or in combination, as determined by the Compensation Committee. Such factors may be applied on a corporate-wide or business-unit basis, include or exclude one or more of the Company's subsidiaries, may be in comparison with plan, budget, or prior performance, and/or may be on an absolute basis or in comparison with peer-group performance. Performance measures may differ from participant to participant and from award to award. The factors that may be used as performance measures will be one or more of the following: return on equity; earnings per share; net income; pre-tax income; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; economic profit; total earnings; earnings growth; return on capital; operating measures (including, but not limited to, operating margin and/or operating costs); return on assets; return on net assets; return on capital; return on invested capital; increase in the fair market value of the Company's common shares; or total shareholder return.

The Compensation Committee may grant awards that are subject to the achievement of Performance Targets that are either intended to or not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).
In setting performance measures, the Compensation Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Targets unsuitable, the Compensation Committee may modify such performance measures or the related minimum acceptable level of achievement, except with respect to awards that the Compensation Committee intends to qualify as “performance-based compensation,” to the extent such modification is not allowed under Code Section 162(m).
Minimum Vesting Periods
The 2013 Plan provides for a one-year minimum vesting period for performance-based full-value awards and a three-year minimum vesting period for time-based full value awards (which can vest in ratable tranches over the three-year period). Full-value awards include grants of restricted stock, restricted stock units, performance shares, performance units and unrestricted stock grants. However, a “basket” of shares is reserved in the 2013 Plan, out of which 10% of the shares available under the 2013 Plan can be used for awards that are not subject to the minimum vesting restrictions.
No Repricing
Repricing or replacement of underwater options and SARs is prohibited without shareholder approval under the 2013 Plan, except with respect to adjustments made in connection with certain corporate events or transactions described above in "Common Shares Subject to the 2013 Plan - Adjustments."
Description of Award Types
Subject to the limits imposed by the 2013 Plan, which are generally described in this proposal, the Compensation Committee, in its discretion, may award any of the following types of awards to a participant: incentive stock options; nonqualified stock options; stock appreciation rights; restricted stock; restricted stock units; performance shares; performance units; and unrestricted stock.
Stock Options
The Compensation Committee may grant nonqualified stock options and/or incentive stock options. The Compensation Committee establishes the exercise price, which may not be less than 100% of the fair market value of the common shares on the grant date. Stock options may not be re-priced without shareholder approval unless in connection with certain corporate events or transactions described above in "Common Shares Subject to the 2013 Plan - Adjustments." The Compensation Committee establishes the vesting date and the term of the option, subject to a maximum term of 10 years. A participant may pay the exercise price in cash, or if permitted by the Compensation Committee, by cashless exercise through a broker, by a net exercise, by delivering previously-owned Company common shares having a fair market value equal to the exercise price, any other manner permitted by the Compensation Committee and applicable law, or a combination of the foregoing. An award agreement for a stock option may provide that such option becomes exercisable in the event of the participant's death, disability or retirement.
Additional limits and rules apply to incentive stock options. For example, the Compensation Committee may not grant an employee incentive stock options to the extent that it would result in the employee first being able to exercise incentive stock options to purchase shares with an aggregate fair market value (determined as of the grant date) of more than $100,000 in any year.

As of March 18, 2013, the closing price for one common share quoted on the New York Stock Exchange was $14.49.
Stock Appreciation Rights (SARs)
The Compensation Committee may grant stock appreciation rights (“SARs”). The value of SARs is based on the increase in the value of the Company's common shares from the grant date to the date on which the employee exercises the SAR. The Compensation Committee determines the vesting and exercise periods for each SAR. A SAR must expire not later than 10 years after the grant date. SARs may be granted in connection with or separate from stock option grants. An award agreement for a SAR may provide that such SAR becomes exercisable in the event of the participant's death, disability or retirement or in connection with a change in control.

Restricted Stock
The Compensation Committee may grant restricted Company common shares or “restricted stock.” At the time of grant, the Compensation Committee will specify the period of restriction, the number of shares granted, and the conditions of the award. At the time of the award, the Compensation Committee will establish the period that must lapse and/or the performance targets that must be satisfied for the restrictions to lapse. In the case of restricted stock intended to qualify as “performance-based” compensation under Code Section 162(m), the Compensation Committee will base Performance Targets on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. An award agreement for restricted stock may provide for the earlier termination of restrictions on such restricted stock in the event of the participant's death, disability or retirement or in connection with a change in control.
Restricted Stock Units
The Compensation Committee may grant restricted stock units. Restricted stock units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2013 Plan, as the Compensation Committee may approve. A grant of restricted stock units constitutes an agreement by the Company to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. In the case of a restricted stock unit intended to qualify as “performance-based” compensation under Code Section 162(m), the Compensation Committee will base Performance Targets on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. During the applicable restriction period, the participant will have no right to transfer any rights under his or her award, will have no rights of ownership in the common shares deliverable upon payment of the restricted stock units, and will have no right to vote the common shares. An award agreement for restricted stock units may provide for the earlier termination of restrictions on such restricted stock units in the event of the participant's death, disability or retirement.
Performance Shares/Units
The Compensation Committee may grant performance units and/or performance shares. In the case of performance shares or units intended to qualify as “performance-based compensation” under Code Section 162(m), the Compensation Committee will base Performance Targets on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. Performance units and/or performance shares may be paid in the form of cash, shares, or a combination of cash and shares. An award agreement for performance shares or performance units may provide for the earlier lapse of restrictions or other modifications in the event of the participant's death, disability or retirement.
Unrestricted Share Grants
The Compensation Committee may grant common shares, without restrictions on the shares granted.

Dividends and Dividend Equivalents
The 2013 Plan specifies that dividends or dividend equivalents issued with respect to common shares subject to performance-based awards will be deferred until and paid contingent upon the achievement of the applicable Performance Target.

Change in Control

The treatment of outstanding awards upon a change in control would depend on whether or not the awards are assumed by the entity effecting the change in control. In general, a change in control will be deemed to have occurred under the 2013 Plan if: (i) a person or group acquires 30% or more of the voting power of the Company in the election of directors (excluding certain purchases by A. Malachi Mixon III or his affiliates or by the Company or its benefit plans); (ii) the Company experiences a turn-over (not approved by at least two-thirds of the Company's directors) of a majority of its directors during a two-year period; (iii) the Company consummates a reorganization, merger or consolidation resulting in a substantial change in ownership of 50% or more of the voting power of the Company; (iv) the Company consummates a sale of all or substantially all of its assets; or (v) the Company's shareholders approve a liquidation or dissolution of the Company.
Upon the occurrence of a change in control, any awards made to a participant under the 2013 Plan that are assumed by the surviving entity will continue to vest and become exercisable in accordance with the terms of the original grant unless, during the two-year period commencing on the date of the change in control, the participant's employment is involuntarily terminated by the Company for reasons other than for “cause” (as defined in the 2013 Plan) or the participant terminates his or her employment for “good reason” (as defined in the 2013 Plan) (a so-called "double trigger"). If a participant's employment is terminated under such circumstances, any outstanding stock options and SARs will become fully vested and exercisable, any restrictions that apply to awards made pursuant to the 2013 Plan will lapse, and any awards that are subject to Performance Targets will immediately be earned or vested and will become immediately payable (unless prohibited by Code Section 409A) in accordance with their terms as if all of the Performance Targets have been achieved at their target levels as of the date of termination.
 Upon the occurrence of a change in control, any awards made under the 2013 Plan that are not assumed by the entity effecting the change in control will become fully vested and exercisable on the date of the change in control or will immediately vest and become immediately payable (unless prohibited by Code Section 409A) in accordance with their terms as if all of the applicable Performance Targets have been achieved at their target levels, and any restrictions that apply to such awards will lapse.
For each stock option and SAR that is not assumed in connection with a change in control, the holder will receive a payment equal to the difference between the consideration received by holders of common shares in the change in control transaction and the exercise price of the applicable stock option or SAR, if such difference is positive. Any stock options or SARs with an exercise price that is higher than the per share consideration received by holders of common shares in connection with the change in control transaction will be canceled for no additional consideration.
For any awards of restricted stock, restricted stock units, performance shares or performance units that are not assumed in connection with the change in control, the holder of those awards will receive the consideration that he or she would have received in the change in control transaction had he or she been a holder of the number of common shares equal to the number of restricted stock units and/or shares of restricted stock covered by the award and the number of common shares payable for awards subject to Performance Targets (as if achieved at target levels).
If the payment or benefit underlying an award constitutes a deferral of compensation under Code Section 409A, then the payment or delivery will be made on the date of payment or delivery originally provided for such payment or benefit in the applicable award agreement.

Amendment and Termination
The Board of Directors may amend, suspend, or terminate the 2013 Plan at any time. Shareholder approval of an amendment will be required only to the extent necessary to satisfy applicable legal, regulatory agency and stock exchange rules.
Recoupment
Any awards or payments made under the 2013 Plan are subject to the Company's Executive Compensation Adjustment and Recapture Policy.
Compliance with Section 409A of the Internal Revenue Code
To the extent applicable, it is intended that the 2013 Plan and any grants made thereunder comply with or be exempt from the provisions of Code Section 409A so that the income inclusion provisions of Code Section 409A (a)(1) do not apply to the participants. The 2013 Plan and any grants made under the 2013 Plan will be administered in a manner consistent with this intent.
Federal Income Tax Consequences
Tax Consequences for the Participants
The federal income tax consequences to a participant vary depending upon the type of award granted under the 2013 Plan. Generally, there are no federal income tax consequences to an employee upon the grant or exercise of an incentive stock option. If the employee holds the shares purchased through the exercise of an incentive stock option for more than two years after the grant day and one year after the exercise date (“required holding period”), the employee will be eligible for capital gains treatment on any excess of the sales price over the option price upon selling the shares. However, if the employee sells the shares during the required holding period, he must recognize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the employee's gain, if any, on the sale of the shares is subject to capital gains treatment.
The recipient of a non-qualified stock option realizes ordinary income upon exercising the option equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss for the recipient.
A participant generally does not recognize income from the grant of restricted stock until the restrictions on the shares lapse. Pursuant to Code Section 83(b), a participant may elect to recognize income at the time of the grant, based on the value of the shares at that time. Any dividends on restricted stock paid to a participant before the lapse of restrictions are taxable to the participant.
A participant generally does not recognize income from the grant of restricted stock units until the restrictions on the restricted stock units lapse. At that time, the participant must recognize as ordinary income an amount equal to the fair market value of the shares underlying the restricted stock units. Any dividend equivalents paid to a participant with respect to restricted stock units before the lapse of restrictions are taxable to the participant.
No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.
In general, awards of unrestricted stock are taxable to the participants and deductible by the Company at the time paid.

Tax Consequences to the Company or Subsidiary
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m). In the case of grants of incentive stock options, the Company does not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period.
Registration with the SEC
The Company intends to file a Registration Statement on Form S-8 relating to the issuance of common shares under the 2013 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2013 Plan by the Company's shareholders.
New Plan Benefits
It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2013 Plan because the grant and actual pay-out of awards under such plans are discretionary.
The Company's Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the Invacare Corporation 2013 Equity Compensation Plan.
Equity Compensation Plan Information
The following table provides information as of December 31, 2012 about our common shares that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including the Invacare Corporation 2003 Performance Plan and the Invacare Corporation 1994 Performance Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,664,634		$26.21	1,248,033	(1)
Equity compensation plans not approved by security holders	3,267	(2)	—	—
Total	4,667,901		$26.21	1,248,033

(1)
Represents shares available under the Invacare Corporation 2003 Performance Plan. The Invacare Corporation 2003 Performance Plan allows for the granting of no more than 200,000 shares at an exercise price of not less than 75% of the market value on the date the option is granted. All other option grants must be made at not less than the market value on the date the option is granted. On March 18, 2013, the Company granted awards of an aggregate of 114,700 shares of restricted stock and stock options to purchase an aggregate of 747,450 common shares with an exercise price of $14.49 per share pursuant to the 2003 Plan. As of March 18, 2013 there were 5,170,492 stock options granted under the 2003 Plan (and no SARs) outstanding and a total of 366,598 full-value awards granted under the 2003 Plan outstanding. After March 18, 2013 and prior to the expiration of the 2003 Plan, the Company may grant awards to newly hired employees under the 2003 Plan, but the total number of common shares underlying any new awards will not exceed 20,000 shares.

(2)	Represents phantom share units in the 401(k) Plus Plan and the DC Plus Plan, which are allocated to participants' accounts at their discretion as their investment choice.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)
The Audit Committee has appointed Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit its financial statements for the year ended December 31, 2013. The Audit Committee and the Board of Directors are asking you to ratify this appointment. During the year ended December 31, 2012, Ernst & Young LLP served as the Company's principal auditors and provided tax and other services. See “Independent Registered Public Accounting Firm.” Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Invacare's Board of Directors unanimously recommends that shareholders vote “FOR”
the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(Proposal No. 4)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is providing its shareholders with the opportunity to cast an advisory vote at the Annual Meeting to approve the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission's compensation disclosure rules. The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
At its 2012 Annual Meeting of Shareholders, the Company provided its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed in the proxy statement for the 2012 Annual Meeting, and the Company's shareholders approved the proposal. As the Board of Directors views it as a good corporate governance practice, and because the Company's shareholders previously indicated they were in favor of an annual advisory vote, the Company is again asking its shareholders to approve the compensation of its named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.
This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders the opportunity to express their views on the Company's named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Management Development Committee or the Board of Directors. The Compensation and Management Development Committee values the opinions of the shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider its shareholders' concerns, and the Compensation and Management Development Committee will evaluate whether any actions are necessary to address those concerns. The next say-on-pay vote will occur at the Company's 2014 Annual Meeting.
Invacare's Board of Directors unanimously recommends that shareholders vote “FOR”
the approval of the compensation of the named executive officers, as disclosed in this proxy statement.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
Who are the largest holders of Invacare's outstanding common shares and what is their total voting power?
The following table shows, as of February 22, 2013, the beneficial share ownership of each person or group known by Invacare to beneficially own more than 5% of either class of common shares of Invacare:

Name and business address of beneficial owner	Common Shares Beneficially Owned		Class B Common Shares Beneficially Owned *		Percentage of Total Voting Power Beneficially Owned
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
A. Malachi Mixon, III	1,431,758	4.1%	703,912	64.9%	18.6%
One Invacare Way
Elyria, Ohio 44035(1)(2)

Joseph B. Richey, II	792,687	2.3%	376,262	34.7%	10.1%
One Invacare Way
Elyria, Ohio 44035(3)

Heartland Advisors, Inc	4,223,328	12.4%	—	—	9.4%
789 North Water Street
Milwaukee, WI 53202(4)(5)

BlackRock, Inc.	3,680,866	10.8%	—	—	8.2%
40 E. 52nd Street
New York, NY 10022(4)(6)

Dimensional Fund Advisors LP	2,197,062	6.5%	—	—	4.9%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746(4)(7)

The Vanguard Group, Inc.	1,695,712	5.0%	—	—	3.8%
100 Vanguard Blvd.
Malvern, PA 19355(4)(8)
____________________

*
All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1)
The number of common shares beneficially owned by Mr. Mixon includes 860,100 common shares that may be acquired upon the exercise of stock options during the 60 days following February 22, 2013. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by Mr. Mixon, the common shares which he had the right to acquire during that period upon the exercise of stock options are considered to be outstanding. The number of common shares shown as beneficially owned by Mr. Mixon also includes (i) 18,901 common shares owned by the trustee for the Invacare Retirement Savings Plan, (ii) 13,669 common shares owned of record by Mr. Mixon's spouse, (iii) 12,288 common shares owned by the trustee for a 1997 grantor retained annuity trust created by Mr. Mixon, (iv) 12,289 common shares owned by the trustee for a 1997 grantor retained annuity trust created by Mr. Mixon's spouse, (v) 95,247 common shares owned by the trustee for a 2009 grantor retained annuity trust created by Mr. Mixon, (vi) 95,247 common shares owned by the trustee for a 2009 grantor retained annuity trust created by Mr. Mixon's spouse, and (vii) 69,446 common shares owned by the trustee for the 2012 grantor retained annuity trust created by Mr. Mixon's spouse. Mr. Mixon disclaims beneficial ownership of the shares held by his spouse and the grantor retained annuity trusts created by his spouse.

(2)
The number of Class B common shares shown as beneficially owned by Mr. Mixon includes (i) 26,536 Class B common shares owned by the trustee for a 2011 grantor retained annuity trust created by Mr. Mixon, (ii) 83,005 Class B common shares owned by the trustee for a 2011 grantor retained annuity trust created by Mr. Mixon's spouse, (iii) 330,907 Class B common shares owned by the trustee for the 2012 grantor retained annuity trust created by Mr. Mixon, and (iv) 261,461 Class B common shares owned by the trustee for the 2012 grantor retained annuity trust created by Mr. Mixon's spouse. Mr. Mixon disclaims beneficial ownership of the shares held by the grantor retained annuity trusts created by Mr. Mixon's spouse.

(3)
Includes 114,975 common shares, which may be acquired upon the exercise of stock options during the 60 days following February 22, 2013. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by Mr. Richey, the common shares which he had the right to acquire during that period upon the exercise of stock options are considered to be outstanding.

(4)
The number of common shares beneficially owned is based upon a Schedule 13G or 13G/A filed by the holder with the SEC to reflect share ownership as of December 31, 2012, provided that the ownership percentages have been calculated by the Company based on the Company's issued and outstanding shares as of February 22, 2013.

(5)	Based on a Schedule 13G/A filed on February 7, 2013 by Heartland Advisors, Inc., which does not have sole voting power over 4,173,903 shares and has shared dispositive power over 4,223,328 shares.

(6)	Based on a Schedule 13G/A filed on January 11, 2013, by BlackRock, Inc., which has sole voting and dispositive power over 3,680,866 of the shares.

(7)
Based on a Schedule 13G/A filed February 11, 2013, which reports that Dimensional Fund Advisors LP (“DFA”) may be deemed to be the beneficial owner of 2,197,062 common shares as a result of acting as investment advisor to or manager of various companies, trusts and accounts (the “DFA Funds”). In its role as investment advisor or manager, DFA possesses sole voting power for 2,158,205 shares and sole dispositive power for 2,197,062 shares that are owned by the DFA Funds. DFA disclaims beneficial ownership of those common shares because they are owned by the DFA Funds.

(8)
Based on a Schedule 13G/A filed on February 11, 2013 by The Vanguard Group, Inc., which has sole voting power over 49,975 of the shares, sole dispositive power over 1,646,737 of the shares and shared dispositive power over 48,975 of the shares.

How many common shares do each of Invacare's directors and executive officers hold and what is their level of total voting power?
The following table sets forth, as of February 22, 2013, the beneficial share ownership of all directors, our five highest paid executive officers, and all directors and executive officers as a group:

Name of beneficial owner	Common Shares Beneficially Owned		Class B Common Shares Beneficially Owned**		Percentage of Total Voting Power Beneficially Owned
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
Gerald B. Blouch(3)	600,700	1.8%	—	—	1.3%
Michael F. Delaney(3)	48,313	*	—	—	*
Robert K. Gudbranson(3)	121,455	*	—	—	*
C. Martin Harris, M.D.(3)	39,446	*	—	—	*
James L. Jones (3)	14,548	*	—	—	*
Dale C. LaPorte(3)	43,984	*	—	—	*
A. Malachi Mixon, III(1)	1,431,758	4.1%	703,912	64.9%	18.6%
Dan T. Moore, III(3)	134,230	*	—	—	*
Joseph B. Richey, II(2)	792,687	2.3%	376,262	34.7%	10.1%
Charles S. Robb(3)	23,334	*	—	—	*
Baiju R. Shah(3)	10,929	*	—	—	*
Louis F.J. Slangen(3)	164,507	*	—	—	*
Ellen O. Tauscher(3)	7,135	*	—	—	*
William M. Weber(3)(4)	106,109	*	—	—	*
All executive officers and Directors as a group (16 persons)(3)	3,634,845	10.2%	1,080,174	99.6%	31.0%
____________________

*	Less than 1%.

**
All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1)	See Footnote 1 and Footnote 2 to the preceding table.

(2)	See Footnote 3 to the preceding table.

(3)
The common shares beneficially owned by Invacare's executive officers and directors as a group include an aggregate of 1,762,333 common shares which may be acquired upon the exercise of stock options during the 60 days following February 22, 2013. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by each of Invacare's executive officers and directors, and all of them as a group, common shares which they had the right to acquire upon the exercise of stock options within 60 days of February 22, 2013 are considered to be outstanding. The number of common shares that may be acquired upon the exercise of such stock options for the noted individuals is as follows: Mr. Blouch, 360,950 shares; Mr. Delaney, 24,691 shares; Mr. Gudbranson, 89,175 shares; Dr. Harris, 25,865 shares; General Jones, 5,867 shares; Mr. LaPorte, 7,858 shares; Mr. Mixon, 860,100 shares; Mr. Moore, 27,142 shares; Mr. Richey, 114,975 shares; Senator Robb, 11,853 shares; Mr. Shah, 2,248 shares; Mr. Slangen, 121,075 shares; Ms. Tauscher, 2,135 shares; and Mr. Weber, 27,524 shares.

(4)	All shares are pledged in a margin account.

Section 16(a) Beneficial Ownership Reporting Compliance
The rules of the SEC require us to disclose late filings of reports of stock ownership, and changes in stock ownership, by our directors and executive officers. The Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2012, except for the sale of four common shares by Mr. LaPlaca on March 19, 2012, which was reported on a Form 4 filed November 19, 2012.
CORPORATE GOVERNANCE
How many times did the Board meet in 2012?
During the fiscal year ended December 31, 2012, the Board of Directors held four regular meetings, including an annual two-day strategic planning meeting. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he or she served as a director and (2) the total number of meetings held by committees of the Board on which he or she served. Board members are expected to attend Invacare's annual meeting of shareholders. Each director then serving on the Board attended last year's annual shareholders meeting.
The non-management directors meet in executive sessions after the end of each of the regularly scheduled Board meetings. Independent directors meet in executive sessions at least once per year. The Company's Lead Director, who is currently C. Martin Harris, M.D., presides over executive sessions.
What codes of ethics apply to directors, officers and employees?
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. We also have adopted a separate Financial Code of Ethics that applies to our Chief Executive Officer (our principal executive officer), our Chief Financial Officer (our principal financial officer and principal accounting officer) and our controller or persons performing similar functions. You can find both codes on our website at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. We will post any amendments to the codes, as well as any waivers that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange, within four business days, on our website.
Has the Board adopted corporate governance guidelines?
The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines contain principles that, along with the charters of the standing committees of the Board of Directors, provide the framework for Invacare's corporate governance. Among other things, the Corporate Governance Guidelines establish principles relating to:

•	the composition of the Board of Directors, including independence and other qualification requirements;

•	responsibilities and functions of the Board of Directors, such as meeting, orientation and continuing education guidelines;

•	responsibilities of the executive Chairman of the Board, the Chief Executive Officer and the Lead Director;

•	the establishment and functioning of Board committees;

•	executive sessions of non-management directors;

•	succession planning;

•	Board access to management, and evaluation of the Board and the Chief Executive Officer;

•	communication and interaction by the Board with shareholders and other interested parties;

•	share ownership guidelines for directors and executive officers;

•	engagement by an independent committee of the Board with shareholder proponents following a majority vote on a shareholder proposal; and

•	periodic self-assessment by the Board and each Board committee.
A copy of the Corporate Governance Guidelines can be found on Invacare's website at www.invacare.com by clicking on the link for Investor Relations.
Who are the current members of the different Board committees?

Director	Audit Committee	Nominating Committee	Compensation and Management Development Committee	Investment Committee	Governance Committee
Gerald B. Blouch
Michael F. Delaney		*		*
C. Martin Harris, M.D.+					**
Dale C. LaPorte				**
James L. Jones			*		*
A. Malachi Mixon, III
Dan T. Moore, III	*	*	**
Joseph B. Richey, II
Charles S. Robb		**		*
William M. Weber	**				*
Baiju R. Shah				*
Ellen O. Tauscher	*		*

*	Member

**	Chairperson

+	Lead Director
What are the principal functions of the Board committees?
The Board has an Audit Committee; a Nominating Committee; a Compensation and Management Development Committee; an Investment Committee; and a Governance Committee.
Audit Committee.    The Audit Committee assists the Board in monitoring (i) the integrity of Invacare's financial statements, (ii) the independence, performance and qualifications of Invacare's internal and independent auditors, and (iii) Invacare's compliance with legal and regulatory requirements, including medical device regulatory compliance. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Audit Committee met nine times during 2012.
The Board has determined that each member of the Audit Committee satisfies the current independence standards of the New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board also has determined that each of Dan T. Moore, III and William M. Weber qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K, and each of Messrs. Moore and Weber and Ms. Tauscher satisfies the New York Stock Exchange accounting and financial management expertise requirements. James C. Boland served on the Audit Committee during 2012 until his retirement from the Board of Directors on May 17, 2012.

Nominating Committee.    The Nominating Committee assists the Board in identifying and recommending individuals qualified to become directors and will consider all qualified nominees recommended by shareholders. Each of the current members of the Nominating Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Nominating Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. C. Martin Harris, M.D. served on the Nominating Committee during 2012 until May 17, 2012, when committee assignments were realigned by the Board of Directors. The Nominating Committee met one time during 2012.
Compensation and Management Development Committee.    The Compensation and Management Development Committee assists the Board in developing and implementing (i) executive compensation programs that are fair and equitable and that are effective in the recruitment, retention and motivation of executive talent required to successfully meet Invacare's strategic objectives and (ii) a management succession plan that meets Invacare's present and future needs. See “Compensation Discussion and Analysis” below for additional information on the committee and its activities. Each of the current members of the Compensation and Management Development Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Compensation and Management Development Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. James C. Boland served on the Compensation and Management Development Committee during 2012 until his retirement from the Board of Directors on May 17, 2012. The Compensation and Management Development Committee met five times during 2012.
Investment Committee.    The Investment Committee assists the Board in monitoring the performance and attributes of investment funds chosen for the Invacare Retirement Savings Plan and other plans designated by the Board or the Investment Committee. The Board of Directors has adopted a charter for the Investment Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Investment Committee met two times during 2012.
Governance Committee.    The Governance Committee assists the Board on all matters relating to corporate governance of the Company, including, but not limited to, the development and implementation of the Company's corporate governance policies and guidelines. Each of the current members of the Governance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Governance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. James C. Boland served on the Governance Committee during 2012 until his retirement from the Board of Directors on May 17, 2012. The Governance Committee met two times during 2012.
How does the Board manage potential risks?
Risk is inherent in any business and our management is responsible for the day-to-day management of risks that we face. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and to seek assurances that it is implemented properly by management.
The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. At each meeting, the Board of Directors receives presentations from senior management on business operations, financial results and strategic matters, including a quarterly assessment of the sensitivity of the various business, financial, operational, information technology, compliance and human capital risks faced by the Company, and discusses our strategies, key challenges, and risks and opportunities. Relevant members of senior management attend significant portions of the Board's quarterly meetings, as well as many of the Board committee meetings, in order to address any questions or concerns raised by the Board on risk management-related and other matters.

The Board's committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Enterprise risk assessment reports are regularly provided by management and our internal auditors to the Audit Committee. The Compensation and Management Development Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning for executive officers. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization and structure, code of conduct, insider trading, conflict of interest policies and corporate governance. The Nominating Committee assists the Board in overseeing the membership and independence of the Board of Directors. While these committees are responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks and committee activities through committee reports.
Does the Board have a Lead Director?
The Company has an independent Lead Director who is responsible for coordinating the activities of the independent directors, including the following specific responsibilities:
(i) advising the Chairman of the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Company operations;
(ii) providing the Chairman of the Board with input as to the preparation for the agendas for the Board and Committee meetings;
(iii) advising the Chief Executive Officer (with input from the Chairman of the Board) as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material;
(iv) interviewing, along with the Chairman of the Board and the chair of the Nominating Committee, all Board candidates, and making recommendations to the Nominating Committee and the Board;
(v) assisting the Board and Company officers in assuring compliance with and implementation of the Company's Corporate Governance Guidelines;
(vi) recommending revisions to the Corporate Governance Guidelines as appropriate;
(vii) coordinating and developing the agenda for and moderating executive sessions of the Board's independent directors; acting as principal liaison between the independent directors, the Chairman of the Board and/or the Chief Executive Officer on sensitive issues;
(viii) evaluating, along with the members of the Compensation and Management Development Committee, the performance of both the Chairman of the Board and the Chief Executive Officer; meeting with the Chairman of the Board and the Chief Executive Officer to discuss the Committee's evaluation of performance;
(ix) discussing with the Chairman of the Board, the Chief Executive Officer and the Governance Committee the membership of the various Board Committees, as well as selection of the Committee chairs;
(x) responding to the concerns of any directors, whether or not these concerns are discussed with the full Board;
(xi) with input from the Chairman of the Board, assisting the Governance Committee in its role in connection with the annual self-evaluation process of the Board and its committees;
(xii) acting as a resource for, and counsel to, the Chairman of the Board; and

(xiii) performing other responsibilities as delegated by the Board.
A description of the responsibilities of the Lead Director also is included as Exhibit C to Invacare's Corporate Governance Guidelines, which is available at www.invacare.com by clicking on the link for Investor Relations. C. Martin Harris, M.D. serves as the Lead Director of the Board of Directors.
Why are the positions of Chairman of the Board and Chief Executive Officer split?
Gerald B. Blouch was named Invacare's President and Chief Executive Officer effective January 1, 2011. Mr. Blouch succeeded A. Malachi Mixon, III as Chief Executive Officer, allowing Mr. Mixon to focus his efforts on overseeing the activities of the Board of Directors and the Company's government relations and research and product innovation as the Company's executive Chairman of the Board. The Board believes this structure is optimal for the Company because it allows Mr. Blouch, who previously served as President and Chief Operating Officer for many years, to focus on the Company's strategic issues and the day-to-day operation of the business, while enabling Mr. Mixon to focus on leadership of the Board of Directors while still leading the Company in areas where he is uniquely qualified to contribute. The Board believes that the separate roles of Chief Executive Officer and executive Chairman of the Board provide an effective leadership model that capitalizes on the skills, expertise and experience of both Mr. Mixon and Mr. Blouch. The Board's independent directors bring experience, oversight, and expertise from outside the Company and industry, while the executive Chairman of the Board and the Chief Executive Officer bring company and industry specific experience and expertise. One of the key responsibilities of the Board is to oversee and guide management's strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the separate roles of Chief Executive Officer and executive Chairman of the Board, together with an independent Lead Director having the duties described above, is in the best interests of the shareholders because it strikes an appropriate balance for the Company; with the CEO and executive Chairman of the Board, there is effective leadership and a focus on strategic development and execution, while the Lead Director helps assure independent oversight and management.
How does the Board determine whether non-employee directors are independent?
To be considered independent under the New York Stock Exchange independence criteria under Section 303A (the “NYSE Standards”), the Board of Directors must determine that a director does not have a direct or indirect material relationship with Invacare. The Board of Directors has adopted the following guidelines (set forth in the Corporate Governance Guidelines) to assist it in making such determinations:
A director will be considered independent if he or she, at any time that is considered relevant under the NYSE Standards (subject to any applicable transition rules of the NYSE Standards):
(i) has not been employed by Invacare or its affiliates;
(ii) has not had an immediate family member who has been employed by Invacare or its affiliates as an executive officer;
(iii) has not received, and has not had an immediate family member who has received, more than such annual amount of direct compensation from Invacare as may be considered relevant from time to time under the NYSE Standards, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not in any way contingent on continued service);
(iv) has not been a partner of Invacare's present internal or external auditor;
(v) has not had an immediate family member who has been a partner of Invacare's present internal or external auditor;
(vi) has not had an immediate family member who has been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(vii) has not been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;

(viii) has not been employed, and has not had an immediate family member who has been employed, as an executive officer of another company where any of Invacare's present executives serve on that company's compensation committee; and
(ix) has not been an executive officer or an employee of another company, and has not had an immediate family member who has been an executive officer of another company, that does business with Invacare and makes payments to, or receives payments from, Invacare for property or services in an amount that, in the most recent fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.
Additionally, the following commercial and charitable relationships will be considered immaterial relationships and a director will be considered independent if he or she does not have any of the relationships described in clauses (i) - (ix) above, and:
(i) is not an executive officer of another company, and does not have an immediate family member who is an executive officer of another company, that is indebted to the Company, or to which Invacare is indebted, where the total amount of either company's indebtedness to the other is more than 5% of the total consolidated assets of the other company and exceeds $100,000 in the aggregate; and
(ii) does not serve, and does not have an immediate family member who serves, as an officer, director or trustee of a foundation (other than Invacare's foundation), university, charitable or other not for profit organization, and Invacare's, or Invacare foundation's, annual discretionary charitable contributions (any matching of employee charitable contributions will not be included in the amount of contributions for this purpose) to the organization, in the aggregate, are more than 5% percent of that organization's total annual revenues (or charitable receipts in the event such organization does not generate revenues).
In the event that a director has a relationship of the type described in clauses (i) or (ii) in the immediately preceding paragraph that falls outside of the “safe harbor” thresholds set forth in such clauses (i) and (ii), or if the director had any such relationship during the prior three years that fell outside of such “safe harbor” thresholds, then in any such case, the Board of Directors annually shall determine whether the relationship is material or not, and therefore, whether the director would be independent or not. If any relationship does not meet the categorical standards of immateriality set forth in clauses (i) and (ii) in the immediately preceding paragraph, Invacare will explain in its next proxy statement the basis for any Board of Directors determination that such relationship is immaterial.
In addition, any director serving on the Audit Committee of Invacare may not be considered independent if he or she directly or indirectly receives any compensation from Invacare other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).
The Board examined the transactions and relationships between Invacare and its affiliates and each of the directors, any of their immediate family members and their applicable affiliates. Based on this review, the Board affirmatively determined that each of Messrs. Delaney, Jones, Moore, Robb, LaPorte and Weber, Dr. Harris and Ms. Tauscher is independent and does not have any direct or indirect material relationship with Invacare pursuant to the categorical standards set forth in Invacare's Corporate Governance Guidelines and the NYSE Standards.
The Board determined that Mr. Shah is not independent due to a prior relationship that terminated more than two years ago. From 2003 to August 2012, Mr. Shah was the Chairman and CEO of BioEnterprise Cleveland, a non-profit entity designed to grow health care companies and commercialize biomedical technologies. Mr. Mixon, an executive officer of the Company, previously served on the Board of Trustees of BioEnterprise Cleveland until November 2010. During his tenure on the Board of Trustees, Mr. Mixon rotated on to BioEnterprise's Compensation Committee. Accordingly, pursuant to the categorical standards in the Company's Corporate Governance Guidelines and the NYSE Standards, which require the Board to consider this prior relationship to be relevant if it occurred within the last three years, the Board determined that Mr. Shah is not currently independent. The Board expects that Mr. Shah will be considered independent under the categorical standards in the Corporate Governance Guidelines and the NYSE Standards after November 2013, at which time the prior relationship will have been terminated for more than three years.
How are proposed director nominees identified, evaluated and recommended for nomination?
The Nominating Committee will seek candidates for an open director position by soliciting suggestions from Committee members, the executive Chairman of the Board, incumbent directors, senior management or others. The Committee also may retain a third-party executive search firm to identify candidates from time to time. Additionally, the Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, the Chairman of the Board, other Board members, management and shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chairperson of the Nominating Committee, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036, with the following information:

•	The name and contact information for the candidate;

•
A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate's qualifications to serve as a director;

•
A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, director, customer, supplier, vendor or competitor of Invacare; and

•	The candidate's signed consent to be a candidate and to serve as a director if nominated and elected, including being named in Invacare's proxy statement.
Once the Nominating Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board's need to fill a vacancy or desire to expand the size of the Board, the likelihood that the candidate can meet the Nominating Committee's evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating Committee will rely on public information about a candidate, personal knowledge of any committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating Committee, after consultation with the Chairman of the Board, will decide whether additional consideration of the candidate is warranted.
If additional consideration is warranted, the Nominating Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate's independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management. The Committee then evaluates the candidate against the standards and qualifications set out in the Nominating Committee's charter. While the Board does not maintain a policy regarding the diversity of its members, the Nominating Committee charter specifies that a director should have a range of experience and knowledge relevant to the Company, and that such relevant experience and knowledge may be gained through diverse or unique life experiences. The Nominating Committee and the Board believe that the current Board composition reflects a diverse group of individuals with relevant knowledge and experience that greatly benefits the Company. Additionally, the Nominating Committee shall consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).
Before nominating an existing director for re-election at an annual meeting, the Committee will consider:

•	The director's value to the Board; and

•	Whether the director's re-election would be consistent with Invacare's governance guidelines.

After completing the Nominating Committee's evaluation of new candidates or existing directors whose terms are expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing director is a valued member of the Board, then the Nominating Committee will make a recommendation to the full Board that such candidate or existing director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee. These procedures were adhered to with respect to nominees for election at this meeting, who were unanimously recommended by the Nominating Committee and the entire Board of Directors.
How can shareholders and other interested parties communicate with the Board?
Shareholders and other interested parties may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Shareholder Communication, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036. The status of all outstanding concerns addressed to the entire Board or only to non-management directors will be reported to the Chairman of the Board or to the chair of the Governance Committee, respectively, on a quarterly basis.
Certain Relationships and Related Transactions
The Company has adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which the Company is a participant and in which a director, director-nominee, executive officer, or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by the Governance Committee. Following review, the Governance Committee determines whether to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to the Company than those available with other unaffiliated parties and the extent of the related person's interest in the transaction. The Chairman of the Governance Committee has the authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $1,000,000. The policy provides for standing pre-approval of certain related party transactions, even if the amounts involved exceed $120,000, including certain transactions involving: compensation paid to executive officers and directors of the Company; other companies or charitable organizations where the amounts involved do not exceed $1,000,000 or 2% of the organization's total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services.
During 2012, Invacare purchased travel services from a third party private aircraft charter company. One of the aircraft available for use by the charter company is owned by an entity owned by Mr. Mixon. Invacare paid approximately $718,000 to the charter company in 2012 for use of the aircraft owned by Mr. Mixon. Invacare has confirmed that the transactions were on terms no less favorable to Invacare than those Invacare would expect to obtain from unrelated parties.
The relationship described above has been reviewed and ratified in accordance with the Company's policy for review of transactions with related persons.

AUDIT COMMITTEE AND RELATED MATTERS
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
Report of the Audit Committee
The Audit Committee assists the Board of Directors in its oversight and monitoring of:

•	the integrity of the Company's financial statements;

•	the independence, performance and qualifications of the Company's internal auditors and independent registered public accounting firm; and

•	the Company's compliance with legal and regulatory requirements.
The Audit Committee's activities are governed by a written charter adopted by the Board of Directors which is available on the Company's website (www.invacare.com) by clicking on the Investor Relations tab and then the Corporate Governance link.
Each member of the Audit Committee satisfies the independence requirements set forth in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal and disclosure controls. Ernst & Young LLP, the Company's independent registered public accounting firm for 2012, audited the annual financial statements prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Ernst & Young LLP also audited the Company's internal control over financial reporting as of 2012, and issued an opinion with respect to the Company's internal control over financial reporting as of 2012.
The Company's Vice President of Internal Audit, together with a nationally-recognized third party firm, conducts the Company's internal audit processes. During 2012, the Audit Committee met with the third party firm, the Vice President of Internal Audit and Ernst & Young LLP, with and without management present, to discuss their examinations, their continuing evaluation of the Company's internal and disclosure controls and the overall quality of the Company's internal procedures and controls over financial reporting.
As part of its oversight responsibilities described above, the Audit Committee met and held discussions with management, with Ernst & Young LLP and with its internal auditors relative to the Company's financial reporting. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, (Communication with Audit Committees).
In addition, Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526 (Communications With Audit Committees Concerning Independence), and by all relevant professional and regulatory standards, related to the auditors' independence. The Audit Committee discussed with Ernst & Young LLP its independence from the Company and its management and considered the compatibility of non-audit services with the independence of Ernst & Young LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2012 for filing with the Securities and Exchange Commission.
The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for its 2013 fiscal year, and the Company is seeking ratification of such appointment at the 2013 Annual Meeting of Shareholders.
AUDIT COMMITTEE
William M. Weber, Chairman
Dan T. Moore, III
Ellen O. Tauscher

Independent Registered Public Accounting Firm
The Audit Committee and the Board of Directors have selected Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit the financial statements of Invacare for the fiscal year ending December 31, 2013. The Audit Committee is asking shareholders to ratify this appointment.  Fees for services rendered by Ernst & Young LLP were:

	2012	2011
Audit Fees	$3,371,400	$3,409,100
Audit-Related Fees	3,000	2,800
Tax Fees
Tax Compliance Services	955,400	1,029,900
Tax Advisory Services	875,400	559,000
	1,830,800	1,588,900
All Other Fees	—	—
Total	$5,205,200	$5,000,800
Audit Fees.    Fees for audit services include fees associated with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, including fees for statutory audits that are required domestically and internationally and fees related to the completion and delivery of the auditors' attestation report on internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees associated with providing consents and review of documents filed with the SEC, other services in connection with statutory and regulatory filings or engagements, as well as accounting consultations billed as audit consultations and other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.
Audit-Related Fees.    Fees for audit-related services principally include fees associated with accounting consultations, audits in connection with proposed or completed acquisitions and other accounting advisory assistance.
Tax Fees.    Fees for tax services include fees associated with tax compliance, advice and planning services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairperson of the Audit Committee authority to approve certain permitted services, provided that the Chairperson reports any such decisions to the Audit Committee at its next scheduled meeting. During 2012, no services were provided to the Company by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary
This Compensation Discussion and Analysis describes our compensation programs and how they apply to our executives, including:

•	A. Malachi Mixon, III, executive Chairman of the Board;

•	Gerald B. Blouch, President and Chief Executive Officer;

•	Robert K. Gudbranson, Senior Vice President and Chief Financial Officer;

•	Joseph B. Richey, II, President, Invacare Technologies Division and Senior Vice President, Electronics and Design Engineering; and

•	Louis F.J. Slangen, Executive Vice President, Marketing and Chief Product Officer.
These five executives are referred to in this proxy statement as the “Named Executive Officers” and they are included in the Summary Compensation Table.
In 2012, Invacare persevered through one of the most challenging years in the Company's history. The year was dominated by the Company's consent decree negotiations with the United States Food and Drug Administration (“FDA”), which were completed when the consent decree became effective in December 2012, and by the Company's concerted effort over the year to update and implement a comprehensive portfolio of processes to achieve consistent compliance with the FDA's Quality System Regulation. This effort extensively engaged the entire management team and involved the redeployment of the majority of the Company's design engineering team to focus on quality systems remediation. As a result, the Company suspended most new product development over the past year and delayed its execution of certain other key business initiatives.
Recent uncertainty in the healthcare industry, as well as regulatory compliance matters, have posed challenges to the Company's business over the last few years, particularly in 2012. However, the overall design of the compensation program has remained fairly constant over that time. The compensation program is designed to further the Company's business goals, core values and shareholder interests by enabling the Company to attract and retain the talented executive leadership necessary for the growth and success of the Company's business and motivating its executives to exert the maximum possible effort to further the interests of shareholders, even through challenging times.
The major components of the Company's executive compensation program are base salary, annual cash bonuses, long-term equity compensation through stock options and restricted stock, and other employee and executive benefits. The Compensation Committee uses market compensation information and an independent compensation consultant to ensure that the executive compensation program is competitive relative to companies with which Invacare competes for executive talent.
Several significant developments are reflected in the compensation reported for 2012 for the Named Executive Officers, including the following:

•
In light of the uncertainty surrounding how the then-proposed FDA consent decree and other external factors might impact the Company's operating performance in 2012, the Company modified its annual cash bonus program to provide for a bonus pool for Named Executive Officers to be funded based on the achievement of an adjusted operating income performance goal that, if met, would represent a 4% increase over 2011 adjusted operating income;

•
The Company's 2012 adjusted operating income was below the target performance goal established by the Compensation Committee under the annual cash bonus plan for 2012, and as a result, no bonuses were paid on the basis of the Company's consolidated financial performance. Messrs. Gudbranson and Slangen earned annual cash bonuses based only on the achievement of certain individual objectives, which bonuses were substantially below their overall target amounts;

•
Four of the five Named Executive Officers received merit salary-related awards in 2012 in recognition of their individual performance over the year. Messrs. Blouch and Gudbranson each received a merit salary increase of 3%. Messrs. Slangen and Richey were provided lump sum merit awards equal to 3% and 2%, respectively, of their salaries, in order to recognize their performance without increasing their respective annual base salary levels;

•
Mr. Mixon's base salary was reduced by 12%, in continuation of the Compensation Committee's plan to, over a multi-year period, further modify Mr. Mixon's compensation in connection with the role and responsibilities that he assumed in 2011;

•
The Company granted the Named Executive Officers long-term equity compensation awards in 2012 with an overall value below the market median value, in light of the Company's stock price performance and operating results during 2012 and the limited pool of shares remaining under the 2003 Performance Plan;

•
In granting long-term equity compensation awards, the Compensation Committee continued its practice of awarding a mix of stock options and restricted stock, weighted even more heavily in 2012 toward stock options, which the Compensation Committee views as performance-based. These awards reinforce executives' focus on increasing shareholder value, while still addressing retention and dilution considerations;

•
The Company modified its stock ownership guidelines to require Named Executive Officers to observe a minimum one (1) year holding period for their net shares from vested restricted stock awards and shares acquired upon the exercise of stock options;

•
In order to bring the Company's executive benefits more in line with market practices, the Compensation Committee determined in 2012 to discontinue the Executive Disability Income Plan, which had provided coverage for enhanced disability benefits to the Named Executive Officers; and

•
The Company maintained the reduced Company discretionary quarterly contributions into the Invacare Retirement Savings Plan and DC Plus Plan and the suspension of Company contributions and interest accruals under the SERP, which were initially implemented in 2011.

Impact of Last Year's Say on Pay Vote.   At the 2012 Annual Meeting, the Company's shareholders approved the compensation of the Company's Named Executive Officers, with holders of more than 80% of the votes cast voting in favor of the proposal commonly known as “say on pay.” The Board of Directors has determined that say on pay votes will be held annually until the next shareholder vote on the frequency of say on pay votes.
The Compensation Committee considered the results of the 2012 say on pay vote and believes that the approval of the proposal indicated that shareholders are supportive of the Company's executive compensation program and its philosophy and objectives. The Compensation Committee has sought to make executive compensation decisions that are consistent with the philosophy and objectives that the Company's shareholders approved in 2012.
Developments in 2013. In March 2013, the Compensation Committee determined to transition to implementing a long-term equity compensation program in 2014 and future years that will include awards with performance-based vesting. The program is intended to make long-term performance-based compensation a more significant component of the Named Executive Officers' total compensation, and thus further enhance the alignment of executive compensation with the interests of shareholders. The

Compensation Committee expects that future awards under the program will be made early in the fiscal year, in a combination of restricted stock and performance units that would vest after a three-year period based on the achievement of performance goals established by the Compensation Committee. These performance-based awards would be granted under the 2013 Equity Compensation Plan, which the Compensation Committee and Board of Directors have approved, subject to shareholder approval. Accordingly, the implementation of the new long-term equity compensation program and the grant of performance-based awards in the future are contingent upon the approval of the 2013 Equity Compensation Plan by the shareholders of the Company at the Annual Meeting. See “Proposal No. 2 - Approval and Adoption of the Invacare Corporation 2013 Equity Compensation Plan.”
Objectives of the Compensation Program
Invacare's compensation of key management is designed to further the Company's business goals, core values and shareholder interests by attracting and retaining the talented executive leadership necessary for the growth and success of the Company's business and motivating its executives to exert the maximum possible effort to further the interests of shareholders. To this end, the Company's executive compensation is intended to:

•	reward its executives for sustained financial and operating performance and leadership excellence;

•	align their interests with those of the Company's shareholders; and

•	encourage them to remain with the Company for long and productive careers.
Design of the Compensation Program
The major components of the Company's executive compensation program, the primary purpose of each component and the form of compensation of each component are described in the following table.

Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for day-to-day performance of job responsibilities; recognizes individual skills, competencies, experience and tenure with the Company.	Fixed, short-term cash compensation.

Annual Bonus	Incentivizes and rewards performance over the year based on achieving aggressive annual performance goals.	Variable or performance-based, short-term cash compensation.

Stock Options	Encourages improvement in the long-term performance of the Company, particularly share price appreciation, thereby aligning interests of executives with the interests of shareholders.	Variable or performance-based, long-term equity compensation.

Restricted Stock	Attracts and retains executives and further aligns interests of executives with the interests of shareholders.	Fixed, long-term equity compensation.

Other Employee and Executive Benefits	Provides a broad-based executive compensation program for employee retention, retirement and health; provides executive management continuity in the event of an actual or threatened change in control.
Employee benefit plans, programs and arrangements generally available to all employees; executive retirement and savings programs; limited perquisites and executive life insurance program; severance and change in control benefits.

The executives are compensated principally by using a combination of fixed and performance-based compensation and annual and long-term compensation, which are delivered in cash and equity-based awards. The Compensation Committee does not have a specific policy on the desired mix between fixed and variable, short and long-term, and cash and equity compensation.
The Compensation Committee uses compensation data from pay surveys and from its comparative group, which is referred to as “market compensation” in this section, as well as input from the Compensation Committee's independent compensation consultant and from each of the Chairman, the CEO and the Senior Vice President of Human Resources, to assist it in determining whether the Company's compensation is competitive and reasonable. While the Compensation Committee considers market compensation practices, it strives to incorporate flexibility in the Company's compensation programs and in the assessment process in order to respond to and adjust for, if appropriate, the evolving business environment, including market conditions which may be beyond management's control.
Compensation Decisions in 2012
The Compensation Committee's decisions are based on its assessment of each executive's performance during the year against a variety of factors which may include corporate and personal goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Among the factors which may be considered are key financial measurements, strategic objectives, product improvement and innovation, individual achievements, organizational leadership and high integrity. In annually setting an executive's target compensation, the Company does not necessarily adhere to rigid formulas or react immediately to short-term changes in business performance.
For each of the major components of the Company's executive compensation program, the following table summarizes the Company's target level of compensation relative to market compensation and the Company's actual level of compensation relative to market compensation for 2012.

Component	Target Level	Actual Level for 2011
Base Salary	50th percentile of market compensation, with more experienced executives between the 50th and 75th percentiles of market compensation.	CEO and CFO at 50th percentile; other Named Executive Officers at 75th percentile.

Annual Bonus	75th percentile of market compensation, based on aggressive annual performance goals.	Three Named Executive Officers received no bonus and two Named Executive Officers were below 75th percentile.

Total Cash Compensation (Base Salary + Annual Bonus)	75th percentile of market compensation.	CEO and CFO below 50th percentile; other Named Executive Officers below 75th percentile.

Equity Compensation Awards (Stock Options + Restricted Stock)	Below 50th percentile of market compensation, with executive Chair at 50th percentile.	All Named Executive Officers below 50th percentile, except executive Chair at 50th percentile.
Base Salary.    Base salary provides executives with a base level of income. The Company establishes salary levels reflective of the executive's skills, competencies, experience and individual performance. As a result, changes in salary focus primarily on an assessment of the executive's performance in relation to the executive's responsibilities. In addition, the Compensation Committee reviews market compensation data, which provides a comparison of the executive's salary level relative to the salary levels of the executive's peers.

In establishing 2012 salary levels for the Named Executive Officers, the Compensation Committee reviewed market compensation data, as well as recommendations from Messrs. Mixon and Blouch regarding Messrs. Richey, Gudbranson and Slangen. The Compensation Committee also considered:

•	how each executive performed in relation to the executive's responsibilities during the previous year;

•	each executive's potential future contributions to the Company; and

•	each executive's particular talents, unique skills, experience, length of service to the Company and depth of industry knowledge.
For 2012, the Compensation Committee reduced Mr. Mixon's base salary by 12%. This change was a continuation of the Compensation Committee's plan to, over a multi-year period, further modify Mr. Mixon's compensation in order to achieve a base salary level at or near the 50th percentile of market compensation, in connection with the role and responsibilities that he assumed in 2011 as executive Chairman of the Board. The Compensation Committee determined that Messrs. Blouch, Gudbranson, Richey and Slangen should receive merit salary-related awards in recognition of their individual performance over the prior year. Accordingly, the Compensation Committee approved a salary merit increase of 3% for Messrs. Blouch and Gudbranson. In addition, the Compensation Committee's review of market compensation data indicated that the salary levels of Messrs. Richey and Slangen were above the market median, in large part due to their long tenure with the Company. After considering, in particular, their length of service, their salary levels relative to market compensation and the recommendation of the independent compensation consultant, the Compensation Committee approved lump sum cash merit awards in lieu of salary increases to Messrs. Slangen and Richey equal to 3% and 2%, respectively, of salary, in order maintain their respective total cash compensation levels relative to their peers in the market compensation data without increasing their salaries. The lump sum amounts are reported in the Bonus column of the Summary Compensation Table.
Annual Cash Bonus.    The Company provides each executive with an opportunity to earn an annual cash bonus under the Company's shareholder-approved Executive Incentive Bonus Plan. All of the Company's executives participate in the bonus plan. The annual bonus plan is intended to provide an opportunity and incentive to compensate the executives for achieving challenging annual performance goals that are indicative of overall Company performance.
Each year, the Compensation Committee reviews and approves annual bonus plan performance goals. In light of the uncertainty surrounding the FDA consent decree that had been proposed in late 2011 and its potential effects on the Company's operating results in 2012, the Compensation Committee determined to modify its historical performance goal setting practice for 2012, and establish a potential bonus pool for the Named Executive Officers of 4% of the Company's adjusted operating income for 2012, the funding of which was conditioned upon the Company's achievement of an adjusted operating income target for 2012. Under the plan, neither the aggregate target bonus opportunities for, nor the aggregate bonus payouts to, the Named Executive Officers could exceed the established bonus pool, and the maximum payout per individual could not exceed $5,000,000. The Compensation Committee retained discretion to allocate the bonus pool among the Named Executive Officers and decrease any individual's payout, provided that the decrease could not result in an increase to any other individual's payout.
The Compensation Committee and senior management believe that adjusted operating income represents an important measurement of the Company's core operating results that is particularly useful in evaluating the Company's performance in times of economic uncertainty or when the effects of external factors on operating performance is uncertain. In light of these factors, the Compensation Committee determined that, of the various financial measurements that could be used, adjusted operating income was the most appropriate metric for measuring the Company's operating performance for 2012 for purposes of the Executive Incentive Bonus Plan, and that significant improvement in that metric should result in the executive receiving commensurate bonus rewards.

Under the bonus plan:

•
The bonus pool for Named Executive Officers would be funded based upon the Company's achievement of adjusted operating income of at least $100,500,000 for 2012, which would represent a 4% increase over 2011 adjusted operating income;

•	For Messrs. Blouch, Mixon and Richey, 100% of the potential payout amount was based on achievement of the adjusted operating income target; and

•	For Messrs. Gudbranson and Slangen, 50% of the potential payout amount was based on achievement of the adjusted operating income target and 50% was based on individual objectives.
In determining the appropriate target for 2012 adjusted operating income, the Compensation Committee reviewed and discussed several items, including previous years' results, the Company's forecasted annual operating plan, the potential effects of the then-proposed FDA consent decree, and the recommendations of senior management. The Compensation Committee sought to establish a performance goal which would:

•	reflect a meaningful improvement in overall business performance over the previous year;

•	be challenging, but achievable; and

•	if achieved, support paying executives total cash compensation targeted at the 75th percentile of market compensation.
Adjusted operating income is the Company's adjusted earnings before income taxes excluding interest and the incremental costs of quality systems remediation and improvements, both one time and permanent. Adjusted earnings is the Company's net earnings from continuing and/or discontinued operations before income taxes and excluding the impact of restructuring charges, amortization of the convertible debt discount (recorded in interest expense), asset write-downs related to goodwill and intangible assets, loss on debt extinguishment including debt finance charges and fees, a discrete tax expense in 2012 related to prior years for a foreign tax matter under audit, a one-time tax benefit as a result of a tax settlement in Germany in 2011 and changes in tax valuation allowances, all divided by adjusted weighted average shares outstanding - assuming dilution, which excludes the dilutive impact of the convertible debt. The Compensation Committee retained the discretion to further adjust the determination of adjusted operating income for the impact of the FDA consent decree, provided that such an adjustment would not apply to any Named Executive Officer to the extent his bonus was based on adjusted operating income.
The Compensation Committee determines target and maximum bonus levels for each executive when the executive first becomes eligible to participate in the Executive Incentive Bonus Plan. The Compensation Committee then annually reviews target and maximum annual bonus levels for each executive as a percentage of the executive's salary. Total annual cash compensation for Messrs. Blouch and Gudbranson is targeted at or near the market median. The other Named Executive Officers have been in their respective roles for relatively long periods of time and, in recognition of the experience and deep industry knowledge that each of those executives brings to their respective roles, the Compensation Committee targets total annual cash compensation opportunity for each of them at or near the 75th percentile of market compensation. Taking into account the same factors discussed above with respect to base salary, the Compensation Committee also considers whether the executive's individual performance and level of responsibilities warrant a change in the bonus target percentage from the previous level. The Compensation Committee does not take into account awards earned under other reward programs in determining annual bonus opportunities.
In establishing the 2012 target bonuses for each of the Named Executive Officers, the Compensation Committee reviewed the target amounts as a percentage of salary that had been established for each of the Named Executive Officers in prior years and determined to make no change, other than to Mr. Mixon's target, which was reduced by 15%, as part of the Compensation Committee's modification of Mr. Mixon's compensation over a multi-year period to achieve a total compensation level at or around the 50th percentile of market compensation for an executive Chairman of the Board of a similar size company. The following table shows the 2012 target and actual cash bonus levels, as a percentage of salary, for each Named

Executive Officer based upon the Company's 2012 adjusted operating income goal, and upon the actual results achieved by the Company for 2012.

	Incentive Amount as a Percentage of Salary
Named Executive	Target	Actual
Mr. Blouch	100%	—
Mr. Mixon	85%	—
Mr. Gudbranson	75%	34%
Mr. Richey	75%	—
Mr. Slangen	75%	9%
The Company reported 2012 adjusted operating income below the established performance goal, and as a result, no bonuses were paid on the basis of this performance goal. Messrs. Gudbranson and Slangen earned annual cash bonuses based only on the achievement of certain individual objectives, which bonuses were substantially below their overall target amounts.
Mr. Slangen achieved his individual goal of developing and implementing a strategic complexity reduction process, that included a plan and marketing strategy, with respect to the Company's primary global product platforms, to be implemented over the next three years as an important step in achieving the Company's globalization plans. Mr. Gudbranson was responsible for leading the successful re-engineering of the Company's global business analytics modeling system, a further critical step in the Company's globalization plans, and was instrumental in the Company's sale of its subsidiary, Invacare Supply Group.
Long-Term Equity Compensation Awards.    The Company's long-term equity compensation program in 2012 provided grants of stock options and restricted stock under the Company's 2003 Performance Plan. The Compensation Committee approved a long-term equity compensation program for 2012 with values weighted 66% in stock options, which the Compensation Committee views as performance-based compensation, and 34% in restricted stock. The mix of equity awards is intended to provide an appropriate balance of incentives to increase shareholder value, while addressing executive retention and managing shareholder dilution and compensation expense. The mix was weighted more heavily toward stock options in 2012 compared to 2011, and target grants were set below the market median in 2012, primarily in order to enhance the performance-based element of the awards, in light of the Company's stock price performance and operating results during 2012 and the limited pool of shares remaining under the 2003 Performance Plan.
In making equity awards in 2012, the Compensation Committee reviewed information provided by its independent compensation consultant regarding the median market value of long-term compensation awards. Minimum and maximum grant guidelines for each Named Executive Officer other than Mr. Mixon were developed around target grants within 30% below the market median according to each executive's salary and target cash compensation level, organizational level, reporting relationships and job responsibilities to maintain internal equity in the grants among all equity award recipients and to provide the Compensation Committee with some latitude to recognize individual performance and the recipient's role in contributing to the creation of long-term shareholder value. Mr. Mixon's grant guidelines were developed around target grants equal to the market median, as his salary and target cash compensation level had already been reduced by 25% as compared to 2011. The assumed values for stock option grants are based on the Company's stock price at the time of grant and are determined using the Black-Scholes option valuation model, the same model used by the Company to determine its accounting cost with respect to the options.
The Compensation Committee then considered each Named Executive Officer's performance utilizing the same factors considered in setting the executive's base salary levels, the capacity remaining available for grants under the 2003 Performance Plan, the Company's stock price performance in 2012, and the relevant market overhang and the tax deductibility of the awards. The Compensation Committee also considered the recommendations of the Chairman and of the CEO with respect to awards to other Named Executive Officers, and the recommendations of the Chairman regarding awards to the CEO. No particular weight was assigned to any one of these areas. Outstanding long-term equity awards granted in prior years and held by an executive generally are not considered when the Compensation Committee makes its determinations regarding new grants of long-term equity compensation.
The long-term equity compensation granted in 2012 to the Named Executive Officers resulted in annual grants of stock options and restricted stock at combined values within the targeted range for each of these individuals. Awards granted in 2012 to each of the Named Executive Officers are set forth in the Grants of Plan-Based Awards for Fiscal Year 2012 Table.
Stock Options.    The stock options granted in 2012 were issued under the 2003 Performance Plan as non-qualified options with an exercise price equal to the Company's closing price on the New York Stock Exchange on the date of grant. The stock options become exercisable ratably over a four-year period to support retention, and they expire after ten years to reward long-term stock price appreciation. The Compensation Committee views the stock options as being performance-based compensation, as the recipient recognizes value in the stock option only to the extent that the Company's stock price appreciates over the price of the Company's stock on the date of grant.
Restricted Stock.    The restricted stock granted in 2012 was issued at no cost to the recipient and vests ratably over four years to strengthen the retention value of the award. In order to enhance their retention value, the terms of the restricted stock allow the holder, subject to certain restrictions, to surrender a portion of the vested shares to the Company to cover any minimum tax withholding obligation. The grants of restricted stock provide that the holders of that restricted stock will be entitled to receive cash dividends declared and paid by the Company on the Company's outstanding common shares only to the extent that the restricted stock is vested at the time of the dividend.
The Summary Compensation Table shows the aggregate grant date fair value of the stock options and restricted stock awarded to each of the Named Executive Officers over the past three years. In accordance with SEC rules, the grant date fair value of those awards is included in the total compensation reported in the Summary Compensation Table for the Named Executive Officers. However, those amounts are not necessarily indicative of the actual value of the awards to the recipients. The following table shows, for each Named Executive Officer, the equity awards received by the executive during the past three years, the combined grant date fair value of those awards, the estimated value to the executive of those awards as of a recent date and a comparison of the two values expressed as a percentage of the grant date fair value. In each case, the estimated current value to the executive is significantly lower than the grant date fair value, which, with respect to grants made in 2011 and 2010, is a result of the relative decline in the Company's stock price over the same period.

			Number of Shares Underlying Awards		Combined Fair Value on Date of Grant ($)(2)	Estimated Current Value ($)(3)	Estimated Current Value % of Fair Value on Date of Grant
Named Executive Officer	Year	Share Price on Date of Grant ($)(1)	Stock Options	Restricted Stock
Mr. Mixon	2012	13.37	50,000	16,200	490,946	309,274	63%
	2011	24.45	61,300	16,200	991,926	239,274	24
	2010	25.24	99,000	27,200	1,467,638	401,744	27

Mr. Blouch	2012	13.37	125,000	26,400	1,038,847	564,928	54
	2011	24.45	99,700	26,400	1,614,564	389,928	24
	2010	25.24	50,000	11,600	687,284	171,332	25

Mr. Gudbranson	2012	13.37	30,000	5,800	242,157	127,666	53
	2011	24.45	22,000	5,800	355,650	85,666	24
	2010	25.24	22,000	6,100	327,544	90,097	28

Mr. Richey	2012	13.37	13,500	3,000	114,189	63,210	55
	2011	24.45	11,200	3,000	182,214	44,310	24
	2010	25.24	12,000	3,300	177,972	48,741	27

Mr. Slangen	2012	13.37	18,600	3,000	142,169	70,350	49
	2011	24.45	11,200	3,000	182,214	44,310	24
	2010	25.24	12,000	3,300	177,972	48,741	27
 ___________________

(1)	Closing price per share of the Company's common shares on the New York Stock Exchange on the date of grant.

(2)	Aggregate grant date fair value of the stock options and restricted stock, calculated in accordance with ASC 718, Compensation - Stock Compensation.

(3)
Estimated value of stock options and restricted stock to the executive as of February 22, 2013, calculated based on the closing price per share of $14.77 of the Company's common shares on the New York Stock Exchange on February 22, 2013. All stock options referenced in this table that have an exercise price per share in excess of $14.77 are assumed to have a value of zero for purposes of this comparison. All stock options referenced in this table that were granted in 2012 are assumed to have a value of $1.40 per share.

Other Arrangements
The Compensation Committee believes that the benefits summarized below are vital to the attraction and retention of talented executives and, thus, to the long-term success of the Company.
Deferred Compensation and Savings Plans.    The Company maintains the plans described below to provide executives with the opportunity to address long-term financial and retirement planning with a degree of certainty and provide financial stability in the event the executives are impacted by unforeseeable factors that are beyond their control.
The Company maintains the Invacare Retirement Savings Plan, a qualified 401(k) defined contribution plan, for its employees, to which the Company has the discretion to make matching and quarterly contributions on behalf of the employees, including each of the Named Executive Officers. The amounts of the contributions made by the Company on behalf of each Named Executive Officer to the Invacare Retirement Savings Plan are set forth in a footnote to the Summary Compensation Table, and are consistent with the benefits provided to all other participants in the plan up to the regulatory limits imposed on the plan for highly compensated employees.

The Company provides its highly compensated employees, including the Named Executive Officers, with the opportunity to participate in the Deferred Compensation Plus Plan (“DC Plus Plan”), a non-qualified contributory savings plan, which allows the executives to defer compensation above the amount permitted to be contributed to the Invacare Retirement Savings Plan. Thus, the DC Plus Plan provides the executives with the opportunity to save additional pre-tax funds for retirement up to the amount that the executive otherwise would have been able to save under the Invacare Retirement Savings Plan but for the regulatory limits imposed on that plan for highly compensated employees. In addition to individual deferrals, the Company has the discretion to provide matching contributions and additional quarterly contributions for participating executives which are similar in percentage to the Company contributions made to employees who participate in the Invacare Retirement Savings Plan. The amounts of the contributions made by the Company on behalf of each Named Executive Officer to the DC Plus Plan are set forth in the Non-Qualified Deferred Compensation Table and a footnote to the Summary Compensation Table. The terms of the DC Plus Plan are further described following the Non-Qualified Deferred Compensation for Fiscal Year 2012 Table.
The Company also provides a Supplemental Executive Retirement Plan, or “SERP,” in which the Named Executive Officers participate, to supplement other savings plans offered by the Company and to provide replacement compensation for the executive in retirement. The purpose of this plan is to provide for basic life and income security needs and recognize career contributions. The change in the present value of the accumulated benefit obligation to each Named Executive Officer is set forth in the Summary Compensation Table. The present value of the aggregate accumulated benefit obligation to each Named Executive Officer under the SERP is included in the Pension Benefits for Fiscal Year 2012 Table, and the terms of the SERP are further described following that table.
Effective July 1, 2011, the Compensation Committee, based on the recommendation of management, (1) reduced the discretionary quarterly contributions by the Company for all participants in the Invacare Retirement Savings Plan and DC Plus Plan from 4% to 1% of total cash compensation and (2) suspended the contributions by the Company for all participants in the SERP and reduced the interest accrual rate under the SERP from 6% to zero. The reductions will remain in effect indefinitely, until such time as the Company or, in the case of the SERP, the Compensation Committee determines to restore them.
Perquisites.     Consistent with prior years, the Company provided its Named Executive Officers certain limited perquisites in 2012, which the Compensation Committee believes are reasonable, commensurate with the types of benefits and perquisites provided to similarly situated executives within other companies of comparable size and useful in attracting and retaining executives. They are not tied to individual or Company performance. These perquisites include the payment of premiums on specified excess liability insurance, an annual physical exam and health screening, and the availability of the Company's sporting event tickets for personal use, but do not include any gross-ups by the Company for associated tax liability. Perquisites are reported in the Summary Compensation Table.
Other Benefits.    The Company offers certain other benefits to its executives in order to remain competitive with market benefit plan compensation, as described below.
The Company maintains a death benefit only life insurance plan in which Messrs. Blouch, Gudbranson, Richey and Slangen participate, as well as a separate life insurance benefit for Mr. Mixon, each of which is described in Other Potential Post-Employment Compensation. In addition, the Company also provides other benefits such as medical, dental, life and disability insurance to each Named Executive Officer in a flexible benefits plan, which also is provided to all other eligible U.S. based employees of the Company. The Company previously maintained an Executive Disability Income Plan which provided enhanced disability benefits to the Named Executive Officers, however, in order to bring the Company's executive benefits more in line with market practices, the Company determined in 2012 to discontinue the plan.
In March 2000, in recognition of his long service and contributions to the success of the Company, the Compensation Committee established a Chairman and CEO Retirement Program for Mr. Mixon, which is described in Other Potential Post-Employment Compensation. In addition, Mr. Mixon has been granted a right of first refusal to assume the Company's rights and obligations with respect to the corporate suites and tickets it leases or has rights to at Cleveland-area professional sports arenas in the event that the Company determines not to renew one or more of the leases or the seat rights.
Severance Benefits.    The Company has entered into agreements with Messrs. Blouch, Gudbranson, Richey and Slangen that provide for the payment of certain severance benefits upon terminations of employment other than terminations following a change of control of the Company. These agreements provide some level of income continuity should an executive's employment be terminated without cause by the Company or by the executive for good reason. These agreements are further described under Other Potential Post-Employment Compensation.
Change in Control Benefits.    Each Named Executive Officer also has entered into an agreement with the Company that provides for certain benefits generally payable in the event of a termination following a change in control of the Company. The Company believes that these agreements help retain executives and provide for management continuity in the event of an actual or threatened change in control. They also help to ensure that the interests of executives remain aligned with shareholders' interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive's employment be terminated without cause. The agreements provide for the payment and provision of certain benefits to the executives if there is a change in control of the Company and for additional benefits if there is a termination of the executive's employment with the surviving entity within three years after the change in control. These agreements are further described under Other Potential Post-Employment Compensation.
Policies, Guidelines and Practices Related to Compensation
Role of the Compensation Committee.    The Compensation Committee is comprised of independent directors and is responsible for the approval and administration of the Company's existing and proposed executive compensation plans. You may learn more about the responsibilities of the Compensation Committee by reading the Compensation Committee's charter, which is available on the Company's website at www.invacare.com by clicking on the “Investor Relations” tab and then the “Corporate Governance” link. Additional information about the Compensation Committee is also included in this proxy statement under the caption “Corporate Governance - What are the principal functions of the Board committees?”
Role of the Compensation Committee's Independent Compensation Consultant.    During 2012, the Compensation Committee retained and was advised by Pay Governance LLC, as an outside independent compensation consultant with respect to executive compensation matters. This engagement was a continuation of the Compensation Committee's work with Pay Governance LLC in prior years.
The independent compensation consultant's primary role is to analyze the competitiveness of, and provide recommendations to the Compensation Committee and management on, the structure and amounts of each major element of compensation to be paid to the Company's executives. During 2012, the independent compensation consultant participated in three of the Compensation Committee's meetings. The independent compensation consultant's services included ongoing review, comment, consulting support, advice and/or recommendations related to:

•	selected draft and final materials provided to the members of the Compensation Committee in connection with Compensation Committee meetings during 2012;

•	compensation for the Chairman, the CEO and the other Named Executive Officers, including comparative and peer group information;

•	annual and long-term incentive opportunities;

•	policies and data related to governance and disclosure of executive compensation;

•	risk assessments of the Company's compensation policies and practices for its employees; and

•	emerging trends in executive compensation.

In addition, during 2012, the independent compensation consultant completed a comprehensive review of the Company's executive compensation program for the purpose of providing the Compensation Committee with an overview of the Company's compensation practices as compared to market practices and with suggestions as to potential alternatives and enhancements to the Company's practices that could be considered by the Compensation Committee for implementation in future years.
Pay Governance LLC does not provide the Company with any other consulting or other services outside of those associated with advising the Compensation Committee on the Company's executive compensation programs. In making its decision to retain the independent compensation consultant for 2012, the Compensation Committee considered the level of the consultant's fees, the expertise and quality of services it has provided to the Company in the past and the anticipated ability of the consultant to provide objective and independent assistance and advice to the Compensation Committee and to Company management.
The Compensation Committee has considered the independence of Pay Governance LLC in light of new SEC rules and proposed New York Stock Exchange listing standards. The Compensation Committee requested and received a letter from Pay Governance LLC addressing the independence of Pay Governance LLC and the partner of Pay Governance LLC involved in the engagement, including the following factors: (1) other services provided to the Company by Pay Governance LLC; (2) fees paid by the Company as a percentage of Pay Governance LLC's total revenue; (3) policies or procedures maintained by Pay Governance LLC that are designed to prevent a conflict of interest; (4) any business or personal relationships between the partner and a member of the Compensation Committee; (5) any stock of the Company owned by the partner; and (6) any business or personal relationships between the Company's executive officers and the partner. The Compensation Committee discussed these considerations and concluded that the work performed by Pay Governance LLC and the partner involved in the engagement did not raise any conflict of interest.
Role of Executive Officers.    The Chairman of the Board, the President and CEO and the Senior Vice President of Human Resources participate in meetings of the Compensation Committee to provide insight into the performance of individual executives and the impact of their respective contributions to the Company's overall performance and to make recommendations as to the structure and implementation of elements of executive compensation. The Chairman of the Board and the CEO assess the performance of each of the Company's other Named Executive Officers, and each of them provides recommendations to the Compensation Committee as to a proposed structure and targeted amounts of salary, cash bonus awards and equity incentive awards for such executive officers. The Chairman of the Board assesses the performance of the CEO. In preparing these recommendations, the Chairman of the Board and the CEO review market compensation data provided by the independent compensation consultant and recommendations of the Senior Vice President of Human Resources. Prior to Compensation Committee meetings, these officers meet with the Chairman of the Compensation Committee to preview and discuss their recommendations and respond to questions. The Chairman of the Board and the CEO do not submit recommendations with respect to their own compensation. The Compensation Committee meets with the Chairman of the Board, without the CEO present, in order to review and discuss the performance and compensation of the CEO, and meets without either of the Chairman of the Board or the CEO present in order to review and discuss the performance and compensation of the Chairman of the Board.
The Chairman of the Board and the CEO also provide the Compensation Committee with recommendations, and participate in discussions with the Compensation Committee regarding suggested performance targets associated with the Company's annual cash bonus program. After the end of the year, the Chairman of the Board and the CEO meet with the Compensation Committee to review overall company performance relative to performance targets.
Market Compensation - Survey Data and Comparative Information.    In order to gauge the competitiveness of the Company's executive compensation levels and help ensure that the Company is positioned to attract and retain qualified executives in the face of competitive pressures, the Compensation Committee retains the independent compensation consultant to identify annually the compensation paid to executives who are comparable to the Company's executives. This information is referred to in this section as “market compensation.” The market compensation is derived from a combination of survey data and comparative information from a group of health care equipment and supply companies, as described below.
Survey Data.    The independent compensation consultant annually reviews survey data from nationally recognized compensation and human resources consulting firms and identifies the compensation levels with respect to annual base salaries, cash bonus awards and long-term incentive awards for each executive position paid by multi-national, diversified manufacturing companies with annual revenues approximating $1.8 billion and $3 billion. The Compensation Committee bases its compensation decisions, in part, on survey data relating to compensation levels at companies with revenues similar to the Company's revenue for the most recently completed year. Survey data relating to compensation levels at companies with higher revenues than the Company are used to provide the Compensation Committee with perspective on how the compensation program could change as the Company grows. The independent compensation consultant uses regression analysis to adjust for differences in company size in determining competitive compensation levels for a company with revenue similar to the Company's. This analysis assists the independent compensation consultant in translating data from companies within the surveys into information that can be more directly compared to the compensation levels for a company more comparable in size to the Company. The companies represented in the survey data include more companies than those represented in the peer group in the stock performance graph included in the Company's 2012 annual report, which reflects the Company's view that a broad range of companies of comparable size compete with Invacare for senior executive talent.
Comparative Information.    In addition to survey data, the independent compensation consultant also annually prepares comparative information regarding annual base salaries, cash bonus awards and long-term incentive awards for the named executive officers of a peer group of 21 companies. All of the peer group companies are in the health care equipment and supply industry, which the Compensation Committee considers to be its primary market for executive talent, particularly for executives in key operations positions. In addition, peers are selected based on revenue, market capitalization and number of employees, and generally have revenue and market capitalization ranging from $1 billion to $4 billion and a number of employees ranging from 3,000 to 12,000. While the Company's annual revenue and number of employees approximated the medians of the companies in the group, its market capitalization was below the median due to the relative decline in the Company's stock price.

Beckman Coulter, Inc. Bio-Rad Laboratories, Inc. C.R. Bard, Inc. CONMED Corporation The Cooper Companies, Inc. DENTSPLY International Inc. Edwards Lifesciences Corp.	Hill-Rom Holdings, Inc. Hologic, Inc. Idexx Laboratories, Inc. Kinetic Concepts, Inc. Lincare Holdings Inc. Patterson Companies, Inc. PSS World Medical, Inc.	ResMed Inc. St. Jude Medical, Inc. STERIS Corporation Teleflex Incorporated Varian Medical Systems, Inc. West Pharmaceutical Services, Inc. Zimmer Holdings, Inc.
The companies in this group are regularly reviewed and changed from time to time to account for acquisitions, mergers and other business-related changes. The group of companies used in 2012 is unchanged from the group used in 2011.
The independent compensation consultant also prepares comparative information regarding annual base salaries, cash bonus awards and long-term incentive awards for executive Chairs at 30 companies which have a separate executive Chairman and CEO that are comparable in size to the Company, which group is different than the comparative group used annually by the Compensation Committee in its review of Named Executive Officer compensation.
Executive Compensation Adjustment and Recapture Policy.    If the Board of Directors or any appropriate Board committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. Under the Executive Incentive Bonus Plan, the Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the participant, authorize legal action, or take such other action to enforce the participant's obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
The Board of Directors, at the recommendation of the Compensation Committee, adopted a policy providing the Board of Directors with the discretion to recover any equity compensation awarded to a participant on or after January 1, 2008 if the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by the participant was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s).
Equity Grant Practices.    The Compensation Committee's historical practice has been to make annual grant determinations in August or September of each year. As part of the Company's anticipated transition to implementing a long-term equity compensation program in 2014 and future years that will include awards with performance-based vesting, the Compensation Committee expects to modify its practices to provide for annual grant determinations in March of each year, following the expected release of earnings for the prior fiscal year in late January or early February, without regard to whether the Company otherwise is in possession of material non-public information. As an initial step in this transition, the Company recently made its annual grant determinations for the current fiscal year in March 2013.
Equity-based grants also are made occasionally during the course of the year to new hires or to current employees in connection with a promotion. The terms of outstanding stock options or restricted stock also may be amended by the Compensation Committee as part of a termination or retirement package offered to a departing employee. Any two of the President and CEO, the Chief Financial Officer and the Senior Vice President of Human Resources may, subject to the approval and ratification of the Compensation Committee, grant stock options or restricted stock to an employee, other than an executive officer, in connection with an offer of employment or promotion, and they may amend any outstanding stock option or restricted stock grant made to an employee, other than an executive officer, in connection with a termination or retirement package, which amendments may include acceleration of vesting or extension of the employee's exercise rights up to the final termination date of the stock option or final vesting date of the restricted stock.
Equity Run Rate.    In determining the total number of stock options and shares of restricted stock to be awarded each year, the Compensation Committee attempts to strike a reasonable balance between the benefits achieved by providing incentives to a wide range of key employees of the Company and the shareholder dilution that results from an equity incentive plan. While the Compensation Committee has not set a formal limit on the number of awards which may be granted in any year, over the past five years, the average annual “run rate” of equity awards granted by the Company was 2.5%. For these purposes, “run rate” is defined as the number of equity awards granted in a particular year compared to the total number of outstanding shares. As of December 31, 2012, the Company's outstanding equity awards were 14.6% of total shares outstanding while shares available for future awards under the 2003 Performance Plan amounted to another 3.9% of total shares outstanding. The Compensation Committee believes that the percentage of equity awards outstanding is higher than desired but is principally attributable to the length of the vesting period for equity awards (four years) and the exercise prices of a substantial portion of the outstanding stock options being above the Company's stock price over the last few years, which has generally resulted in fewer stock options being exercised. As of December 31, 2012, there were 4,664,634 stock options outstanding under the 2003 Performance Plan and its predecessor plans of which 762,044 or 16.3% were exercisable at prices less than the market price of the Company's common shares on that date. In order to reduce the amount of shareholder dilution attributable to grants of equity-based incentives, since 2005, the

Compensation Committee has granted top level executives a significant component of restricted stock in lieu of a potentially greater number of stock options that might otherwise have been granted to this same group. The Compensation Committee expects that its anticipated transition to implementing a long-term equity compensation program with performance-based awards in 2014 will result in a lesser number of shares being granted in the form of equity-based incentives on an annual basis relative to prior years and, thus, further reduce the amount of shareholder dilution attributable to such grants.
Tax Matters.    Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a public company's chief executive officer and any of its four other highest paid executive officers is not deductible to the company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for “performance-based compensation” if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied.
To the extent practicable in view of its compensation philosophy, the Company seeks to structure its executive compensation to satisfy the requirements for the performance-based compensation exception under Section 162(m). Nevertheless, based upon the Company's current compensation structure, the Compensation Committee believes that it is in the best interests of the Company and its shareholders for the Compensation Committee to retain flexibility in awarding discretionary incentive compensation that may not qualify for the exception for performance-based compensation. The Compensation Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company and intends to make a determination with respect to this issue on an annual basis.
 The Compensation Committee also considers the impact of Section 409A of the Internal Revenue Code, and the Company generally seeks to structure its compensation arrangements with its employees to comply with or qualify for an exemption from Section 409A to avoid possible adverse tax consequences that may result from noncompliance.
Stock Ownership Guidelines.    The Company maintains stock ownership guidelines for its directors, Named Executive Officers and other executives for the purpose of aligning the interests of directors and key executives with those of the shareholders of the Company. The guidelines also reinforce the primary reason for offering long-term compensation awards. Moreover, it holds those executives most responsible for creating shareholder value more accountable than other employees.
Under the current guidelines of the stock ownership program, executives are expected to own shares equal in value to the following levels:
•Chairman of the Board - five times base salary
•President and CEO - five times base salary
•CFO - two times base salary
•Senior Vice Presidents - two times base salary
The number of shares required to be held by each executive is established by multiplying the applicable executive's salary by the applicable multiple and dividing by the Company's average daily stock price for the previous year. The number of shares required to be held by each non-employee director is 7,500 shares. “Stock ownership” is defined to include shares held directly or indirectly by the director or executive, all unvested restricted stock held by the director or executive and 30% of the shares underlying unexercised stock options held by the director or executive that are “in the money” by at least 20%. Directors who have deferred director compensation that they otherwise would have received in cash in a year into the grant of discounted stock options shall be considered, for purpose of the guidelines, to own that number of shares as is determined by dividing 50% of that year's deferred compensation by the closing sale price of the Company's common shares at the end of the prior fiscal year. For purposes of this policy, ownership of the Company's Class B common shares is treated as ownership of common shares.

Directors and executive officers are expected to reach their respective ownership levels under the stock ownership guidelines over five (5) years from their date of hire or promotion, and maintain that level of stock ownership afterward. All of the directors and Named Executive Officers have either met the guidelines or are pursuing plans to meet the guidelines.
In 2012, the Company modified the share ownership guidelines to provide that directors and executive officers subject to the guidelines are required to hold their “net shares” until they reach their applicable minimum ownership level, and once they reach the minimum level, they must hold their net shares from equity awards for at least one (1) year after such shares have vested, in the case of restricted stock awards, or have been acquired upon the exercise of stock options. “Net shares” means the difference between the actual shares awarded and any shares sold, surrendered or withheld to pay for taxes or to finance the cost of exercising a stock option.
Derivatives Trading.    As part of its policy relating to the trading of Invacare securities by Company insiders, the Company prohibits an insider from trading in any interest or position relating to the future price of the Company securities, such as a put, call or short sale.
Risk Assessment
The Compensation Committee, with the assistance of the independent compensation consultant, previously conducted a risk assessment of the Company's compensation policies and practices for its employees, including those related to the executive compensation programs discussed above. The Compensation Committee, in conducting the assessment, analyzed associated risks and considered mitigating factors. Based upon its review of the assessment and of the material developments in the Company's compensation policies and practices since the assessment, the Compensation Committee believes that the Company's compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.
Report of the Compensation and Management Development
Committee on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and in the Company's definitive proxy statement prepared in connection with its 2013 Annual Meeting of Shareholders.
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Dan T. Moore, III, Chairperson
James L. Jones
Ellen O. Tauscher

The above Report of the Compensation and Management Development Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company's Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation and Management Development Committee was at any time during 2012 or at any other time an officer or employee of the Company or any of its subsidiaries. James C. Boland, Dan T. Moore, III, James L. Jones and Ellen O. Tauscher were the non-employee directors who served on the Compensation Committee during 2012. Ms. Tauscher was appointed to the Compensation and Management Development Committee effective upon her appointment to the Board of Directors on February 9, 2012.
Summary Compensation Table
The following table presents the total compensation to the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and the two other most highly compensated executive officers of the Company in 2012, 2011 and 2010 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compen-sation ($)(7)		Total ($)
A. Malachi Mixon, III	2012	766,667	—	216,594	274,352	—	84,745	88,238	(8)	1,430,596
Chairman of the Board and Former Chief Executive Officer	2011	850,000	—	396,090	595,876	776,730	315,854	161,175	(8)	3,095,725
	2010	1,106,000	33,200	686,528	781,110	1,437,800	664,413	174,329	(8)	4,883,380

Gerald B. Blouch	2012	871,250	—	352,968	685,879	—	155,619	76,631	(9)	2,142,347
President and Chief Excecutive Officer	2011	850,000	—	645,480	969,149	776,730	301,289	110,992	(9)	3,653,640
	2010	694,000	287,800	292,784	394,500	857,090	575,221	103,572	(9)	3,204,967

Robert K. Gudbranson	2012	412,000	—	77,546	164,611	140,000	20	29,051	(10)	823,228
Chief Financial Officer	2011	400,000	—	141,810	213,854	274,160	68,196	52,146	(10)	1,150,166
	2010	364,300	—	153,964	173,580	355,193	129,502	51,942	(10)	1,228,481

Joseph B. Richey, II	2012	435,000	8,700	40,110	74,075	—	17,589	20,546	(11)	596,020
President - Invacare Technologies and Senior Vice President - Electronics and Design Engineering	2011	435,000	8,700	73,350	108,871	298,149	45,579	38,721	(11)	1,008,370
	2010	435,000	8,700	83,292	94,680	424,125	104,316	41,146	(11)	1,191,259

Louis F.J. Slangen	2012	398,000	11,900	40,110	102,059	37,313	207,440	33,945	(12)	830,767
Senior Vice President - Corporate Marketing and Chief Product Officer	2011	398,000	12,000	73,350	108,871	272,789	103,510	64,001	(12)	1,032,521
	2010	398,000	11,900	83,292	94,680	388,050	361,643	58,146	(12)	1,395,711

____________________

(1)
Of the amounts disclosed in this column, the following Named Executive Officers deferred the following portions of such amounts into the DC Plus Plan during 2012: (i) Mr. Mixon: $23,000; (ii) Mr. Blouch: $26,265; (iii) Mr. Gudbranson: $0; (iv) Mr. Richey: $0; and (v) Mr. Slangen: $12,297; during 2011: (i) Mr. Mixon: $25,500; (ii) Mr. Blouch: $25,500; (iii) Mr. Gudbranson: $0; (iv) Mr. Richey: $0; and (v) Mr. Slangen: $12,300; and during 2010: (i) Mr. Mixon: $113,920 (ii) Mr. Blouch: $27,654; (iii) Mr. Gudbranson: $0; (iv) Mr. Richey: $0; and (v) Mr. Slangen: $12,297.

(2)	The amounts disclosed in this column for Messrs. Richey and Slangen represent merit cash awards for 2012, 2011 and 2010 paid in lieu of merit salary increases.

(3)
The values reported in this column represent the aggregate grant date fair value, calculated in accordance with ASC 718, Compensation - Stock Compensation, of all restricted stock awarded to each officer during the fiscal year. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the values reported in this column, see Shareholders' Equity Transactions in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(4)
The values reported in this column represent the aggregate grant date fair value, calculated in accordance with ASC 718, Compensation - Stock Compensation, of all stock options awarded to each officer during the fiscal year. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the values reported in this column, see Shareholders' Equity Transactions in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(5)
The amounts for 2012 in this column represent compensation payable under the Executive Incentive Bonus Plan. Of the amounts disclosed in this column, the following Named Executive Officers deferred the following portions of such amounts into the DC Plus Plan during 2012: (i) Mr. Mixon: $23,302; (ii) Mr. Blouch: $23,302; (iii) Mr. Gudbranson: $0; (iv) Mr. Richey: $0; and (v) Mr. Slangen: $8,184; and during 2011(i) Mr. Mixon: $143,780; (ii) Mr. Blouch: $27,513; (iii) Mr. Gudbranson: $0; (iv) Mr. Richey: $0; and (v) Mr. Slangen: $11,642; and during 2010: (i) Mr. Mixon: $66,360; (ii) Mr. Blouch: $0; (iii) Mr. Gudbranson: $0; (iv) Mr. Richey: $0; and (v) Mr. Slangen: $10,746. For a description of the 2012 bonus opportunities established by the Compensation Committee under the Executive Incentive Bonus Plan, see footnote (3) to the Grants of Plan-Based Awards For Fiscal Year 2012 Table that follows.

(6)
The amounts reported in this column represent the amounts accrued as expense by the Company in 2012, 2011 and 2010 in accordance with the requirements of ASC 715, Compensation - Retirement Benefits, as they relate to the change in present value of the accumulated benefit obligation to the named executives under the SERP. No above market or preferential earnings on nonqualified deferred compensation were earned by any officer in 2012, 2011 or 2010. The amounts in this column represent the amounts contributed to the SERP by the Company on behalf of the Named Executive Officer during each such fiscal year. For a further description of the terms of the SERP, see Supplemental Executive Retirement Plan following the Pension Benefits for Fiscal Year 2012 Table. For a description of the changes made relating to the Company's contributions to the SERP during 2012, see Compensation Discussion and Analysis.

(7)
Compensation reported in this column includes (i) the value of dividends earned on outstanding restricted stock awards; (ii) the value of Company contributions made in each fiscal year on behalf of the officer to the Invacare Retirement Savings Plan and the DC Plus Plan; (iii) the value of premiums paid by the Company under the Company's Executive Disability Income Plan before the plan was discontinued in August 2012 (or, in the case of Mr. Mixon, the value of the self-insured coverage provided by the Company to Mr. Mixon under the plan); and (iv) the incremental cost to the Company of perquisites provided by the Company, which include: the payment of premiums on excess liability insurance, the payment of premiums on a whole life insurance policy for the benefit of Mr. Mixon, an annual physical exam and health screening, and the availability of corporate sporting event tickets for personal use. Perquisites are valued on the basis of the aggregate incremental cost to the Company of providing the perquisite to the applicable officer. The value of personal use of corporate suites or tickets is the price shown on the ticket for the event and does not include annual fees or charges attributable to suite rental or ticket availability.

(8)
Other compensation for Mr. Mixon includes (i) in 2012, $7,500 contributed by the Company to the Invacare Retirement Savings Plan and $51,110 contributed by the Company to the DC Plus Plan; (ii) in 2011, $14,700 contributed by the Company to the Invacare Retirement Savings Plan and $114,767 contributed by the Company to the DC Plus Plan; and (iii) in 2010, $14,700 contributed by the Company to the Invacare Retirement Savings Plan and $101,187 contributed by the Company to the DC Plus Plan.

(9)
Other compensation for Mr. Blouch includes (i) in 2012, $7,500 contributed by the Company to the Invacare Retirement Savings Plan and $43,837 contributed by the Company to the DC Plus Plan; (ii) in 2011, $14,700 contributed by the Company to the Invacare Retirement Savings Plan and $73,007 contributed by the Company to the DC Plus Plan; and (iii) in 2009, $14,700 contributed by the Company to the Invacare Retirement Savings Plan and $60,253 contributed by the Company to the DC Plus Plan.

(10)
Other compensation for Mr. Gudbranson includes (i) in 2012, $7,500 contributed by the Company to the Invacare Retirement Savings Plan and $4,332 contributed by the Company to the DC Plus Plan; (ii) in 2011, $14,700 contributed by the Company to the Invacare Retirement Savings Plan and $117,472 contributed by the Company to the DC Plus Plan; and (iii) in 2010, $14,700 contributed by the Company to the Invacare Retirement Savings Plan and $16,958 contributed by the Company to the DC Plus Plan.

(11)
Other compensation for Mr. Richey includes (i) in 2012, $7,500 contributed by the Company to the Invacare Retirement Savings Plan and $4,918 contributed by the Company to the DC Plus Plan; (ii) in 2011, $9,800 contributed by the Company to the Invacare Retirement Savings Plan and $21,651 contributed by the Company to the DC Plus Plan; and (iii) in 2010, $9,800 contributed by the Company to the Invacare Retirement Savings Plan and $23,608 contributed by the Company to the DC Plus Plan.

(12)
Other compensation for Mr. Slangen includes (i) in 2012, $2,500 contributed by the Company to the Invacare Retirement Savings Plan and $15,114 contributed by the Company to the DC Plus Plan; (ii) in 2011, $14,700 contributed by the Company to the Invacare Retirement Savings Plan and $28,759 contributed by the Company to the DC Plus Plan; and (iii) in 2010, $14,700 contributed by the Company to the Invacare Retirement Savings Plan and $23,284 contributed by the Company to the DC Plus Plan.

Grants of Plan-Based Awards For Fiscal Year 2012
The following table shows, for the Named Executive Officers, plan-based awards to those officers during 2012, including restricted stock awards and stock option grants, as well as other incentive plan awards.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)
A. Malachi Mixon, III	8/14/2012					16,200	(1)				13.37
	8/14/2012							50,000	(2)	13.37	5.49
	3/6/2012	(3)	—	651,667	—
Gerald B. Blouch	8/14/2012					26,400	(1)				13.37
	8/14/2012							125,000	(2)	13.37	5.49
	3/6/2012	(3)	—	871,250	—
Robert K. Gudbranson	8/14/2012					5,800	(1)				13.37
	8/14/2012							30,000	(2)	13.37	5.49
	3/6/2012	(3)	—	309,000	—
Joseph B. Richey, II	8/14/2012					3,000	(1)				13.37
	8/14/2012							13,500	(2)	13.37	5.49
	3/6/2012	(3)	—	326,250	—
Louis F.J. Slangen	8/14/2012					3,000	(1)				13.37
	8/14/2012							18,600	(2)	13.37	5.49
	3/6/2012	(3)	—	298,500	—

____________________

(1)	Restricted shares granted pursuant to the Invacare Corporation 2003 Performance Plan (the “2003 Plan”). These shares vest in 25% increments over four years, commencing November 15, 2013.

(2)
Stock options to purchase common shares of the Company granted under the 2003 Plan. These options become exercisable in 25% increments over four years, commencing September 30, 2013 and expire on August 14, 2022.

(3)	On March 6, 2012, the Compensation Committee established performance goals under the Executive Incentive Bonus Plan for the purpose of providing financial incentives for 2012 to certain key employees, including all of the officers included in the above table. See the Annual Cash Bonus discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.
Restricted Stock and Stock Options
Each of the stock option grants and restricted stock awards set forth in the above table was awarded under the 2003 Plan. Under the 2003 Plan, the stock option and restricted stock award agreements entered into in connection with the awards, the Compensation Committee may make certain adjustments to the awards and the awards may be terminated or amended, as further described below.
Adjustments.    In the event of a recapitalization, stock dividend, stock split, reverse stock split, distribution to shareholders (other than cash dividends), or similar transaction, the Compensation Committee can adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 2003 Plan and the number and class of shares, and the exercise price, applicable to outstanding awards.
Termination of Awards.    The Compensation Committee may cancel any awards if, without the Company's prior written consent, the participant (1) within 18 months after the date such participant terminates employment with the Company, renders services for an organization, or engages in a business, that is (in the judgment of the Compensation Committee) in competition with the Company, or (2) discloses to anyone outside of Invacare, or uses for any purpose other than Invacare's business, any confidential information relating to the Company. In addition, the Compensation Committee may, subject to certain conditions in the 2003 Plan and in its discretion, require the participant to return the economic value of any award that the participant realized or obtained prior to and after such participant engaged in any of the above activities.
Amendment of Awards.    The Compensation Committee may, in its discretion, amend the terms of any award under the 2003 Plan, including to waive, in whole or in part, any restrictions or conditions applicable to, or to accelerate the vesting of, any award. This authority is subject to certain restrictions. In particular, the Compensation Committee may not amend an award in a manner that impairs the rights of any participant without his or her consent, or to reprice any stock options or stock appreciation rights at a lower exercise price, unless in accordance with an adjustment in the context of certain transactions described above.
In addition, in the event of a change in control of the Company, as defined in the 2003 Plan, unless the Board of Directors determines otherwise, (1) all outstanding stock options and any outstanding stock appreciation rights will become fully exercisable, and (2) all restrictions and conditions applicable to restricted stock and other awards exercisable for common shares of the Company will be deemed to have been satisfied. Any other determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the Directors then in office are “continuing directors” and the determination is approved by a majority of the “continuing directors” for this purpose (or is approved by a committee comprised solely of such “continuing directors”). “Continuing directors” are Directors who were in office prior to the change in control or were recommended or elected to succeed “continuing directors” by a majority of the “continuing directors” then in office (or by a committee comprised solely of such “continuing directors” then in office).
If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the 2003 Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require forfeiture of any equity compensation awarded to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount awarded was calculated, or the vesting of the award was, based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount or vesting of the equity compensation award that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant's employment, authorize legal action, or take such other action to enforce the participant's obligations to the Company as the Board may deem appropriate in view of all the facts surrounding the particular case.
Executive Incentive Bonus Plan
The Executive Incentive Bonus Plan was unanimously approved and adopted by the Compensation Committee as of March 2, 2005, was approved and adopted by the shareholders of the Company on May 25, 2005, and was reapproved by the shareholders of the Company on May 20, 2010 at the 2010 Annual Meeting. See the Compensation Discussion and Analysis for a discussion of awards under the Executive Incentive Bonus Plan during 2012.
Purpose.    The Executive Incentive Bonus Plan is intended to provide an incentive to the Company's executive officers to improve the Company's operating results and to enable the Company to recruit and retain key officers by making the Company's overall compensation program competitive with compensation programs of other companies with which the Company competes for executive talent.
Administration.    The plan is administered by the Compensation Committee, which generally has the authority to determine the manner in which the Executive Incentive Bonus Plan will operate, to interpret the provisions of the plan and to make all determinations under the plan.
Eligibility and Participation.    All officers of the Company are eligible to be selected to participate in the Executive Incentive Bonus Plan. The Compensation Committee has the discretion to select those officers who will participate in the plan in any given year. A participant must be employed by the Company on the payment date in order to receive an award under the Executive Incentive Bonus Plan, unless the officer's employment terminated prior to the payment date as a result of death, disability, or retirement, or unless the Compensation Committee determines otherwise. For 2012, the Compensation Committee determined that the eligible participants under the plan included Messrs. Mixon, Blouch, Gudbranson, Richey and Slangen, as well as the Company's Senior Vice President, General Counsel and Secretary and the Senior Vice President of Human Resources.
Awards under the Executive Incentive Bonus Plan.    Awards under the plan are designed to ensure that the compensation of the Company's officers is commensurate with their responsibilities and contribution to the success of the Company based on market levels indicated by compensation data obtained from time to time by the Company or the independent compensation consultant engaged by the Compensation Committee. For each calendar year or other predetermined performance period, the Compensation Committee will establish a target bonus for each eligible officer, payable if specified performance goals are satisfied for such performance period.
Performance Goals.    The performance goal for each performance period will provide for a targeted level or levels of performance using one or more of the following predetermined measurements: stock price, net sales, income from operations, earnings before income tax, earnings per share, cost controls, return on assets, and return on net assets employed. For 2012, the bonus award was based primarily upon satisfaction of an adjusted operating income target, with the award for certain executives being based also upon the achievement of certain individual goals, as further described in the footnotes to the Grants of Plan-Based Awards For Fiscal Year 2012 Table and in Compensation Discussion and Analysis.
The performance goal for a performance period is established in writing by the Compensation Committee on or before the latest date permissible to enable the bonus award to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. During this same time period, the Compensation Committee may adjust or modify the calculation of a performance goal for the performance period in order to prevent the dilution or enlargement of the rights of participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (3) in view of the Compensation Committee's assessment of the Company's business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant by the Compensation Committee. The Compensation Committee may establish various levels of bonus depending upon relative performance toward a performance goal.
The target bonus payable to any officer for a performance period is a specified percentage of the officer's base salary for the performance period, but in no event will the bonus payable to any officer for a performance period exceed $5,000,000. This maximum bonus amount was set in part to permit the Executive Incentive Bonus Plan to accommodate continued growth of the Company and also to comply with the requirements of Section 162(m) of the Internal Revenue Code. The Board of Directors believes that this limit will provide the Compensation Committee with sufficient flexibility to reward exceptional contributions toward the Company's success.
In the event of a change in control of the Company, the amount payable to each eligible participant in the plan at the time of such change in control would be equal to the greater of (1) the target bonus that would have been paid if the performance goal for the calendar year in which the change in control occurs had been achieved, or (2) the bonus that would have been paid to the participant if the performance goal that was actually achieved during the portion of the calendar year which occurs prior to the change in control is annualized for the entire calendar year.
If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant's employment, authorize legal action, or take such other action to enforce the participant's obligations to the Company as the Board may deem appropriate in view of all the facts surrounding the particular case.
Amendment and Termination.    The Company reserves the right, exercisable by the Compensation Committee, to amend the Executive Incentive Bonus Plan at any time and in any respect, or to terminate the plan in whole or in part at any time and for any reason. Amendments will be subject to the approval of the Company's shareholders in such manner and with such frequency as is required under Section 162(m) of the Internal Revenue Code.

Outstanding Equity Awards at December 31, 2012
The following table shows, for the Named Executive Officers, outstanding equity awards held by such officers at December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Malachi Mixon, III	137,900				37.70	8/20/2013
	142,000				44.30	8/24/2014
	120,800				41.87	9/8/2015
	88,100				22.66	8/23/2016
	88,100				23.71	8/22/2017
	108,500				25.79	8/20/2018
							11,135	(1)	181,501
	109,875	36,625	(2)		20.48	8/19/2019
							13,600	(3)	221,680
	49,500	49,500	(4)		25.24	8/18/2020
							12,150	(5)	198,045
	15,325	45,975	(6)		24.45	9/2/2021
							16,200	(7)	264,060
		50,000	(8)		13.37	8/14/2022

Gerald B. Blouch	58,700				37.70	8/20/2013
	56,300				44.30	8/24/2014
	45,400				41.87	9/8/2015
	35,500				22.66	8/23/2016
	35,500				23.71	8/22/2017
	38,000				25.79	8/20/2018
							4,360	(1)	71,068
	41,625	13,875	(2)		20.48	8/19/2019
							5,800	(3)	94,540
	25,000	25,000	(4)		25.24	8/18/2020
							19,800	(5)	322,740
	24,925	74,775	(6)		24.45	9/2/2021
							26,400	(7)	430,320
		125,000	(8)		13.37	8/14/2022

Robert K. Gudbranson	27,500				22.38	4/1/2018
	22,300				25.79	8/20/2018
	22,875	7,625	(2)		20.48	8/19/2019
							2,225	(1)	36,268
	11,000	11,000	(4)		25.24	8/18/2020
							3,050	(3)	49,715
	5,500	16,500	(6)		24.45	9/2/2021
							4,350	(5)	70,905
		30,000	(8)		13.37	8/14/2022
							5,800	(7)	94,540

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph B. Richey, II	15,400				37.70	8/20/2013
	25,900				44.30	8/24/2014
	22,400				41.87	9/8/2015
	9,000				22.66	8/23/2016
	9,000				23.71	8/22/2017
	12,100				25.79	8/20/2018
							1,200	(1)	19,560
	12,375	4,125	(2)		20.48	8/19/2019
							1,650	(3)	26,895
	6,000	6,000	(4)		25.24	8/18/2020
							2,250	(5)	36,675
	2,800	8,400	(6)		24.45	9/2/2021
							3,000	(7)	48,900
		13,500	(8)		13.37	8/14/2022

Louis F.J. Slangen	21,500				37.70	8/20/2013
	25,900				44.30	8/24/2014
	22,400				41.87	9/8/2015
	9,000				22.66	8/23/2016
	9,000				23.71	8/22/2017
	12,100				25.79	8/20/2018
							1,340	(1)	21,842
	12,375	4,125	(2)		20.48	8/19/2019
							1,650	(3)	26,895
	6,000	6,000	(4)		25.24	8/18/2020
							2,250	(5)	36,675
	2,800	8,400	(6)		24.45	9/2/2021
							3,000	(7)	48,900
		18,600	(8)		13.37	8/14/2022

____________________

(1)	These restricted shares vest in 25% increments over four years commencing November 15, 2010.

(2)	These stock options become exercisable in 25% increments over four years commencing September 30, 2010.

(3)	These restricted shares vest in 25% increments over four years commencing November 15, 2011.

(4)	These stock options become exercisable in 25% increments over four years commencing September 30, 2011.

(5)	These restricted shares vest in 25% increments over four years commencing November 15, 2012.

(6)	These stock options become exercisable in 25% increments over four years commencing September 30, 2012.

(7)	These restricted shares vest in 25% increments over four years commencing November 15, 2013.

(8)	These stock options become exercisable in 25% increments over four years commencing September 30, 2013.

Option Exercises and Stock Vested During Fiscal Year 2012
The following table shows, for the Named Executive Officers, information regarding each exercise of a stock option and each vesting of restricted stock during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. Malachi Mixon, III	—	—	10,650	138,663
			11,135	144,978
			6,800	88,536
			4,050	52,731

Gerald B. Blouch	—	—	3,725	48,500
			4,360	56,767
			2,900	37,758
			6,600	85,932

Robert K. Gudbranson	—	—	625	9,388
			2,200	28,644
			2,225	28,970
			1,525	19,856
			1,450	18,879

Joseph B. Richey, II	—	—	1,200	15,624
			1,200	15,624
			825	10,742
			750	9,765

Louis F.J. Slangen	—	—	1,200	15,624
			1,340	17,447
			825	10,742
			750	9,765
Pension Benefits for Fiscal Year 2012
The following table presents certain information for each of the Named Executive Officers with respect to the SERP.

Name	Plan Name (1)	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (2)		Payments During Last Fiscal Year ($) (3)
A. Malachi Mixon, III	SERP	32		11,173,014	(4)	—
Gerald B. Blouch	SERP	21		5,710,871		—
Robert K. Gudbranson	SERP	9	(5)	736,065		—
Joseph B. Richey, II	SERP	28		1,673,180		—
Louis F.J. Slangen	SERP	25		2,569,402		—

(1)
The SERP is the Company's original Supplemental Executive Retirement Plan, as amended and restated into a cash balance plan which is intended to work in tandem with the original plan to operate effectively as one plan, as further described below under Supplemental Executive Retirement Plan (collectively, the “SERP”).

(2)
This column presents the actuarial present value of each officer's accumulated benefit under the SERP, computed as of the same pension plan measurement date used for financial statement reporting purposes. For purposes of this calculation, (i) Named Executive Officers are assumed to have worked until the normal retirement age as defined in the SERP, which is the attainment of age 65 and (ii) Messrs. Mixon and Richey are assumed to have retired at December 31, 2012, at ages 72 and 76, respectively.

(3)
Payments during the last fiscal year are equal to taxable distributions made from the executive's account balance under the plan to cover his or her FICA tax obligations due on the vested accrued benefit obligations as of December 31, 2012, and the related income tax on such distributions.

(4)
In recognition of Mr. Mixon's successful completion of management succession planning and his past contributions to the Company, in 2000, the Compensation Committee waived the “Company contribution offset” to his SERP balance.

(5)	In consideration of his rejoining the Company in 2008, Mr. Gudbranson was credited with five years of service under the SERP.
Supplemental Executive Retirement Plan
In 1995, the Company established the Supplemental Executive Retirement Plan for certain executive officers to supplement other savings plans offered by the Company so as to provide a specific level of replacement compensation for retirement. In order to comply with Section 409A of the Code, the Supplemental Executive Retirement Plan has been amended and restated, effective as of December 31, 2008, as the Invacare Corporation Cash Balance Supplemental Executive Retirement Plan, which is referred to in this proxy statement as the “SERP.”
Prior to amendment, the SERP provided for an annual benefit equal to 50% of a participant's annual base salary and target bonus on the April 1 immediately preceding or coincident with the date of termination. The benefit was reduced if the participant had less than 15 years of service with the Company. As amended, the SERP provides a benefit stated as a hypothetical account balance. Current participants, who were participants in the SERP prior to amendment, receive annual credits in the amount and for a maximum number of years as specified in their participation agreements. For such participants, the annual credits, together with annual interest credits, were structured with the intent to result in a benefit at normal retirement age that is substantially equivalent to the benefit that would have been provided at normal retirement age under the SERP prior to amendment. Future participants would receive annual credits that are a specified percentage (ranging from 8% to 35%, based on age at date of entry) of their annual base salary and target bonus for each year of employment, plus annual interest credits. The annual credits for such participants would not be made for any year in which the participant's account balance at June 30 is equal to or greater than 3.65 times that year's base salary and target bonus. Effective July 1, 2011, the Compensation Committee suspended the contributions by the Company to the SERP (see Compensation Discussion and Analysis).
Normal retirement age is age 65 or attainment of age 62 with 15 years of service with the Company. Annual interest credits at the established interest crediting rate will continue as long as the participant retains an account under the SERP. The interest crediting rate was initially set at 6% per year, compounded annually, and may be changed from time to time by the Compensation Committee. Effective July 1, 2011, the Compensation Committee reduced the interest crediting rate to 0% (see Compensation Discussion and Analysis). A participant will vest in his benefit in 20% increments over 5 years; however, payment of a participant's benefit generally will be made no earlier than normal retirement age, even if a participant terminates employment with a vested benefit prior to reaching normal retirement age. Also, retirement benefits generally are delayed until at least the later of the seventh month or the January after termination of employment. Upon entry into the SERP, a participant can make an election to receive his benefit, when it is ultimately paid, either in the form of a lump sum payment or in annual installments over a period not to exceed 25 years.
Notwithstanding the foregoing, if a participant's employment is terminated within two years following a “change in control” (as such term is defined in the SERP), the participant's account will become fully vested. In addition, his or her account will be credited with such additional amount as is necessary to bring the balance of the account to an amount equal to 3.65 times the greater of base salary plus target bonus for the year of termination or the preceding year, discounted from normal retirement age to the date of termination of employment (if earlier) at the interest crediting rate compounded annually. Payment of the benefit to such participant shall be made six months after termination of employment. Furthermore, if a participant dies prior to distribution of his or her benefits, a lump sum payment of the greater of his account balance or his base salary and target bonus at the time of death will be paid to his beneficiary within 30 days after death. If a participant's employment is terminated by reason of “disability” (as defined in the SERP), the participant will be entitled to an enhanced retirement benefit of not less than 3.65 times base salary plus target bonus, prorated for less than 15 years of service.
The SERP is a nonqualified plan and, thus, the benefits accrued under this plan would be subject to the claims of the Company's general creditors if the Company were to file for bankruptcy. The benefits will be paid (1) from an irrevocable grantor trust which has been partially funded from the Company's general funds and/or (2) directly from the Company's general funds.
Nonqualified Deferred Compensation for Fiscal Year 2012
The following table presents information for each of the Named Executive Officers regarding contributions, earnings, withdrawals and balances under the DC Plus Plan.

Name	Executive Contributions in 2012 ($)(1)	Company Contributions in 2012 ($)(2)	Aggregate Earnings in 2012 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2012 ($)(4)
A. Malachi Mixon, III	46,302	51,110	84,745	—	1,350,022
Gerald B. Blouch	49,567	43,837	155,619	—	1,382,171
Robert K. Gudbranson	—	4,332	20	—	45,145
Joseph B. Richey, II	—	4,918	17,589	—	140,400
Louis F.J. Slangen	20,481	15,114	207,440	—	1,873,430

____________________

(1)
The amounts reported in this column represent the portion of the officer's salary and/or bonus, as reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, that was deferred into the plan.

(2)
The amounts reported in this column have been included with respect to each officer in the “All Other Compensation” column of the Summary Compensation Table above, as described in footnotes (7), (8), (9), (10), (11) and (12) to that table.

(3)
No portion of the amounts reported in this column that represent accrued interest has been included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table, since none of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan. Please see the discussion below under DC Plus Plan for a description of how earnings under the plan are calculated.

(4)
Other than Company contributions (and the earnings thereon) made by the Company on behalf of each Named Executive Officer, the account balances shown in this column are solely attributable to deferrals by the Named Executive Officers of previously earned compensation and the earnings on these amounts.

DC Plus Plan
The DC Plus Plan is a non-qualified contributory savings plan for highly compensated employees. The program is offered to allow participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan, the Company's qualified retirement plan, and to provide participants with additional pre-tax savings opportunities. The DC Plus Plan is the successor to a prior non-qualified plan, the 401(k) Plus Plan. In 2004, the Company froze what was originally established as the 401(k) Plus Plan and prohibited further deferrals and contributions to that plan for compensation earned after December 31, 2004. It then adopted the DC Plus Plan, effective January 1, 2005, in order to address the requirements of Section 409A of the Code. All benefits of the participants earned and vested in the 401(k) Plus Plan as of December 31, 2004 remain preserved under and subject to the existing plan provisions. These plans are referred to in this proxy statement collectively as the “DC Plus Plan.”
The DC Plus Plan allows participants to defer all or any portion of their annual cash bonus compensation and up to 50% of their salary into the plan. The Company has the discretion to provide matching contribution credits on amounts deferred, in accordance with the matching contribution percentage formula provided under the Retirement Savings Plan. The Company also has the discretion to provide for quarterly contribution credits on amounts of compensation in excess of the qualified plan compensation limit, in accordance with the quarterly contribution formula under the Retirement Savings Plan. For 2012, if the participant deferred at least 3% of compensation to the DC Plus Plan, the match was 2% of compensation deferred under the DC Plus Plan. During 2012, quarterly contributions were 1% of compensation in excess of the qualified plan compensation limit, without regard to the amount of deferrals made under the DC Plus Plan (see Compensation Discussion and Analysis). Effective January 1, 2011, the DC Plus Plan was amended to permit the Company to enter into agreements with individual executives to provide for special discretionary contributions to be made on behalf of the executive in the amount specified in any such agreement, which contributions would be made in lieu of the executive's participation in the SERP. None of the Named Executive Officers has received such an agreement or such a discretionary contribution.
Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Company common shares reflected in phantom share units. Employee deferrals and contributions by the Company for the benefit of each employee are credited with earnings, gains or losses based on the performance of investment funds selected by the employee. Earnings under the DC Plus Plan in 2012 were based on the following funds, which had the following annual returns in 2012: Fidelity VIP Money Market SVC, 0.04%; PIMCO VIT Total Return Admin, 9.60%; PIMCO VIT Real Return Admin, 8.76%; T Rowe Price Equity Income I, 17.15%; Fidelity VIP Index 500 Initial, 15.91%; T. Rowe Price Blue Chip Growth, 18.26%; Janus Aspen Perkins Mid Cap Value Instl, 11.14%; Morgan Stanley UIF Mid Cap Growth I, 8.69%; Royce Capital Small Cap, 12.50%; Alger Small Cap Growth, 12.50%; MFS VIT II International Value Initial, 16.23%; American Fund IS International 2, 17.91%; and Invacare common shares, 6.87%. This array of funds is comparable to the array of funds offered for investment under the Invacare Retirement Savings Plan. Participants do not have any direct interest in or ownership of the funds. Participants' contributions are always 100% vested and employer contributions vest according to a five year graduated scale.
Distributions under the DC Plus Plan may be made only upon termination of the participant's employment, death, or hardship, or at the time specified by the participant at the time of deferral in accordance with the terms of the plan. In contrast, amounts held under the original 401(k) Plus Plan may still be distributed at any time at the election of the participant, subject to the forfeiture by the participant of 5% of the amount distributed. All distributions under the DC Plus Plan are in the form of cash. Distributions due to termination of employment are made within 90 days after termination of employment (or the seventh month after termination of employment in the case of key employees (as that term is defined in the Code)). Distributions are paid in the form of a lump sum, except that a participant may elect to have payment made in annual installments over a period of up to 15 years if termination occurs after retirement age (age 55 with 10 years of service) and the account is over a minimum amount. Elections to participate in the DC Plus Plan must be made by the employee in accordance with the requirements of the plan and applicable law.
Other Potential Post-Employment Compensation
Severance and Change of Control Benefits
Upon termination of employment for certain reasons (other than a termination following a change of control of the Company) severance benefits may be paid to the Named Executive Officers. The severance benefits payable to Mr. Blouch are addressed in his Severance Protection Agreement, discussed below, and the severance benefits payable to Messrs. Gudbranson, Richey and Slangen are addressed in the description of each of their respective letter agreements below. Mr. Mixon is not covered under a general severance agreement, but is entitled to receive benefits under a change of control agreement (discussed below under Change of Control Agreements) like all of the other Named Executive Officers and under a Chairman Retirement Program (discussed below under Chairman Retirement Program).
Severance Protection Agreement
In 2002, the Company entered into a Severance Protection Agreement with Mr. Blouch. Under the terms of the agreement, if Mr. Blouch's employment is terminated by reason of death or disability, by the Company for cause (as defined in the agreement) or by Mr. Blouch other than for good reason (as defined in the agreement), he or his estate is entitled to receive payment of any compensation and benefits accrued but unpaid at the time of such termination. If Mr. Blouch's employment is terminated by the Company other than for cause or by Mr. Blouch for good reason (but not due to death or disability), he then is entitled to receive the following benefits:

•
compensation equal to three times the amount of his then applicable annual base salary, to be paid in a lump sum no later than six months and a day following termination or, if earlier, by the 15th day of the third month following the calendar year in which termination occurred (“Short-term Date”);

•	75% of his target bonus for the year in which employment ends, to be paid in a lump sum no later than the Short-term Date;

•	any then-outstanding stock option grant or stock award shall immediately vest in full as of the date of termination of employment; and

•
the exercise period of any unexercised stock option shall be extended until two years after the date of termination of employment (unless the option expires earlier by its terms). In addition, Mr. Blouch may exercise all options by means of a cashless exercise program, so long as (a) the program is permitted under applicable law, and (b) the Company is not required to recognize additional compensation expense as a result of the exercise.

In accordance with the terms described above, assuming that Mr. Blouch's employment with the Company was terminated by the Company other than for cause or by Mr. Blouch for good reason (but not due to death or disability) as of December 31, 2012, the amounts and/or values of the benefits he would be entitled to receive are as follows: (1) $2,613,750 in respect of three times his applicable base salary; (2) $653,438 in respect of 75% of his applicable target bonus; and (3) $1,284,918 in respect of the present value of acceleration of vesting of outstanding unvested stock option grants and restricted stock awards and of the extension of the exercise periods of outstanding unexercised stock options, for a total of $4,552,106. The agreement also provides that, if applicable, Mr. Blouch would be entitled to a lump sum payment as necessary to “gross up,” on an after-tax basis, Mr. Blouch's compensation for all excise taxes and any penalties and interest imposed by Section 4999 of the Code.
The agreement contains provisions which restrict Mr. Blouch's ability to engage in any business that is competitive with the Company's business, or to solicit Company employees, customers or suppliers for a period of two years following the date of termination of his employment or two years after the last payment due to Mr. Blouch pursuant to the severance provisions described above, whichever is later. The agreement also contains provisions requiring Mr. Blouch to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he may have in any intellectual property developed in the course of his employment. The agreement will automatically terminate upon a change in control (as defined in the agreement).
Other Severance Arrangements
The Company has entered into letter agreements with each of Messrs. Gudbranson, Richey and Slangen which provide that, upon a termination of employment other than by the Company for cause, each executive will be entitled to continuation of his then-applicable base salary for one year, to receive a pro rata portion of his target bonus for the year in which his employment ends based on the date of termination, and to continuation of health insurance benefits until the earlier of the end of the severance period or such time as he obtains employment that provides such coverage.
In accordance with the terms described above, assuming that the employment of each of Messrs. Gudbranson, Richey and Slangen was terminated by the Company other than for cause as of December 31, 2012, and assuming that these individuals were not entitled to benefits under their change of control agreements, the amounts and/or values of the benefits they each would be entitled to receive are as follows: (1) Mr. Gudbranson would be entitled to $412,000 in respect of the continuation of his current base salary for one year, $309,000 in respect of his target bonus for the year and $13,846 in respect of the continuation of his current health insurance benefits for one year, for a total of $734,846; (2) Mr. Richey would be entitled to $435,000 in respect of the continuation of his current base salary for one year, $326,250 in respect of his target bonus for the year and $490 in respect of the continuation of his current health insurance benefits for one year, for a total of $761,740; and (3) Mr. Slangen would be entitled to $398,000 in respect of the continuation of his current base salary for one year, $298,500 in respect of his target bonus for the year and $2,145 in respect of the continuation of his current health insurance benefits for one year, for a total of $698,645.
The Company also has entered into a technical information and non-competition agreement with each of Messrs. Gudbranson, Richey and Slangen which contain provisions requiring each executive to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he may have in any intellectual property developed in the course of his employment. The agreements also contain provisions which restrict each executive's ability to engage in any business that is competitive with the Company's business, or to solicit Company employees, customers or suppliers for a period of two years following the date of termination of his employment; provided that, if the executive is unable to obtain employment consistent with his training and education solely because of the non-competition provisions of the agreement, the provisions will be effective only for so long as the Company makes monthly payments to the executive equal to his monthly base salary at the time of termination of his employment with the Company (including payment of premiums for health and life insurance as generally provided to the Company's employees).
Change of Control Agreements
The Company has entered into change of control agreements with its executive officers, including each of the Named Executive Officers. The agreements continue through December 31 of each year and are automatically extended in one-year increments unless the Company gives prior notice of termination at least one year in advance. These agreements are intended to ensure the continuity of management and the continued dedication of the executives during any period of uncertainty caused by the possible threat of a takeover. Except for the payments described in the next paragraph, Invacare's change of control agreements are so-called “double trigger” agreements in that they do not provide for benefits unless there is both a change of control of the Company and an executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) within three years after the change of control.
In the event that there is a change of control of the Company (as defined in the agreement), then on the first anniversary of the change of control, each covered executive (a) who is still employed by the Company, (b) whose employment was involuntarily terminated after the Change in Control for any reason other than cause (as defined in the agreement), death or disability, or (c) who terminated employment for good reason (as defined in the agreement) is entitled to receive a payment equal to the sum of (x) the highest annual base salary paid by the Company to the executive since the effective date of the agreement; and (y) the higher of the executive's target bonus in the year in which the change of control occurs or the target bonus in the preceding year (such sum being hereinafter referred to as “Base Compensation”). Assuming a change of control of the Company as of December 31, 2012, if each of the Named Executive Officers was entitled to the payment equal to his Base Compensation described in this paragraph, he would be entitled to receive the following: (1) Mr. Mixon: $1,533,334; (2) Mr. Blouch: $1,742,500; (3) Mr. Gudbranson: $721,000; (4) Mr. Richey: $761,250; and (5) Mr. Slangen: $696,500.

In addition, if the executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the three year period following a change of control under the conditions set forth in the agreements, the executive will receive, in addition to accrued but unpaid salary, bonus and vacation pay, the following:

•	a lump sum amount equal to two times the executive's Base Compensation;

•
a lump sum amount equal to three times the greatest contribution made by the Company to each of the Invacare Retirement Savings Plan and the DC Plus Plan on behalf of the executive for any year in the three years prior to the change of control, as well as a lump sum payment equal to the unvested portion of the executive's account under the Invacare Retirement Savings Plan;

•
a lump sum amount equal to the sum of the contributions and interest that were scheduled to be added to the executive's account under the SERP during the three year period immediately following the date of termination of employment if the executive had continued to be employed by the Company for three years after termination of employment, as reflected in the executive's participation agreement under the SERP;

•
continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years after termination of employment; and

•	a lump sum payment as necessary to “gross up,” on an after-tax basis, the executive's compensation for all excise taxes and any penalties and interest imposed by Sections 4999 and 409A of the Code.
The Company's equity compensation plans, the 401(k) Plus Plan and the DC Plus Plan provide for the following upon a change in control:

•	accelerated vesting of all outstanding unvested stock options, so that all options become exercisable in full;

•	accelerated vesting of all outstanding restricted stock; and

•	immediate vesting of the executive's rights under the 401(k) Plus Plan and the DC Plus Plan.
The change in control agreements also provide for these benefits if the executive is terminated without cause or resigns for good reason within three years after the change in control. Accordingly, the executive would receive the accelerated vesting of these benefits under the change in control agreements upon a qualifying termination of employment if they were not otherwise provided for under the plans at the time of the change of control, as a result of the Board determining not to accelerate vesting or due to an amendment in the terms of the plans. The change in control agreements further provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the change in control agreements generally provide that the agreements will automatically terminate upon a termination of employment prior to a change in control. However, if an executive is involuntarily terminated or terminates employment for good reason (as defined in the agreement) within the six months before, and primarily in anticipation of, a change in control, then effective as of the date of the change in control, the executive will be vested in and entitled to receive the same benefits to which he would have been entitled to if his termination of employment had occurred after the change in control.
The following table reflects the approximate amounts that would be payable to each Named Executive Officer under the individual change of control agreements assuming that the change of control occurred at December 31, 2012 and that such executive's employment was terminated in a manner triggering payment of the above benefits, including a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and assuming that no payments would be subject to excise tax or penalties imposed by Section 409A of the Internal Revenue Code.

Name	Lump Sum Severance Amount ($) (1)	Continuing Benefit Plan Coverage ($) (2)	Early Vesting of Stock Options($) (3)	Early Vesting of Restricted Stock ($) (3)	DBO Plan Coverage($) (4)	Estimated Tax Gross Up($) (5)	Total ($)
A. Malachi Mixon, III	5,658,784	81,507	—	183,591	—	—	5,923,882
Gerald B. Blouch	6,696,258	35,840	—	228,664	1,742,500	2,899,395	11,602,657
Robert K. Gudbranson	2,725,504	44,807	—	57,479	721,000	1,206,409	4,755,199
Joseph B. Richey, II	2,484,365	20,910	—	30,021	761,250	—	3,296,546
Louis F. J. Slangen	2,452,085	35,116	—	30,273	696,500	999,624	4,213,598

____________________

(1)
This amount is comprised of (i) a lump sum amount equal to the executive's retention payment (which is equal to his Base Compensation) plus an additional amount which, together, equal three times the executive's Base Compensation (which is $4,600,002 for Mr. Mixon, $5,227,500 for Mr. Blouch, $2,163,000 for Mr. Gudbranson, $2,283,750 for Mr. Richey and $2,089,500 for Mr. Slangen); (ii) a lump sum amount equal to three times the greatest contribution made by the Company on behalf of the executive for any year in the three years prior to the change of control to (A) the Invacare Retirement Savings Plan (which is $44,100 for Messrs. Mixon, Blouch, Slangen and Gudbranson, and $29,400 for Mr. Richey), (B) the DC Plus Plan (which is $344,301 for Mr. Mixon, $219,021 for Mr. Blouch, $52,416 for Mr. Gudbranson, $70,824 for Mr. Richey and $86,277 for Mr. Slangen), and (iii) a lump sum amount equal to the sum of the contributions and credited interest which were scheduled to be added to the executive's account under the SERP during the three year period following the change of control if the executive had continued in the employ of the Company through the third anniversary of the change of control (which is $670,381 for Mr. Mixon, $1,205,637 for Mr. Blouch, $465,988 for Mr. Gudbranson, $100,391 for Mr. Richey and $232,208 for Mr. Slangen).

(2)
This amount represents the present value of continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years following the date of termination.

(3)	These awards would become vested and the amount shown represents the present value of the acceleration of vesting under Section 4999 of the Internal Revenue Code.

(4)
The amounts in this column are amounts that would be payable to beneficiaries of the Named Executive Officers under the Company's Death Benefit Only Plan if the executive subsequently died following a termination of his employment after a change of control on December 31, 2012. See Retirement and Other Post-Termination Benefits - Death Benefit Only Plan below.

(5)
The estimated tax gross-up is calculated assuming that a change of control of the Company and termination of the executive's employment occurred at December 31, 2012 and assuming that none of the payments made pursuant to the change of control agreements were made in consideration of past services.

Retirement and Other Post-Termination Benefits
The Company maintains other plans and arrangements with its Named Executive Officers which provide for post-employment benefits upon the retirement or death of the executives, as further described below.
Retirement Plans
The Company's Named Executive Officers are eligible to participate in the SERP and the DC Plus Plan. The SERP and the present value of the accumulated benefits of each Named Executive Officer under the SERP are described elsewhere in this proxy statement under the Pension Benefits Table. The DC Plus Plan and the aggregate account balance of each Named Executive Officer under the plan are described elsewhere in this proxy statement under the Non-Qualified Deferred Compensation Table.

Death Benefit Only Plan
The Company maintains a Death Benefit Only Plan (“DBO Plan”) for its senior executives other than the executive Chairman of the Board. By participating in the DBO Plan, an executive agrees to limit his or her coverage under the Company's other group life insurance plans to a maximum of $50,000. Under the DBO Plan, subject to certain limitations, if a participant dies while employed by the Company, his or her designated beneficiary shall receive a benefit equal to three times the executive's highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with his or her death. If a participant dies after attaining age 65 or after his or her employment with the Company is otherwise terminated following a change of control of the Company, a payment equal to his highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to “gross up” the participant for some or all of the income taxes that may result from the benefits described above. With respect to each Named Executive Officer, if the executive had died on December 31, 2012, the following amounts would have been payable on an after-tax basis under the DBO Plan: (1) $5,253,000 to the beneficiaries of Mr. Blouch (who is over age 65); (2) $2,283,750 to the beneficiaries of Mr. Richey (who is over age 65); (3) $2,089,500 to the beneficiaries of Mr. Slangen (who is over age 65); and (4) $2,163,000 to the beneficiaries of Mr. Gudbranson. Upon a change of control of the Company, the Company's obligations under the DBO Plan will be binding on any successor to the Company and the foregoing benefits would be payable to a participant under the DBO Plan in accordance with the terms described above upon the death of the participant following the change of control.
Chairman Retirement Program
In March 2000, the Company established a retirement program for Mr. Mixon. Under the program, upon his retirement, Mr. Mixon is to be provided with a spending account of $200,000 per year for each of the five years following retirement for reimbursement of office and clerical support, financial and legal planning and other reasonable expenses incurred in an ongoing role as consultant to the Company. If, at the end of any year, any amounts remain in such account, the remaining amounts are to be paid to Mr. Mixon or his beneficiaries. The program further provides that, for each of the five years following his retirement, Mr. Mixon will be reimbursed for the cost of private or first class airfare of up to a maximum of $30,000 per year, the cost of home security expenses of up to $2,000 per year and the annual premium cost for medical insurance for Mr. Mixon and his spouse that is substantially similar to that maintained by the Company on his behalf prior to his retirement. In addition, during the five years after his retirement, Mr. Mixon will continue to be eligible to participate, at the Company's cost, in such personal umbrella insurance coverage and medical check-up benefit plans as may be maintained by the Company for its senior executives. The program will terminate on the earlier of the fifth anniversary of Mr. Mixon's retirement from the Company or a change of control of the Company as defined under the Change of Control Agreements described above. The Company estimates that, assuming that Mr. Mixon retired from the Company at December 31, 2012, the total amount payable to Mr. Mixon in connection with the foregoing benefits over the five-year period following retirement would be equal to approximately $1,255,290.
Compensation of Directors
Non-employee directors were paid a $60,000 annual retainer in 2012. The Company's Lead Director received an additional annual retainer of $15,000 in 2012. In 2012, the Chairman of the Audit Committee and the Chairman of the Compensation and Management Development Committee each received an additional annual retainer of $15,000, and the Chairmen of the Investment, Governance and Nominating Committees each received an additional annual retainer of $10,000. To the extent any director was required to attend in excess of 24 Board or committee meetings in a year, the director was paid a fee equal to $1,500 for each meeting in excess of 24 he or she attended. Upon joining the Board of Directors, a newly-elected director receives a one-time grant of stock options to purchase a number of shares equal to $150,000 divided by the market price of Invacare common shares on the date of grant, vesting over a four-year term. In August 2012, each non-employee director was granted a restricted stock award of 5,000 shares.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen-sation ($)		Total ($)
James C. Boland	41,042	(3)	66,850	—		—	—	80	(22)	107,972
Michael F. Delaney	60,000	(4)	66,850	—	(5)	—	—	—		126,850
C. Martin Harris, M.D.	79,375	(6)	66,850	—	(7)	—	—	640	(22)	146,865
Dale C. LaPorte	70,000	(8)	66,850	—	(9)	—	—	—		136,850
Dan T. Moore, III	68,750	(10)	66,850	—	(11)	—	—	—		135,600
William M. Weber	75,000	(12)	66,850	—	(13)	—	—	40	(22)	141,890
James L. Jones	60,000	(14)	66,850	—	(15)	—	—	—		126,850
Charles S. Robb	65,833	(16)	66,850	—	(17)	—	—	—		132,683
Baiju R. Shah	60,000	(18)	66,850	—	(19)	—	—	—		126,850
Ellen O. Tauscher	55,000	(21)	66,850	—	(22)	—	—	—		121,850

____________________

(1)
The values reported in this column represent the dollar amount of expense, calculated in accordance with ASC 718, Compensation - Stock Compensation, to be recognized for financial statement purposes over the respective vesting periods with respect to all restricted stock awarded to each director during 2012. For a summary of the terms of these awards, see the discussion following the Grants of Plan-Based Awards Table. For a description of the assumptions made in computing the values reported in this column, see “Shareholders' Equity Transactions” in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)
The values reported in this column represent the dollar amount of expense, calculated in accordance with ASC 718, Compensation - Stock Compensation, to be recognized for financial statement purposes over the respective vesting periods with respect to all stock options awarded to each director during 2012. For a summary of the terms of these awards, see the discussion following the Grants of Plan-Based Awards Table. For a description of the assumptions made in computing the values reported in this column, see “Shareholders' Equity Transactions” in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(3)
The fees to Mr. Boland include a $25,000 retainer, a $5,625 additional retainer for his service as Lead Director, a $6,250 additional retainer for his service as Chairman of the Compensation and Management Development Committee, and a $4,167 additional retainer for his service as Chairman of the Governance Committee (each representing the prorated portion of his annual retainer amounts through the date of his retirement from the Board). Mr. Boland retired as a director of the Company effective as of May 17, 2012.

(4)	The fees to Mr. Delaney represent a $60,000 retainer.

(5)
As of the end of the fiscal year, Mr. Delaney held options to buy 24,691 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 12, 2003 and December 22, 2010, at exercise prices between $10.695 to $47.01 per share, expired or will expire between March 12, 2013 and August 20, 2018, and became or will become exercisable between March 31, 2004 and January 1, 2014.

(6)
The fees to Dr. Harris include a $60,000 retainer, an $9,375 additional retainer for his service as Lead Director, a $4,167 additional retainer for his service as Chairman of the Nominating Committee, and a $5,833 additional retainer for his service as Chairman of the Governance Committee (each representing the prorated portion of his annual retainer amounts for the portion of the year served in each position). Dr. Harris was appointed as Lead Director and Chairman of the Governance

Committee as of May 17, 2012 and served as Chairman of the Nominating Committee until the Board realigned committee assignments on May 17, 2012.

(7)
As of the end of the fiscal year, Dr. Harris held options to buy 30,779 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between February 6, 2003 and August 20, 2008 at exercise prices between $23.71 to $47.01 per share, expired or will expire between February 6, 2013 and August 20, 2018, and became or will become exercisable between January 24, 2004 and September 30, 2012.

(8)	The fees to Mr. LaPorte include a $60,000 retainer, as well as a $10,000 retainer for his service as Chairman of the Investment Committee.

(9)
As of the end of the fiscal year, Mr. LaPorte held options to buy 7,858 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted on February 12, 2009 at an exercise price of $19.09 per share, will expire on February 13, 2019, and became exercisable between March 31, 2010 and March 31, 2013.

(10)
The fees to Mr. Moore include a $60,000 retainer, as well as a $8,750 retainer for his service as Chairman of the Compensation and Management Development Committee (such amount representing the prorated portion of his annual retainer amount for the portion of the year served in such position). Mr. Moore was appointed as Chairman of the Compensation and Management Development Committee effective as of May 17, 2012.

(11)
As of the end of the fiscal year, Mr. Moore held options to buy 27,142 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 12, 2003 and August 20, 2008, at exercise prices between $23.71 to $47.01 per share, expired or will expire between March 12, 2013 and August 20, 2018, and became exercisable between March 31, 2003 and September 30, 2012.

(12)	The fees to Mr. Weber include a $60,000 retainer, as well as a $15,000 retainer for his service as Chairman of the Audit Committee.

(13)
As of the end of the fiscal year, Mr. Weber held options to buy 27,524 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 12, 2003 and December 22, 2010, at exercise prices between $22.7025 to $47.01 per share, expired or will expire between March 12, 2013 and August 20, 2018, and became or will become exercisable between March 31, 2004 and January 1, 2015.

(14)	The fees to General Jones represent a $60,000 retainer.

(15)
As of the end of the fiscal year, General Jones held options to buy 8,563 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted between December 1, 2010 and December 22, 2010, at exercise prices between $22.7025 to $27.82 per share, will expire between December 31, 2014 and December 1, 2020, and will become exercisable between September 30, 2011 and January 1, 2016.

(16)
The fees to Senator Robb include a $60,000 retainer, as well as a $5,833 retainer for his service as the Chairman of the Nominating Committee (such amount representing the prorated portion of his annual retainer amount for the portion of the year served in such position). Senator Robb was appointed as the Chairman of the Nominating Committee effective as of May 17, 2012.

(17)
As of the end of the fiscal year, Senator Robb held options to buy 13,161 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted between March 1, 2010 and December 22, 2010, at exercise prices between $22.7025 to $28.67 per share, will expire between December 31, 2015 and March 1, 2020, and became or will become exercisable between March 31, 2011 and January 1, 2015.

(18)	The fees to Mr. Shah represent a $60,000 retainer.

(19)
As of the end of the fiscal year, Mr. Shah held options to buy 4,496 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted on May 19, 2011 at an exercise price of $33.36 per share, will expire on May 19, 2021, and became or will become exercisable between March 31, 2012 and March 31, 2015.

(20)	Ms. Tauscher was appointed to the Board of Directors effective February 9, 2012. The fees to Ms. Tauscher represent a prorated portion of her annual retainer for service during 2012.

(21)
As of the end of the fiscal year, Ms. Tauscher held options to buy 8,542 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted on February 9, 2012 at an exercise price of $17.56 per share, will expire on February 9, 2022, and became or will become exercisable between March 31, 2013 and March 31, 2016.

(22)
Other compensation includes personal use of corporate suites or tickets to sporting events. See the discussion in footnote 7 to the Summary Compensation Table for a description of the Company's methodology for determining the incremental cost of this perquisite.

OTHER MATTERS
The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote based on their best judgment on any other matters unless instructed to do otherwise.
Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by Invacare in connection with its annual meeting of shareholders to be held in 2014 must do so no later than December 4, 2013. To be eligible for inclusion in our 2014 proxy material, proposals must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.
If a shareholder intends to present a proposal (including with respect to director nominations) at Invacare's 2014 annual meeting without the inclusion of that proposal in the Company's 2014 proxy materials, the shareholder must give written notice of such proposal no later than March 17, 2014, which is 60 days prior to the first anniversary of the preceding year's annual meeting, and no earlier than February 14, 2014, which is 90 days prior to the first anniversary of the preceding year's annual meeting, in accordance with the Code of Regulations, as amended.
Upon the receipt of a written request from any shareholder, Invacare will mail, at no charge to the shareholder, a copy of Invacare's 2012 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission, for Invacare's most recent fiscal year. Written requests for any Reports should be directed to:
Shareholder Relations Department
Invacare Corporation
One Invacare Way, P.O. Box 4028
Elyria, Ohio 44036-2125
You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the annual meeting.

By Order of the Board of Directors,
ANTHONY C. LAPLACA
Secretary

Appendix A

INVACARE CORPORATION
2013 EQUITY COMPENSATION PLAN
ARTICLE I.
PURPOSE AND DURATION
Section 1.01. Establishment of the Plan. Invacare Corporation, an Ohio corporation, hereby establishes an equity-based compensation plan, to be known as the Invacare Corporation 2013 Equity Compensation Plan (the “Plan”). The Plan was adopted by the Company's Board on March 27, 2013, contingent on shareholder approval.
Section 1.02. Purposes of the Plan. The purposes of the Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants more closely with the interests of the Company's shareholders, to provide Participants with an additional incentive to excel in performing services for the Company and its Affiliates, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in attracting, motivating, and retaining key employees and directors. To achieve these objectives, the Plan provides for the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Shares.
ARTICLE II.
DEFINITIONS AND RULES OF INTERPRETATION
Section 2.01. Definitions. For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

(a)	“2003 Plan” means the Invacare Corporation Amended and Restated 2003 Performance Plan.

(b)	“Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c)
“Affiliate” means any corporation or any other entity (including, but not limited to, a partnership, limited liability company, joint venture, or Subsidiary) controlling, controlled by, or under common control with the Company.

(d)	“Affiliated SAR” means an SAR that is granted in connection with a related Option and is deemed to be exercised at the same time as the related Option is exercised.

(e)	“Aggregate Share Limit” has the meaning specified in Section 4.01(a).

(f)
“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares.

(g)	“Award Agreement” means the written agreement that sets forth the terms and conditions applicable to an Award.

(h)	“Board” or “Board of Directors” means the Company's Board of Directors, as constituted from time to time.

(i)
“Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price for Options (i) through a same day sale commitment from the Participant and a FINRA member firm, whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA member firm irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (ii) through a margin commitment from the Participant and a FINRA member firm whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA member firm in a margin account as security for a loan from the FINRA member firm in the amount of the Exercise Price and whereby the FINRA member firm irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company and the Company agrees to deliver the shares upon receipt of the funds.

(j)
“Cause” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If a Participant has not entered into any employment, severance or change in control agreement with a definition of Cause, then “Cause” means the occurrence of any of the following events: (a) a Participant's conviction of, or plea of guilty or nolo contendere to, a felony (other than one arising from the operation of a motor vehicle) or any crime of moral turpitude, fraud or dishonesty; (b) a Participant's misappropriation, embezzlement, or attempted misappropriation or embezzlement, of any business opportunity, funds or property of the Company or any of its Affiliates or Subsidiaries (including attempting to secure or securing any personal profit in connection with any transaction involving the Company or its Affiliates or Subsidiaries); (c) the Participant's fraud or dishonesty against the Company or any of its Affiliates or Subsidiaries; (d) the Participant's breach of any Award Agreement or any Technical Information Agreement & Non-Competition Agreement entered into by the Participant or failure to adhere to any material written rule or policy of the Company; provided, however, that if such breach or failure is reasonably susceptible to cure; the Company shall notify the Participant in writing of the acts believed to constitute such breach or failure, and if the Participant corrects or remedies such acts within ten (10) business days after such notice is given, then such breach or failure shall not be deemed to be “Cause” hereunder; or (e) the Participant's voluntary resignation or other termination of employment effected by the Participant under circumstances in which the Company could effect such termination with Cause pursuant to this Plan.

(k)	“Change in Control” has the meaning specified in Section 14.01.

(l)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(m)	“Committee” means the Compensation and Management Development Committee of the Board or such other committee appointed by the Board that complies with Section 3.01 to administer the Plan.

(n)	“Company” means Invacare Corporation, an Ohio corporation, and any successor thereto.

(o)	“Covered Employee” means an Employee who is a “covered employee” as defined in Code Section 162(m)(3).

(p)
“Demotion or Removal” means, with respect to a Participant, other than by voluntary resignation or with the Participant's written consent, the Participant's ceasing to hold the highest position held by him or her at any time during the one-year period ending on the date of the consummation of a Change in Control with all of the duties, authority, and responsibilities of that office as in effect at any time during the one-year period ending on the date of the Change of Control.

(q)	“Director” means any individual who is a member of the Board of Directors.

(r)	“Effective Date” means May 16, 2013, which is the date on which the Company's shareholders initially approved the Plan.

(s)
“Employee” means an officer or key employee of the Company or an Affiliate a leased employee or an individual who provides services for the Company or any Affiliate that is substantially similar to services an employee would provide.

(t)
“Exercise Price” means, (i) with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the exercise of such Option; and (ii) with respect to a SAR, the base amount of such SAR.

(u)
“Fair Market Value” means, with respect to a Share as of a particular date, the per share closing price for the Shares on such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If the Shares are not traded over the applicable exchange or market on the date as of which the determination of Fair Market Value is made, “Fair Market Value” means the per share closing price for the Shares on the most recent preceding date on which the Shares were traded over such exchange or market. If the Shares are not traded on any national securities exchange or market, the “Fair Market Value” of a Share shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.

(v)	“FINRA” means the Financial Industry Regulatory Authority.

(w)	“Fiscal Year” means the annual accounting period of the Company.

(x)	“Freestanding SAR” means an SAR that is granted independently of any Option.

(y)
“Grant Date” means the date specified by the Committee or the Board, or a delegate of the Committee or the Board, on which a grant of an Award under this Plan will become effective, which date will not be earlier than the date on which the Committee or the Board, or a delegate of the Committee or the Board, takes action with respect thereto.

(z)
“Good Reason” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If the Participant has not entered into any employment, severance, or change in control agreement with a definition of “Good Reason,” then “Good Reason” means the occurrence of one or more of the following events within the two-year period following a Change in Control:

(i)
The Participant is subjected to a Demotion or Removal involving a material diminution in the Participant's authority, duties, or responsibilities or in those of the individual to whom the Participant is required to report;

(ii)	The Participant's annual base salary is materially reduced (which for this purposes shall be deemed to occur if the reduction is five percent (5%) or greater);

(iii)
The Participant's opportunity for incentive compensation is materially reduced from the level of his or her opportunity for incentive compensation as in effect immediately before the date of the Change in Control or from time to time thereafter (which for this purposes shall be deemed to occur if the reduction is equivalent to a five percent (5%) or greater reduction in Participant's annual base salary immediately prior to the Change in Control);

(iv)
The Participant is excluded following a Change in Control (other than by his volitional action(s)) from full participation in any benefit plan or arrangement maintained for similarly situated employees of the Company or the Post-CIC Entity, and such exclusion materially reduces the benefits that otherwise would have been available to the Participant;

(v)
The Participant's principal place of employment with the Company or the Post-CIC Entity is relocated a material distance (which for this purpose shall be deemed to be more than 35 miles) from such Participant's principal place of employment immediately prior to the Change in Control; or

(vi)
Any other action or inaction that constitutes a material breach by the Company or the Post-CIC Entity of this Plan, any Award Agreement or any other agreement under which the Participant provides his or her services to the Company or the Post-CIC Entity.

(aa)	“Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.

(bb)	“Nonemployee Director” means a Director who is not an Employee.

(cc)	“Nonqualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.

(dd)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(ee)	“Option Period” means the period during which an Option is exercisable in accordance with the applicable Award Agreement and Article VI.

(ff)	“Participant” means an Employee or Director to whom an Award has been granted.

(gg)	“Performance Award” means an Award under which the amount payable to a Participant (if any) is contingent on the achievement of pre-established Performance Targets during the Performance Period.

(hh)	“Performance-Based Compensation” means compensation described in Code Section 162(m)(4)(C) that is excluded from “applicable employee remuneration” under Code Section 162(m).

(ii)
“Performance Measures” means, with respect to a Performance Award, the objective factors used to determine the amount (if any) payable pursuant to the Award. “Performance Measures” shall be based on any of the factors listed below, alone or in combination, as determined by the Committee. Such factors may be applied (i) on a corporate-wide or business-unit basis, (ii) including or excluding one or more Affiliates or Subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance. The factors that may be used as Performance Measures are: (A) return on equity; (B) earnings per Share; (C) net income (D) pre-tax income; (E) operating income; (F) EBIT; (G) EBITDA; (H) cash flow; (I) economic profit; (J) total earnings; (K) earnings growth; (L) return on capital; (M) operating measures (including, but not limited to, operating margin and/or operating costs); (N) return on assets; (O) return on assets; (P) return on net assets; (Q) return on capital; (R) return on invested capital; (S) increase in the Fair Market Value of the Shares; or (T) total shareholder return. Performance Measures may differ from Participant to Participant and from Award to Award.

The Committee may grant Awards that are subject to Performance Measures that are either Qualified Performance Awards or not Qualified Performance Awards.
In setting Performance Measures, the Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items. To the extent such exclusions affect Qualified Performance Awards, such exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m).
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Targets unsuitable, the Committee may in its discretion modify such Performance Targets or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance Award (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Code Section 162(m). In such case, the Committee will not make any such modification of the Performance Targets or minimum acceptable level of achievement with respect to the applicable Covered Employee.

(jj)	“Performance Period” means the period of time during which Performance Targets must be achieved with respect to an Award, as established by the Committee.

(kk)	“Performance Share” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is equal to the Fair Market Value of a Share on the Grant Date.

(ll)
“Performance Targets” means, with respect to a Performance Award for a Performance Period, the objective performance under the Performance Measures for that Performance Period that will result in payments under the Performance Award. Performance Targets may differ from Participant to Participant and Award to Award.

(mm)	“Performance Unit” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is established by the Committee on or before the Grant Date.

(nn)	“Period of Restriction” means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.

(oo)	“Plan” means the Invacare Corporation 2013 Equity Compensation Plan, as set out in this instrument and as amended from time to time.

(pp)	“Post-CIC Entity” means any entity (or any successor or parent thereof) that effects a Change in Control pursuant to Article XIV.

(qq)	“Qualified Performance Award” means a Performance Award that is intended to qualify as Performance-Based Compensation under Code Section 162(m).

(rr)	“Restricted Stock” means an Award granted to a Participant pursuant to Section 8.01.

(ss)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9.01 and represents the right of the Participant to receive Shares or cash at the end of the specified period.

(tt)	“Rule 16b-3” means Rule 16b-3 under the 1934 Act and any future rule or regulation amending, supplementing, or superseding such rule.

(uu)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions that involve equity securities of the Company.

(vv)
“Shares” means the whole shares of issued and outstanding regular voting common shares, without par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in 4.04, or the stock of any successor to the Company that is so designated for the purposes of the Plan.

(ww)
“Spread” means (i) with respect to a free-standing SAR, the excess of the Fair Market Value per Share on the date when a SAR is exercised over the Exercise Price provided for in the related Award Agreement; or (ii) with respect to a tandem SAR, the excess of the Fair Market Value per Share on the date when the related portion of the Option is surrendered over the Exercise Price provided for in the Award Agreement for the related Option.

(xx)
“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection or tandem with a related Option, that is designated as an SAR pursuant to Section 7.01, which shall generally be a right of the Participant to receive from the Company an amount determined by the Committee that is expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise of the SAR.

(yy)
“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (in the election of directors or similar governing body) in one of the other corporations in the chain.

(zz)
“Tandem SAR” means an SAR that is granted in tandem with a related Option, the exercise of which requires forfeiture of the right to exercise the related Option with respect to an equal number of Shares and that is forfeited to the extent that the related Option is exercised.

(aaa)	“Termination of Service,” “Terminates Service,” or any variation thereof means a separation from service within the meaning of Treasury Regulation 1.409A-1(h).
Section 2.02. Rules of Interpretation. The following rules shall govern in interpreting the Plan:

(a)
Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Ohio without giving effect to any choice or conflict of law provisions, principles, or rules.

(b)
The Plan and all Awards are intended to be exempt from or comply with the requirements of Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan and any Award Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

(c)	Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.

(d)	To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(e)
If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

(f)
The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.

(g)	The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.
ARTICLE III.
ADMINISTRATION
Section 3.01. The Committee. The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties. The Committee shall consist of not fewer than three (3) Directors, and Committee action shall require the affirmative vote of a majority of its members. The Committee shall be composed solely of Directors who are both (i) non-employee directors under Rule 16b-3 and (ii) outside directors under Code Section 162(m)(3)(C)(ii).
Section 3.02. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to (a) select the Employees or Directors who shall participate in the Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan's administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee, subject to the provisions of this Plan and any applicable law. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Notwithstanding the preceding provisions, the Committee shall not have any authority to take any action with respect to a Qualified Performance Award that would disqualify it from being such. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan.
Section 3.03. Delegation by the Committee. The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons, (ii) in a way that would jeopardize the Plan's satisfaction of Rule 16b-3, or (iii) with respect to grants of Qualified Performance Awards.
Section 3.04. Decisions Binding. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee pursuant to this Article shall be final, conclusive, and binding on all persons, including the Company and Participants.
ARTICLE IV.
SHARES SUBJECT TO THIS PLAN
Section 4.01. Number of Shares; Plan Limits.

(a)
Subject to adjustment as provided in Section 4.06 and any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance under the Plan pursuant to (i) the exercise of Options, (ii) the grant of Affiliated, Freestanding, and Tandem SARs, (iii) the grant of Restricted Stock, (iv) the payment of Restricted Stock Units, Performance Units and Performance Shares, and/or (v) the grant of Shares shall not exceed the sum of the following (the “Aggregate Share Limit”):

(i)	3,800,000 Shares; plus

(ii)	any Shares covered by an award under this Plan or the 2003 Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award.

(b)
Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the Aggregate Share Limit as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. If the Company pays the benefit provided by any Award granted under the Plan to the respective Participant in cash, any Shares that were covered by such Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein:

(i)	if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall count against the Aggregate Share Limit;

(ii)	any Shares withheld by the Company to satisfy a tax withholding obligation shall count against the Aggregate Share Limit;

(iii)
the number of Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan and shall count against the Aggregate Share Limit; and

(iv)	in the event that the Company repurchases Shares with proceeds from the exercise of an Option, those Shares will not be added to the Aggregate Share Limit.
If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on their Fair Market Value, such Shares will not count against the Aggregate Share Limit.

(c)
Shares issued under the Plan may be authorized but unissued Shares, treasury Shares, reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants.

(d)
Subject to adjustment pursuant to Section 4.06 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,800,000 Shares.

(e)
Each Share underlying an Award of Stock Options or SARs will count against the Aggregate Share Limit by one Share. Each Share underlying any Award other than a Stock Option or SAR shall count against the Aggregate Share Limit by two Shares. Any Shares that are added back to the Aggregate Share Limit pursuant to Section 4.01(b) shall be added back in the same manner such Shares were originally counted against the Aggregate Share Limit pursuant to this Section 4.01(e). Each Share that is added back to the Aggregate Share Limit due to a cancellation or forfeiture of an award granted under the 2003 Plan pursuant to Section 4.01(a)(ii) shall be added back as one Share.

Section 4.02. Limitation on Shares Issued Pursuant to Awards. Notwithstanding any other provision of this Plan to the contrary, and subject to adjustment as provided in Section 4.06:

(a)	no Participant will be granted Options or SARs for more than 400,000 Shares, in the aggregate, during any calendar year; and

(b)
no Participant will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares that are Qualified Performance Awards for more than 50,000 Shares, in the aggregate, during any calendar year.

(c)	No Nonemployee Director will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares for more than 50,000 Shares, in the aggregate, during any calendar year.
Section 4.03. Limitation on Cash Awards. Notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Participant will receive any Qualified Performance Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $5,000,000. In addition, notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Nonemployee Director will receive any Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $5,000,000.
Section 4.04. Restrictions on Shares. Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions, and restrictions as the Committee may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Shares, cash, or other property before (i) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded) and (ii) the completion of any registration or qualification of such shares under federal, state, local, or other law, or any ruling or regulation of any government body that the Committee determines to be necessary or advisable. The Company may cause any certificate for Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and other person entitled to benefits hereunder are to be provided on the condition that such Participant or other person furnish full, true, and complete data, evidence, or other information, and that he or she promptly sign any document reasonably requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional shares shall be aggregated and then rounded to the next lower whole Share.
Section 4.05. Shareholder Rights. Except with respect to Restricted Stock as provided in Article VIII, no person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee, such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company shall have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant shall not be treated as a shareholder for any purpose before such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date on which such Shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award Agreement.
Section 4.06. Changes in Stock Subject to the Plan. In the event of any change in the Shares by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, or similar transaction, the Committee shall, as it deems appropriate, adjust (i) the aggregate number and kind of Shares available for Awards, (ii) the number and kind of Shares subject to an Award, (iii) the number of Shares available for certain Awards under the limits set forth in Sections 4.01(d), 4.01(e), 4.02 and 4.07 of this Plan and (iv) the terms of the Award to prevent the dilution of Shares or the diminution of the Awards. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or a Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Committee's determination pursuant to this Section shall be final and conclusive; provided, however, no adjustment pursuant to this Section shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 6.01.
Section 4.07. Shares Exempt from Minimum Vesting Requirements. Notwithstanding any provision in the Plan to the contrary, up to 10% of the Aggregate Share Limit, as may be adjusted under Section 4.06 of this Plan, may be used for (i) Awards granted under Articles VIII through X of this Plan that are not subject to the one-year vesting requirements for performance-based Awards set forth in Sections 8.04(a)(i), 9.04(a)(i) and 10.03(a)(i) of this Plan or the three-year vesting requirements for service-based Awards set forth in Sections 8.04(a)(ii) and 9.04(a)(ii) of this Plan and (ii) Awards of Shares granted pursuant to Article XI of this Plan.
ARTICLE V.
ELIGIBILITY
Except as herein provided, individuals who are Employees or Directors shall be eligible to participate in the Plan and be granted Awards. The Committee may, from time to time and in its sole discretion, select the Employees or Directors to be granted Awards and determine the terms and conditions with respect to each Award. In making any such selection and in determining the form of an Award, the Committee may give consideration to the functions and responsibilities of the Employee or Director and the Employee's or Director's contributions to the Company or its Affiliates, the value of the Employee's or Director's services (past, present, and future) to the Company or its Affiliates, and such other factors as it deems relevant.
ARTICLE VI.
STOCK OPTIONS
Section 6.01. Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee or Director in such amounts as the Committee may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The Committee shall determine the number of Shares subject to each Option, subject to the express limitations of the Plan. Furthermore, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.
Section 6.02. Option Award Agreement. Each Option shall be evidenced by an Option Award Agreement that shall specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option, and such other terms and conditions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options and related Award Agreements shall comply with the requirements of Code Section 422; provided, however, that, to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Option shall be deemed a Nonqualified Stock Option.
Section 6.03. Exercise Price. Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Option.

(a)	Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.

(b)
Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)
Substitute Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 4.06.

Section 6.04. Duration of Options. The Option Period with respect to each Option shall commence and expire at such times as the Committee shall provide in the Award Agreement, provided that:

(a)	Options shall not be exercisable more than ten years after their respective Grant Dates;

(b)
Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and

(c)
Subject to the limits of this Article, the Committee may, in its sole discretion, after an Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).

Section 6.05. Exercisability of Options. Subject to Article XIV, all Options granted under this Plan shall be exercisable at such times, under such terms, and subject to such restrictions and conditions as the Committee shall determine and specify in the applicable Award Agreement. An Award Agreement for an Option may provide that such Option becomes exercisable in the event of the Participant's death, disability or retirement.
Section 6.06. Method of Exercise. Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the applicable Option Period by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part also may be made by:

(a)
subject to any conditions or limitations established by the Committee, delivering Shares already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the portion of the Exercise Price paid;

(b)	to the extent permitted by law, the delivery of cash by a broker-dealer pursuant to a Cashless Exercise;

(c)
subject to any conditions or limitations established by the Committee, the Company's withholding of Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price pursuant to a net exercise arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares so withheld will not be treated as issued and acquired by the Company upon such exercise);

(d)	to the extent permitted by law, in any other manner then permitted by the Committee; or

(e)	a combination of the foregoing.
No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.
Section 6.07. Restrictions on Share Transferability. In addition to the restrictions imposed by Section 15.09 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.
Section 6.08. Prohibition on Repricing of Stock Options. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding Option may not be amended without shareholder approval to reduce the Exercise Price of such outstanding Option or to cancel such outstanding Option in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original Option.
ARTICLE VII.
STOCK APPRECIATION RIGHTS
Section 7.01. Grant of SARs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, the Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and the Exercise Price of a Tandem SAR or an Affiliated SAR shall be equal to the Exercise Price of the Option to which such SAR relates. The number of Shares to which an SAR relates as well as the Exercise Price for an SAR shall be subject to adjustment pursuant to Section 4.06.
Section 7.02. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. The following requirements shall apply to all Tandem SARs: (i) the Tandem SAR shall expire not later than the date on which the related Option expires; (ii) the value of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and one hundred percent (100%) of the Fair Market Value of the Shares subject to the related Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Option to which the Tandem SAR relates exceeds the Exercise Price of such Option.
Section 7.03. Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. Such deemed exercise of an Affiliated SAR shall not reduce the number of Shares subject to the related Option.
Section 7.04. Exercise of Freestanding SARs. Subject to Article XIV, Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall specify in the applicable Award Agreement. An Award Agreement for a Freestanding SAR may provide that such Freestanding SAR becomes exercisable in the event of the Participant's death, disability or retirement.
Section 7.05. SAR Award Agreement. Each SAR shall be evidenced by an Award Agreement that specifies the Exercise Price, the expiration date of the SAR, the number of SARs, any conditions on the exercise of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement shall also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR, or a combination thereof.
Section 7.06. Expiration of SARs. Each SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement. Notwithstanding the foregoing, the terms and provisions of Section 6.04 also shall apply to Affiliated and Tandem SARs.
Section 7.07. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the SAR's Spread; by

(b)	the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, such payment may be in cash, in Shares that have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and Shares.
Section 7.08. Termination of SAR. An Affiliated SAR or Tandem SAR shall terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR shall terminate at the time provided in the applicable Award Agreement, and under no circumstances more than 10 years from the Grant Date.
Section 7.09. Prohibition on Repricing SARs. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding SAR may not be amended without shareholder approval to reduce the Exercise Price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original SAR.
ARTICLE VIII.
RESTRICTED STOCK
Section 8.01. Grants of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 8.02. Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock that must be satisfied for the restrictions on some or all of the Shares to be released at the end of the Period of Restriction.
Section 8.03. Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.
Section 8.04. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Article.

(a)
General Restrictions. The Committee may impose restrictions on Restricted Stock based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Shares of Restricted Stock shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Shares of Restricted Stock shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)
Section 162(m) Performance Restrictions. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets. If the Committee intends for any Share of Restricted Stock to be a Qualified Performance Award, the specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as Performance-Based Compensation. In granting Restricted Stock that is a Qualified Performance Award, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

(c)
Legend on Certificates. The Committee, in its sole discretion, may require the placement of a legend on certificates representing Shares of Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

THE SALE, PLEDGE, OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE INVACARE CORPORATION 2013 EQUITY COMPENSATION PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF INVACARE CORPORATION.
Section 8.05. Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be released shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Shares are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the Participant's death, disability or retirement.
Section 8.06. Dividends. Any grant of Shares of Restricted Stock may require that any or all dividends or other distributions paid thereon during the applicable Period of Restriction be either paid currently or automatically deferred and reinvested in additional Shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Shares of Restricted Stock with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.
Section 8.07. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.
Section 8.08. Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.
ARTICLE IX.
RESTRICTED STOCK UNITS
Section 9.01. Grants of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 9.02. Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Restricted Stock Units (including the number of Shares or cash to be delivered or paid upon the lapse of restrictions), and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock Units that must be satisfied for the restrictions on some or all of the Shares to be delivered or cash to be paid at the end of the Period of Restriction.

Section 9.03. Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Restricted Stock Units may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise.
Section 9.04. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate in accordance with this Article.

(a)
General Restrictions. The Committee may impose restrictions on Restricted Stock Units based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Restricted Stock Units shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Restricted Stock Units shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)
Section 162(m) Performance Restrictions. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock Units as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets. If the Committee intends for any Restricted Stock Unit to be a Qualified Performance Award, the specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established by the Committee on or before the latest date permissible to enable the Restricted Stock Unit to qualify as Performance-Based Compensation. In granting Restricted Stock Units that are Qualified Performance Awards, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 9.05. Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Restricted Stock Units covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock Units for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be delivered (or cash to be paid) shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Restricted Stock Units are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock Units may provide for the earlier termination of restrictions on such Restricted Stock Units in the event of the Participant's death, disability or retirement.
Section 9.06. Dividends Equivalents. The Committee may, at the Grant Date of Restricted Stock Units, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on current, deferred or contingent basis; provided, however, that dividends or other distributions on Restricted Stock Units with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.
Section 9.07. Ownership. During the Period of Restriction, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.
Section 9.08. Cancellation of Restricted Stock Units. On the date set forth in the applicable Award Agreement, all Restricted Stock Units that have not been earned or vested shall be forfeited and thereafter the Shares subject to such forfeited Restricted Stock Units shall be available for the grant of new Awards.

ARTICLE X.
PERFORMANCE UNITS AND PERFORMANCE SHARES
Section 10.01. Grant of Performance Units/Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, subject to the express limitations of the Plan.
Section 10.02. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
Section 10.03. Performance Objectives and Other Terms. The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall specify the number of Performance Units or Performance Shares, the Performance Period, the performance objectives, and such other terms and conditions as the Committee, in its sole discretion, shall determine, subject to Article XIV.

(a)
General Performance Objectives. The Committee may set performance objectives based upon (i) the achievement of Performance Targets; provided that, except as provided in Section 4.07, the Performance Period for any Performance Share or Performance Unit shall be at least one year, (ii) applicable Federal or state securities laws, or (iii) any other basis determined by the Committee in its sole discretion.

(b)
Section 162(m) Performance Objectives. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Performance Units or Performance Shares to Covered Employees as Performance-Based Compensation, the Committee shall establish the specific Performance Targets applicable to Performance Units or Performance Shares. If the Committee intends for any Performance Unit or Performance Share to be a Qualified Performance Award, the Performance Targets for any such Award shall be set by the Committee on or before the latest date permissible to enable the Performance Unit or Performance Share, as the case may be, to qualify as Performance-Based Compensation. In granting Performance Units or Performance Shares to Covered Employees that are Qualified Performance Awards, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 10.04. Earning of Performance Units/Shares. After the applicable Period of Restriction has ended, the holder of Performance Units or Performance Shares shall be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Targets have been achieved. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications in the event of the Participant's death, disability or retirement.
Section 10.05. Form and Timing of Payment of Performance Units/Shares. Each Award Agreement for Performance Shares or Performance Units will specify the time and manner of payment for any such Performance Shares or Performance Units that have been earned. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period), or a combination thereof.

Section 10.06. Dividend Equivalents. The Committee may, at the Grant Date of Performance Shares, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on a contingent basis, subject in all cases to deferral and payment on a contingent basis based on the Participant's earning of the Performance Shares with respect to which such dividend equivalents are paid.
Section 10.07. Cancellation of Performance Units/Shares. On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares that have not been earned or vested shall be forfeited and thereafter shall be available for the grant of new Awards.
ARTICLE XI.
SHARE GRANTS
Subject to the provisions of the Plan, the Committee may make an Award of Shares to any Employee or Director in such amount as the Committee, in its sole discretion, may determine. A grant pursuant to this Section may be evidenced by a Share Award Agreement or such other document as the Committee, in its sole discretion, determines to be appropriate; provided, however, the Shares shall be freely transferable, and the Committee shall not impose Performance Targets, a Period of Restriction, or any other conditions, restrictions, or risks of forfeiture on the Award. Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article XIII.
ARTICLE XII.
AMENDMENT, TERMINATION, AND DURATION
Section 12.01. Amendment, Suspension, or Termination.

(a)
The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under the Plan or an Award theretofore granted (including, without limitation, a Participant's rights provided for in Article XIV hereof) without the Participant's consent, except that any supplement, amendment, alteration, or discontinuation may be made to (i) avoid a material charge or expense to the Company or an Affiliate, (ii) cause this Plan to comply with applicable law, or (iii) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue this Plan without the approval of the Company's shareholders so long as any such amendment or alteration does not (i) expand the types of awards eligible for grants or materially increase benefits accruing to Participants under the Plan; (ii) materially increase the number of Shares subject to the Plan (other than pursuant to Section 4.06); (iii) materially increase the maximum number of Options, SARs, Shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares that the Committee may award to an individual Participant under the Plan (other than pursuant to Section 4.06); (iv)  materially expand the classes of persons eligible or modify the requirements for participation in the Plan; (v) delete or materially limit Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs); or (vi) otherwise require approval by the shareholders of the Company in order to comply with applicable law, the terms of a written agreement or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, subject to any approval or limitations the Board may impose.

(b)
If permitted by Code Section 409A and Code Section 162(m), and the regulations thereunder, without resulting in any adverse tax consequences, but subject Section 12.01(c), in case of termination of employment by reason of death, disability or retirement of a Participant, or in the case of a Change in Control, an unforeseeable emergency or other special circumstances, the Committee may, in its sole discretion, accelerate the exercisability of an Option or SAR, accelerate the time at which any restrictions shall lapse or remove any restrictions with respect to Shares of Restricted Stock and Restricted Stock Units, and reduce or waive any Performance Targets or related business criteria applicable to Performance Shares or Performance Units.

(c)
Subject to Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs), the Committee may amend the terms of any Award granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance Award (other than in connection with the Participant's death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Targets or the level or levels of achievement with respect to such Award. Except as provided in Section 4.06 of the Plan, no amendment of an Award shall impair the rights of the Participant without his or her consent.

Section 12.02. Duration of the Plan and Shareholder Approval. The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement or a duly adopted Plan amendment.
ARTICLE XIII.
TAX WITHHOLDING
Section 13.01. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state, and local income and employment taxes required to be withheld with respect to the payment or exercise of such Award.
Section 13.02. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, including in an Award Agreement, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (i) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. In no event will the Fair Market Value of the Shares withheld and delivered to satisfy applicable withholding taxes in connection with the benefit provided under the Plan exceed the minimum amount of taxes required to be withheld. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
ARTICLE XIV.
CHANGE IN CONTROL
Section 14.01. Definition. For purposes of the Plan, a “Change in Control” shall mean that the conditions or events set forth in any one or more of the following subsections shall have occurred:

(a)
There is a report filed on Schedule 13D or Schedule 14D‑1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition, in a transaction or series of transactions, by any person (as the term “person” is used in Section 13(d) and Section 14(d)(2) of the 1934 Act), other than (1) A. Malachi Mixon and/or any Affiliate of A. Malachi Mixon, (2) the Company or any of its subsidiaries, (3) any employee benefit plan or employee stock ownership plan or related trust of the Company or any of its subsidiaries, or (4) any person or entity organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or trust, of such number of shares of the Company as entitles that person to exercise 30% or more of the voting power of the Company in the election of Directors;

(b)
During any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Directors unless the election of each new Director (over such period) was approved or recommended by the vote of at least two‑thirds of the Directors then still in office who were Directors at the beginning of the period;

(c)
There is a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code), or control share acquisition (as defined in Section 1701.01(Z)(1), Ohio Revised Code, or in the Company's Second Amended and Restated Articles of Incorporation, as the same may be hereafter amended) involving the Company and, as a result of which, the holders of shares of the Company prior to the transaction become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation or other entity as entitles them to exercise less than fifty percent (50%) of the voting power of the surviving or acquiring corporation or other entity in the election of Directors;

(d)
There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, but only if the transferee of the assets in such transaction is not a subsidiary of the Company; or

(e)
The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of Invacare, but only if the transferee of the assets of the Company in such liquidation or dissolution is not a subsidiary of the Company.

Section 14.02. Company Remains Surviving Entity or Awards Assumed by Successor.

(a)
Upon the occurrence of a Change in Control in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but the Awards granted under this Plan are Assumed (as defined in Section 14.02(c) below) by the Post-CIC Entity, any Award granted under this Plan prior to the Change in Control shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:

(i)	the Participant's employment or service is involuntarily Terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause; or

(ii)	the Participant Terminates his or her employment or service for Good Reason.

(b)
If a Participant's employment or service is Terminated as described in Section 14.02(a) above, (i) any outstanding Stock Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Stock Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan shall lapse; and (iii) Awards made to such Participant pursuant to this Plan that are subject to Performance Measures shall immediately be earned or vest and shall, to the extent permitted under Code Section 409A without resulting in adverse tax effects to the Participant, become immediately payable in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of Termination; provided, that any Participant who Terminates his or her employment or service for Good Reason must:

(i)
provide the Company with a written notice of his or her intent to Terminate employment or service for Good Reason within sixty (60) days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

(ii)	allow the Company thirty (30) days to remedy such circumstances to the extent curable.

(c)	For purposes of this Article XIV, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:

(i)	Stock Options or SARs are converted into replacement awards in a manner that complies with Code Section 409A;

(ii)
Awards of Restricted Stock and Restricted Stock Units that are not subject to Performance Measures are converted into replacement awards covering a number of Shares of the Post-CIC Entity, as determined in a manner substantially similar to how the same number of Shares would be treated in the Change in Control transaction; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of the Post-CIC Entity, the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such Post-CIC Entity on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(iii)
Performance Shares, Performance Units and all other Awards subject to Performance Measures are converted into replacement awards that preserve the value of such Awards at the time of the Change in Control;

(iv)
the replacement awards contain provisions for scheduled vesting and treatment on Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Participant than the underlying Awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying Awards; and

(v)	the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.
Section 14.03. Awards Not Assumed by Successor.

(a)
Upon the occurrence of a Change in Control in which the Company is not the surviving Company, any Awards made under this Plan that are not Assumed by the Post-CIC Entity shall become fully vested and exercisable on the date of the Change in Control or shall immediately vest and become immediately payable (subject to Section 14.03(e)) in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of the Change in Control, and any restrictions that apply to such Awards shall lapse, and the following provisions of this Section 14.03 shall apply.

(b)
For each Stock Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Stock Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(c)
The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units and/or Shares of Restricted Stock covered by the Award and the number of Shares payable under Section 14.03(a) for Awards subject to Performance Measures.

(d)	The payments contemplated by Sections 14.03(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control.

(e)
Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section

409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.
ARTICLE XV.
MISCELLANEOUS
Section 15.01. Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
Section 15.02. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.
Section 15.03. Notices. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036.
Section 15.04. No Effect on Employment or Service. Neither the Plan, the grant of an Award, or the execution of an Award Agreement shall confer upon any Participant any right to continued employment by the Company or an Affiliate or interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Participant and the Company or Affiliate, as the case may be. If there is any conflict between the provisions of the Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement shall control, including, but not limited to, the vesting and forfeiture of any Awards.
Section 15.05. No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award.
Section 15.06. Participation. No Employee shall have the right to be selected to receive an Award, or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has accrued under the express terms of the Plan.
Section 15.07. Liability and Indemnification. No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee or the Board or served as an officer of the Company or any of its Affiliates or Subsidiaries shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, unless a court of competent jurisdiction determines in a final, non-appealable order that such act or omission was the result of gross negligence, willful misconduct or intentional wrong-doing, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Section 15.08. Successors. All obligations of the Company hereunder with respect to Awards shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, or agree or consent to a transaction or series of transactions that would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company hereunder.
Section 15.09. Nontransferability of Awards. Except as provided in Subsection (a) or (b), no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award shall be subject to execution, attachment, or similar process. In no event may any Award be transferred for value. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement shall be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant shall be exercisable during his or her lifetime only by the Participant.

(a)
Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to: (i) the Participant's spouse, any children or lineal descendants of the Participant or the Participant's spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company or other entity in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, that, if the Committee permits the transfer of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke, or restrict, without the prior consent, authorization, or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted shall not be transferable pursuant to this Subsection.

(b)
Exercise by Eligible Transferees. If the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Subsection (a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor, administrator or authorized representative only in the same manner, to the same extent, and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his or her death, the Participant's estate, shall remain liable for all federal, state, local, and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

Section 15.10. No Rights as Shareholder. Except as expressly provided in Article VIII, no Participant (or any Beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
Section 15.11. Funding. Benefits payable under this Plan to any person shall be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.
Section 15.12. Compliance with Code Section 409A.

(a)
To the extent applicable, it is intended that the Plan and any grants made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.

(c)
If, at the time of a Participant's separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the tenth business day of the seventh month after such separation from service.

(d)
Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 15.13. Recoupment. The Plan will be administered in compliance with Section 10D of the Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted pursuant to such law, rules, or regulations and any Award Agreement may be amended to further such purpose without the consent of the Participant. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, if the Board or any appropriate Board committee has determined that any fraud or intentional misconduct by a Participant was a significant contributing factor to the Company's having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any incentive compensation paid to the Participant for any fiscal period commencing on or after the Effective Date if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the Participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the Participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the Participant, authorize legal action, or take such other action to enforce the Participant's obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case. This Section 15.13 shall not be the Company's exclusive remedy with respect to such matters.
Section 15.14. Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.

INVACARE CORPORATION	VOTE BY MAIL
ONE INVACARE WAY
Mark, sign and date your proxy or voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELYRIA, OH 44035-4190

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M56500-P36382	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVACARE CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you vote
FOR the following:

1.		Election of Directors		☐	☐	☐

		Nominees:

	01)	Michael F. Delaney	07)	Baiju R. Shah
	02)	C. Martin Harris, M.D.	08)	James L. Jones
	03)	A. Malachi Mixon, III	09)	Dan T. Moore, III
	04)	Gerald B. Blouch	10)	Dale C. LaPorte
	05)	William M. Weber	11)	Ellen O. Tauscher
	06)	Charles S. Robb

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

2.		Approve and adopt the Invacare Corporation 2013 Equity Compensation Plan.		☐	☐	☐

3.		Ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.		☐	☐	☐

4.		An advisory vote to approve the compensation of the Company's Named Executive Officers.		☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure the shares are represented at the meeting by promptly returning your proxy or voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Form 10-K and The Notice and Proxy Statement are available at www.invacare.com/annualreport.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
M56501-P36382

INVACARE CORPORATION
PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES
Annual Meeting of Shareholders - May 16, 2013

This proxy is solicited by the Board of Directors

The undersigned hereby (i) appoints GERALD B. BLOUCH, ROBERT K. GUDBRANSON and ANTHONY C. LAPLACA, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 16, 2013 at 10:00 A.M. (EDT) and at any adjournments thereof, hereby revoking any and all Proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all the Common Shares and Class B Common Shares of the Company represented by this Proxy on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" the election of the eleven directors nominated by the Board of Directors, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Continued and to be signed on reverse side

INVACARE CORPORATION	VOTE BY MAIL
ONE INVACARE WAY
Mark, sign and date your proxy or voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELYRIA, OH 44035-4190

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M56502-P36382	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVACARE CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you vote
FOR the following:

1.		Election of Directors		☐	☐	☐

		Nominees:

	01)	Michael F. Delaney	07)	Baiju R. Shah
	02)	C. Martin Harris, M.D.	08)	James L. Jones
	03)	A. Malachi Mixon, III	09)	Dan T. Moore, III
	04)	Gerald B. Blouch	10)	Dale C. LaPorte
	05)	William M. Weber	11)	Ellen O. Tauscher
	06)	Charles S. Robb

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

2.		Approve and adopt the Invacare Corporation 2013 Equity Compensation Plan.		☐	☐	☐

3.		Ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.		☐	☐	☐

4.		An advisory vote to approve the compensation of the Company's Named Executive Officers.		☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the trustees will vote the shares represented by this card in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure the shares are represented at the meeting by promptly returning your proxy or voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Form 10-K and The Notice and Proxy Statement are available at www.invacare.com/annualreport.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
M56503-P36382

INVACARE CORPORATION
PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES
VOTING INSTRUCTION CARD
Annual Meeting of Shareholders - May 16, 2013

This Card is solicited on behalf of the trustees of the Invacare Retirement Savings Plan

The undersigned hereby instructs the trustees of the Invacare Retirement Savings Plan to vote the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company"), which the undersigned is entitled to vote as a participant in an employee benefit plan which may be funded by the Invacare Retirement Savings Plan at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 16, 2013 at 10:00 A.M. (EDT) and at any adjournments thereof. The undersigned authorizes and directs the trustees of the Invacare Retirement Savings Plan to vote all the Common Shares and Class B Common Shares of the Company represented by this Card on the reverse side.

The shares represented by this card, when this card is properly executed, will be voted in the manner directed herein. If no such direction is given, said shares will be voted in the same proportions that all shares under the Invacare Retirement Savings Plan for which instructions were received will be voted. If any other matters properly come before the meeting or any adjournment thereof, the trustees will vote the shares represented by this card in their discretion.

Continued and to be signed on reverse side